FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-15

MSC 2018-H3

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,024,238,359

(Approximate Total Mortgage Pool Balance)

$896,208,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

KeyBank National Association

Argentic Real Estate Finance LLC

Starwood Mortgage Funding III LLC

Bank of America, National Association

Citi Real Estate Funding Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2018-H3

June 18, 2018

MORGAN STANLEY Co-Lead Bookrunning Manager	Citigroup Co-Lead Bookrunning Manager	BofA MERRILL LYNCH Co-Lead Bookrunning Manager

KeyBanc Capital Markets Co-Manager		Mischler Financial Group, Inc. Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$24,170,000		30.000%	(7)	2.79	1 – 58	15.1%	43.3%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	$62,010,000		30.000%	(7)	4.84	58 – 58	15.1%	43.3%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$39,360,000		30.000%	(7)	7.31	58 – 115	15.1%	43.3%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	$38,050,000		30.000%	(7)	6.92	83 – 83	15.1%	43.3%
Class A-4	AAAsf/AAA(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	15.1%	43.3%
Class A-5	AAAsf/AAA(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	15.1%	43.3%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$716,966,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AA(sf)	$135,712,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AA(sf)/AAA(sf)	$90,902,000		21.125%	(7)	9.93	119 – 119	13.4%	48.8%
Class B	AA-sf/NR/AA(low)(sf)	$44,810,000		16.750%	(7)	9.93	119 – 119	12.7%	51.5%
Class C	A-sf/NR/A(low)(sf)	$43,530,000		12.500%	(7)	9.93	119 – 119	12.1%	54.2%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/S&P/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D(12)	BBB-sf/NR/BBB(high)(sf)	$30,727,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D(12)	BBB-sf/NR/BBB(sf)	$30,727,000		9.500%	(7)	9.93	119 – 119	11.7%	56.0%
Class E-RR(12)	BBB-sf/NR/BBB(low)(sf)	$20,485,000		7.500%	(7)	9.93	119 – 119	11.5%	57.3%
Class F-RR	BB-sf/NR/BB(low)(sf)	$24,326,000		5.125%	(7)	9.93	119 – 119	11.2%	58.7%
Class G-RR	B-sf/NR/B(high)(sf)	$10,242,000		4.125%	(7)	9.93	119 – 119	11.1%	59.3%
Class H-RR	NR/NR/B(low)(sf)	$16,644,000		2.500%	(7)	9.93	119 – 119	10.9%	60.4%
Class J-RR	NR/NR/NR	$25,606,358		0.000%	(7)	9.98	119 – 120	10.6%	61.9%

(1)	Ratings shown are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% or, in the case of the Class X-D, Class D and Class E-RR certificates, such greater percentages as are contemplated by footnote (12) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $553,376,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$150,000,000 – $350,000,000	May 2028 – June 2028	9.79 – 9.83	115 – 118 / 115 – 119
Class A-5	$203,376,000 – $403,376,000	June 2028 – June 2028	9.89 – 9.93	118 – 119 / 119 – 119

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The initial certificate balance of each of the Class D and Class E-RR certificates and the initial notional amount of the Class X-D certificates are subject to change based on final pricing of all certificates and the final determination of the fair market value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “RR Certificates”), which will be retained by Argentic Real Estate Finance LLC, as “retaining sponsor”, or its “majority owned affiliate” (in each case as defined under Regulation RR) or other permitted transferee in satisfaction of the risk retention requirements. The initial certificate balance of the Class D certificates, and accordingly, the initial notional amount of the Class X-D certificates, is expected to fall within a range of $26,630,000 and $35,848,000. The initial certificate balance of the Class E-RR certificates is expected to fall within a range of $15,364,000 and $24,582,000. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the RR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Structural Overview

Issue Characteristics

Offered Certificates:	$896,208,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, KeyBank National Association, Argentic Real Estate Finance LLC, Starwood Mortgage Funding III LLC, Bank of America, National Association and Citi Real Estate Funding Inc.

Co-Managers:	KeyBanc Capital Markets Inc. and Mischler Financial Group, Inc.

Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc. and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	LNR Partners, LLC

Trustee:	Wilmington Trust, National Association

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Directing Certificateholder:	Argentic Securities Income USA LLC or an affiliate thereof

Credit Risk Retention:	Eligible horizontal residual interest

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2018 (or, in the case of any mortgage loan that has its first due date after July 2018, the date that would have been its due date in July 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of June 18, 2018

Expected Closing Date:	On or about July 12, 2018

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in August 2018.

Rated Final Distribution Date:	The distribution date in July 2051

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	MSC 2018-H3<MTGE><GO>

Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal and available for distribution that remain after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with the interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan (and any related companion loan) that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield
Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates the product of (a) the amount of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date. Any portion of the yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of remaining principal balance certificates then entitled to distributions of principal on any distribution date the product of (a) any yield maintenance charge or prepayment premium that is collected during the related collection period with respect to any mortgage loan and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to reduce the certificate balances of the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan” and also a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: HTI Medical Office Portfolio, Shoppes at Chino Hills, Playa Largo and Westbrook Corporate Center (prior to the securitization of the related control note). With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan” and also a “serviced whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Westbrook Corporate Center whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, the servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”) and one or more pari passu promissory notes (each such pari passu promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Griffin Portfolio II, Torrance Technology Campus, Westbrook Corporate Center (following the securitization of the related control note), Rittenhouse Hill, Orlando Airport Marriott Lakeside, Axcelis Corporate Center, 636 11th Avenue, Prince and Spring Street Portfolio and Fort Knox Executive Park. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

Directing Certificateholder/
Controlling Class:

The initial Directing Certificateholder is expected to be Argentic Securities Income USA LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J-RR certificates.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the most senior class of Control Eligible Certificates has a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement.

Notwithstanding any proviso to, or other contrary provision in, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the closing date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan. With respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (in lieu of the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts
and Collateral Deficiency
Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior to such junior notes), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender (or otherwise on deposit with a party acceptable to the lender or expended for the benefit of the mortgaged property or the mortgage loan at the time the mortgage loan became subject of a workout and became (and as part of the modification related to) such AB Modified Loan) as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became the subject of a workout and became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) certain escrows or reserves in addition to any amounts set forth in the immediately preceding clause (y) held by the lender in respect of such AB Modified Loan as of the date of such determination.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts in respect of, or allocable to, any mortgage loan will proportionately reduce the interest portion of debt service advances required to be made in respect of such mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans and for all Cumulative Appraisal Reduction Amounts on serviced mortgage loans) will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:	Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related pari passu companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders, as a collective whole as if they constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement for this transaction. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2018-H3 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of
Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of principal balance certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the voting rights that constitute a minimum Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of certificates representing a majority of the outstanding principal balance of all certificates whose holders voted on the matter, provided that the certificateholders that so voted on the matter (i) hold certificates representing at least 20% of the outstanding principal balance of all certificates on an aggregate basis and (ii) include at least three certificateholders and/or certificate owners that are not affiliated with each other.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of principal balance certificates evidencing at least 75% of the aggregate voting rights allocable to all principal balance certificates (taking into account, other than with respect to the termination of the asset representations reviewer, the

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes thereof).

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which the subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2018-H3 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the [special servicer] (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of certificates representing at least 15% of the voting rights allocable to the Non-Reduced Classes vote to terminate and replace the operating advisor and such vote is approved by the holders of certificates representing more than 50% of the voting rights allocable to the Non-Reduced Classes that exercise their right to vote, provided that the holders of certificates representing at least 50% of the voting rights allocable to the Non-Reduced Classes have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Structural Overview

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Class” means any class of principal balance certificates then outstanding for which (a)(1) the initial certificate balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates and (z) any realized losses previously allocated to such class of certificates is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders entitled to not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the voting rights allocable to those certificateholders who cast votes and (ii) a majority of the voting rights that constitute a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders entitled to not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders entitled to at least 75% of the voting rights that constitute a minimum Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

MSC 2018-H3	Structural Overview

may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:

The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-14

MSC 2018-H3	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	16	16	$202,333,012	19.8%
Argentic Real Estate Finance LLC	11	13	$200,204,455	19.5%
Starwood Mortgage Funding V LLC	16	29	$188,214,518	18.4%
KeyBank National Association	7	42	$180,216,719	17.6%
Citi Real Estate Funding Inc.	7	8	$92,370,882	9.0%
Bank of America, National Association	8	8	$80,898,773	7.9%
Bank of America, National Association / KeyBank National Association(2)	1	4	$80,000,000	7.8%
Total:	66	120	$1,024,238,359	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,024,238,359
Number of Mortgage Loans:	66
Average Cut-off Date Balance per Mortgage Loan:	$15,518,763
Number of Mortgaged Properties:	120
Average Cut-off Date Balance per Mortgaged Property:	$8,535,320
Weighted Average Mortgage Rate:	4.8713%
% of Pool Secured by 5 Largest Mortgage Loans:	26.1%
% of Pool Secured by 10 Largest Mortgage Loans:	43.7%
% of Pool Secured by ARD Loans(3):	6.1%
Weighted Average Original Term to Maturity (months)(3):	115
Weighted Average Remaining Term to Maturity (months)(3):	113
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	18.5%
% of Pool Secured by Refinance Loans:	70.3%
% of Pool Secured by Acquisition Loans:	25.5%
% of Pool Secured by Recapitalization Loans:	2.3%
% of Pool Secured by Refinance/Acquisition Loans:	1.8%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	39.6%
% of Pool with Mezzanine Debt:	4.9%

Credit Statistics(4)
Weighted Average UW NOI DSCR:	1.94x
Weighted Average UW NOI Debt Yield(5):	10.6%
Weighted Average UW NCF DSCR:	1.80x
Weighted Average UW NCF Debt Yield(5):	9.8%
Weighted Average Cut-off Date LTV Ratio(5)(6):	61.9%
Weighted Average Maturity Date LTV Ratio(3)(6):	57.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(7):	354
Weighted Average Remaining Amortization Term (months)(7):	353
% of Pool Interest Only through Maturity(3):	47.8%
% of Pool Interest Only followed by Amortizing Balloon:	23.1%
% of Pool Amortizing Balloon:	22.9%
% of Pool Interest Only through ARD and Maturity:	6.1%

Lockboxes
% of Pool with Hard Lockboxes:	56.3%
% of Pool with Springing Lockboxes:	35.0%
% of Pool with Soft Lockboxes:	5.6%
% of Pool with No Lockboxes:	3.1%

Reserves
% of Pool Requiring Tax Reserves:	89.5%
% of Pool Requiring Insurance Reserves:	38.3%
% of Pool Requiring Replacement Reserves:	82.2%
% of Pool Requiring TI/LC Reserves(8):	75.9%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	70.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	23.8%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2018.

(2)	The Griffin Portfolio II mortgage loan was co-originated by Bank of America, National Association and KeyBank National Association. Such mortgage loan is evidenced by two promissory notes: (i) note A-1-2-1, with an aggregate outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which Bank of America, National Association is acting as mortgage loan seller; and (ii) note A-2-2-1, with an aggregate outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which KeyBank National Association is acting as mortgage loan seller.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(5)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of the appraised values of the individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(7)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(8)	Excludes hospitality, multifamily, self storage and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

MSC 2018-H3	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA; KeyBank	Griffin Portfolio II	Various	Various	Various	$80,000,000	7.8%	2,726,080	$91.71	2.01x	9.3%	60.2%	60.2%
2	KeyBank	6330 West Loop South	Bellaire	TX	Office	$51,280,000	5.0%	278,489	$184.14	1.65x	9.1%	69.8%	69.8%
3	MSMCH	Rittenhouse Hill	Philadelphia	PA	Multifamily	$50,000,000	4.9%	625	$180,800.00	1.65x	8.0%	63.6%	63.6%
4	KeyBank	HTI Medical Office Portfolio	Various	Various	Office	$45,000,000	4.4%	785,947	$151.03	1.94x	10.3%	57.3%	57.3%
5	SMF III	SunTrust Center	Richmond	VA	Office	$41,200,000	4.0%	419,653	$98.18	2.29x	11.9%	64.4%	64.4%
6	MSMCH	Shoppes at Chino Hills	Chino Hills	CA	Retail	$40,000,000	3.9%	378,676	$290.49	1.55x	8.5%	62.5%	62.5%
7	CREFI	Westbrook Corporate Center	Westchester	IL	Office	$39,950,681	3.9%	1,140,369	$86.71	1.67x	12.6%	72.7%	59.7%
8	SMF III	Playa Largo	Key Largo	FL	Hospitality	$35,000,000	3.4%	178	$505,617.98	1.64x	12.1%	47.7%	41.5%
9	AREF	Torrance Technology Campus	Torrance	CA	Office	$35,000,000	3.4%	575,976	$162.77	2.27x	10.3%	71.4%	71.4%
10	BANA	Crowne Plaza Dulles Airport	Herndon	VA	Hospitality	$30,000,000	2.9%	324	$92,592.59	1.79x	13.0%	55.4%	51.1%
		Total/Wtd. Avg.				$447,430,681	43.7%			1.85x	10.2%	62.7%	60.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSC 2018-H3	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA/KeyBank	Griffin Portfolio II	$80,000,000	$170,000,000	$250,000,000	UBS 2018-C11(2)	Midland(2)	LNR(2)	(2)	2.01x	9.3%	60.2%
3	MSMCH	Rittenhouse Hill	$50,000,000	$63,000,000	$113,000,000	BNK 2018-BNK12	Wells Fargo	Midland	BNK 2018-BNK12	1.65x	8.0%	63.6%
4	KeyBank	HTI Medical Office Portfolio	$45,000,000	$73,700,000	$118,700,000	MSC 2018-H3	Wells Fargo	LNR	MSC 2018-H3z	1.94x	10.3%	57.3%
6	MSMCH	Shoppes at Chino Hills	$40,000,000	$70,000,000	$110,000,000	MSC 2018-H3	Wells Fargo	LNR	MSC 2018-H3	1.55x	8.5%	62.5%
7	CREFI	Westbrook Corporate Center	$39,950,681	$58,927,254	$98,877,935	MSC 2018-H3(3)	Wells Fargo(3)	LNR(3)	(3)	1.67x	12.6%	72.7%
8	SMF III	Playa Largo	$35,000,000	$55,000,000	$90,000,000	MSC 2018-H3	Wells Fargo	LNR	MSC 2018-H3	1.64x	12.1%	47.7%
9	AREF	Torrance Technology Campus	$35,000,000	$58,750,000	$93,750,000	UBS 2018-C11(4)	Midland(4)	LNR(4)	UBS 2018-C11(4)	2.27x	10.3%	71.4%
11	AREF	Orlando Airport Marriott Lakeside	$29,954,455	$41,936,237	$71,890,692	UBS 2018-C11(5)	Midland(5)	LNR(5)	UBS 2018-C11(5)	1.68x	13.8%	69.7%
18	MSMCH	Axcelis Corporate Center	$16,854,308	$33,708,615	$50,562,923	CGCMT 2018-B2	Midland	LNR	CGCMT 2018-B2	1.33x	10.3%	61.6%
23	CREFI	636 11th Avenue	$15,000,000	$225,000,000	$240,000,000	CGCMT 2018-C5(6)	Midland(6)	KeyBank(6)	(6)	2.39x	10.3%	56.1%
30	AREF	Prince and Spring Street Portfolio	$11,000,000	$30,000,000	$41,000,000	WFCM 2018-C44	Wells Fargo	Rialto	WFCM 2018-C44	1.20x	6.5%	62.1%
39	SMF III	Fort Knox Executive Park	$7,949,031	$26,827,980	$34,777,011	CGCMT 2018-B2	Midland	LNR	CGCMT 2018-B2	1.58x	11.8%	61.2%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The Griffin Portfolio II controlling pari passu companion loan is currently held by Bank of America, N.A. and is expected to be contributed to one or more future securitization transactions. The Griffin Portfolio II whole loan is expected to be serviced pursuant to the UBS 2018-C11 pooling and servicing agreement until the securitization of the related control note.

(3)	The Westbrook Corporate Center pari passu companion loans are currently held by Citi Real Estate Funding Inc. and are expected to be contributed to one or more future securitization transactions. The Westbrook Corporate Center whole loan will be serviced pursuant to the MSC 2018-H3 pooling and servicing agreement until the securitization of the related control note.

(4)	Torrance Technology Campus control note is currently held by Argentic Real Estate Finance LLC and is expected to be contributed to the UBS 2018-C11 securitization trust.

(5)	Orlando Airport Marriott Lakeside control note is currently held by Argentic Real Estate Finance LLC and is expected to be contributed to the UBS 2018-C11 securitization trust.

(6)	The 636 11th Avenue pari passu companion loans are currently held by J.P. Morgan Chase Bank, National Association and Citi Real Estate Funding Inc. and are expected to be contributed to one or more future securitization transactions. The 636 11th Avenue whole loan is expected to be initially serviced pursuant to the CGCMT 2018-C5 pooling and servicing agreement until the securitization of the related control note.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

MSC 2018-H3	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms/ Pads	Cut-off Date Balance per SF/Unit/ Room/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
6	MSMCH	Shoppes at Chino Hills	Chino Hills	CA	Retail	$40,000,000	3.9%	378,676	$290.49	1.55x	8.5%	62.5%	62.5%	GSMS 2011-GC5
7	CREFI	Westbrook Corporate Center	Westchester	IL	Office	$39,950,681	3.9%	1,140,369	$86.71	1.67x	12.6%	72.7%	59.7%	GSMS 2007-EOP
14	SMF III	55 Miracle Mile	Coral Gables	FL	Mixed Use	$25,000,000	2.4%	65,242	$383.19	1.36x	9.5%	59.5%	57.2%	WFRBS 2014-C22
17	KeyBank	Barrington & Copperstone	Various	KY	Manufactured Housing	$18,430,257	1.8%	621	$29,678.35	1.32x	9.3%	68.6%	57.7%	JPMCC 2011-C3
18	MSMCH	Axcelis Corporate Center	Beverly	MA	Industrial	$16,854,308	1.6%	417,313	$121.16	1.33x	10.3%	61.6%	46.5%	GSMS 2011-CG3
32	MSMCH	Preserve at Quail Pass Phase II	Delaware	OH	Multifamily	$10,700,000	1.0%	80	$133,750.00	1.28x	8.3%	71.3%	63.2%	FREMF 2016-K58
57	CREFI	Stuebner Airline Self Storage	Houston	TX	Self Storage	$4,700,000	0.5%	60,190	$78.09	2.58x	12.1%	50.8%	50.8%	GSMS 2011-CG3
62	MSMCH	Brittmoore Industrial Bldg A and H	Houston	TX	Industrial	$3,150,000	0.3%	48,000	$65.63	1.51x	10.9%	72.1%	61.4%	JPMDB 2017-C7
65	MSMCH	Brittmoore Industrial Bldg C	Houston	TX	Industrial	$1,736,000	0.2%	24,000	$72.33	1.62x	11.6%	70.0%	59.7%	JPMDB 2017-C7
66	MSMCH	Brittmoore Industrial Bldg E	Houston	TX	Industrial	$1,344,000	0.1%	24,000	$56.00	1.46x	10.6%	70.0%	59.7%	JPMDB 2017-C7
		Total				$161,865,245	15.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized within the last ten years, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut- off Date LTV(1)
3	MSMCH	Rittenhouse Hill	$50,000,000	$180,800.00	$17,000,000	1.65x	8.0%	63.6%	1.32x	7.0%	73.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSC 2018-H3	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($62,010,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	KeyBank	6330 West Loop South	TX	Office	$51,280,000	5.0%	$51,280,000	82.7%	278,489	$184.14	1.65x	9.1%	69.8%	69.8%	58	58
29	AREF	University Business Center	TX	Industrial	$11,250,000	1.1%	$10,755,081	17.3%	114,545	$98.21	1.57x	10.9%	67.0%	64.1%	22	58
		Total/Wtd. Avg.			$62,530,000	6.1%	$62,035,081	100.0%			1.64x	9.4%	69.3%	68.8%	52	58

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSC 2018-H3	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-3 ($38,050,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
14	SMF III	55 Miracle Mile	FL	Mixed Use	$25,000,000	2.4%	$24,023,094	63.1%	65,242	$383.19	1.36x	9.5%	59.5%	57.2%	47	83
20	SMF III	The Nexus Portfolio	FL	Office	$15,732,401	1.5%	$14,083,066	37.0%	128,563	$122.37	1.72x	12.6%	56.6%	50.7%	0	83
		Total/Wtd. Avg.			$40,732,401	4.0%	$38,106,160	100.1%			1.50x	10.7%	58.4%	54.7%	29	83

(2)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSC 2018-H3	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	48	$378,448,902	36.9%	4.7453%	1.88x	10.5%	64.2%	61.4%
Suburban	13	$254,580,113	24.9%	4.8619%	1.81x	10.6%	64.8%	61.2%
Medical	31	$61,750,000	6.0%	4.6161%	1.83x	10.3%	59.2%	57.7%
R&D	1	$35,000,000	3.4%	4.4200%	2.27x	10.3%	71.4%	71.4%
CBD	2	$25,300,000	2.5%	4.3222%	2.17x	9.8%	59.5%	59.5%
Urban	1	$1,818,789	0.2%	4.9650%	1.49x	10.8%	72.3%	64.1%
Retail	13	$159,599,744	15.6%	5.0201%	1.61x	9.7%	63.2%	58.5%
Anchored	8	$102,929,663	10.0%	4.9763%	1.52x	9.6%	64.6%	58.0%
Lifestyle Center	1	$40,000,000	3.9%	5.1750%	1.55x	8.5%	62.5%	62.5%
Shadow Anchored	2	$10,550,000	1.0%	5.0353%	1.87x	11.4%	68.5%	63.3%
Unanchored	2	$6,120,081	0.6%	4.7180%	3.02x	15.9%	34.5%	31.5%
Hospitality	8	$141,378,782	13.8%	5.1114%	1.82x	13.7%	58.0%	48.9%
Full Service	4	$108,936,086	10.6%	5.0160%	1.81x	13.7%	56.2%	47.5%
Extended Stay	2	$18,979,739	1.9%	5.6383%	1.87x	14.3%	68.8%	57.9%
Limited Service	2	$13,462,958	1.3%	5.1412%	1.82x	13.3%	57.8%	48.0%
Industrial	11	$119,323,308	11.6%	4.6580%	1.85x	10.6%	62.6%	58.8%
Flex	4	$61,924,308	6.0%	4.8022%	1.73x	10.8%	64.3%	58.9%
Warehouse Distribution	2	$33,632,000	3.3%	4.3150%	2.01x	9.3%	60.2%	60.2%
Warehouse	5	$23,767,000	2.3%	4.7680%	1.92x	11.9%	61.5%	56.4%
Multifamily	16	$86,100,000	8.4%	4.7433%	1.88x	9.6%	59.1%	57.8%
High rise	1	$50,000,000	4.9%	4.7128%	1.65x	8.0%	63.6%	63.6%
Garden	14	$31,750,000	3.1%	4.8466%	2.14x	11.7%	53.2%	49.6%
Mid Rise	1	$4,350,000	0.4%	4.3400%	2.66x	12.1%	50.5%	50.5%
Mixed Use	9	$78,115,415	7.6%	5.1350%	1.44x	9.2%	61.0%	57.6%
Retail/Office	4	$47,134,811	4.6%	5.1059%	1.53x	10.4%	60.7%	56.3%
Multifamily/Retail	4	$25,500,000	2.5%	5.2320%	1.23x	6.5%	60.6%	60.6%
Retail/Self Storage	1	$5,480,605	0.5%	4.9340%	1.69x	11.4%	66.0%	54.5%
Self Storage	12	$37,841,950	3.7%	4.7031%	2.18x	11.0%	52.0%	50.3%
Self Storage	12	$37,841,950	3.7%	4.7031%	2.18x	11.0%	52.0%	50.3%
Manufactured Housing	3	$23,430,257	2.3%	5.3917%	1.61x	10.0%	65.5%	57.0%
Manufactured Housing	3	$23,430,257	2.3%	5.3917%	1.61x	10.0%	65.5%	57.0%
Total/Wtd. Avg.	120	$1,024,238,359	100.0%	4.8713%	1.80x	10.6%	61.9%	57.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSC 2018-H3	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	13	$186,733,049	18.2%	4.8343%	1.88x	10.4%	62.4%	59.4%
California – Southern(2)	10	$176,323,873	17.2%	4.8347%	1.90x	10.4%	62.1%	59.3%
California – Northern(2)	3	$10,409,177	1.0%	4.8278%	1.64x	10.6%	67.4%	61.9%
Florida	13	$153,816,162	15.0%	5.2194%	1.59x	11.7%	59.4%	51.1%
Texas	17	$123,969,419	12.1%	5.0728%	1.72x	10.7%	66.1%	61.9%
Illinois	17	$77,060,110	7.5%	4.7828%	1.76x	11.5%	66.1%	58.3%
Virginia	2	$71,200,000	7.0%	4.7504%	2.08x	12.4%	60.6%	58.8%
Pennsylvania	3	$67,727,741	6.6%	4.7870%	1.67x	8.3%	63.2%	63.2%
New York	7	$49,354,373	4.8%	4.7334%	1.79x	8.7%	57.9%	57.6%
Alabama	1	$31,872,000	3.1%	4.3150%	2.01x	9.3%	60.2%	60.2%
Ohio	2	$30,380,000	3.0%	4.5298%	1.75x	8.9%	64.1%	61.3%
New Jersey	1	$28,000,000	2.7%	4.6920%	2.11x	11.1%	63.5%	63.5%
Michigan	10	$25,657,647	2.5%	4.7045%	2.16x	11.1%	54.7%	53.0%
Kentucky	3	$24,409,291	2.4%	5.4632%	1.50x	10.7%	64.9%	54.4%
Nevada	3	$21,529,681	2.1%	4.5071%	1.97x	10.4%	56.8%	54.0%
Arizona	5	$17,891,485	1.7%	4.5724%	2.17x	10.8%	60.2%	60.2%
Wisconsin	2	$17,396,276	1.7%	4.6661%	1.78x	11.2%	61.0%	57.9%
Massachusetts	1	$16,854,308	1.6%	4.9200%	1.33x	10.3%	61.6%	46.5%
Kansas	1	$15,400,000	1.5%	5.0800%	1.34x	9.5%	69.1%	61.3%
Colorado	3	$12,879,143	1.3%	4.7848%	2.39x	11.9%	46.3%	46.3%
Connecticut	1	$12,000,000	1.2%	4.4500%	1.73x	11.1%	62.5%	57.3%
North Carolina	3	$10,966,756	1.1%	5.0385%	1.72x	11.5%	60.0%	53.1%
Utah	1	$6,500,000	0.6%	4.7800%	2.10x	10.3%	55.6%	55.6%
Georgia	4	$6,279,227	0.6%	4.5410%	1.94x	10.3%	57.3%	57.3%
South Carolina	1	$5,800,000	0.6%	5.2730%	1.35x	9.6%	74.8%	65.3%
Tennessee	3	$4,121,014	0.4%	4.5701%	1.81x	10.3%	60.0%	57.8%
Minnesota	1	$3,274,650	0.3%	4.5410%	1.94x	10.3%	57.3%	57.3%
Indiana	1	$2,576,959	0.3%	4.5410%	1.94x	10.3%	57.3%	57.3%
Mississippi	1	$589,067	0.1%	4.6100%	1.62x	10.2%	63.7%	58.5%
Total/Wtd. Avg.	120	$1,024,238,359	100.0%	4.8713%	1.80x	10.6%	61.9%	57.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

MSC 2018-H3	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,344,000 - 10,000,000	33	192,527,963	18.8
10,000,001 - 20,000,000	18	252,918,798	24.7
20,000,001 - 30,000,000	6	161,360,917	15.8
30,000,001 - 40,000,000	4	149,950,681	14.6
40,000,001 - 50,000,000	3	136,200,000	13.3
50,000,001 - 80,000,000	2	131,280,000	12.8
Total:	66	$1,024,238,359	100.0%
Min: $1,344,000 Max: $80,000,000 Avg: $15,518,763

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	13	186,733,049	18.2
California – Southern(3)	10	176,323,873	17.2
California – Northern(3)	3	10,409,177	1.0
Florida	13	153,816,162	15.0
Texas	17	123,969,419	12.1
Illinois	17	77,060,110	7.5
Virginia	2	71,200,000	7.0
Pennsylvania	3	67,727,741	6.6
New York	7	49,354,373	4.8
Alabama	1	31,872,000	3.1
Ohio	2	30,380,000	3.0
New Jersey	1	28,000,000	2.7
Michigan	10	25,657,647	2.5
Kentucky	3	24,409,291	2.4
Nevada	3	21,529,681	2.1
Arizona	5	17,891,485	1.7
Wisconsin	2	17,396,276	1.7
Massachusetts	1	16,854,308	1.6
Kansas	1	15,400,000	1.5
Colorado	3	12,879,143	1.3
Connecticut	1	12,000,000	1.2
North Carolina	3	10,966,756	1.1
Utah	1	6,500,000	0.6
Georgia	4	6,279,227	0.6
South Carolina	1	5,800,000	0.6
Tennessee	3	4,121,014	0.4
Minnesota	1	3,274,650	0.3
Indiana	1	2,576,959	0.3
Mississippi	1	589,067	0.1
Total:	120	$1,024,238,359	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	48	378,448,902	36.9
Suburban	13	254,580,113	24.9
Medical	31	61,750,000	6.0
R&D	1	35,000,000	3.4
CBD	2	25,300,000	2.5
Urban	1	1,818,789	0.2
Retail	13	159,599,744	15.6
Anchored	8	102,929,663	10.0
Lifestyle Center	1	40,000,000	3.9
Shadow Anchored	2	10,550,000	1.0
Unanchored	2	6,120,081	0.6
Hospitality	8	141,378,782	13.8
Full Service	4	108,936,086	10.6
Extended Stay	2	18,979,739	1.9
Limited Service	2	13,462,958	1.3
Industrial	11	119,323,308	11.6
Flex	4	61,924,308	6.0
Warehouse Distribution	2	33,632,000	3.3
Warehouse	5	23,767,000	2.3
Multifamily	16	86,100,000	8.4
High rise	1	50,000,000	4.9
Garden	14	31,750,000	3.1
Mid Rise	1	4,350,000	0.4
Mixed Use	9	78,115,415	7.6
Retail/Office	4	47,134,811	4.6
Multifamily/Retail	4	25,500,000	2.5
Retail/Self Storage	1	5,480,605	0.5
Self Storage	12	37,841,950	3.7
Self Storage	12	37,841,950	3.7
Manufactured Housing	3	23,430,257	2.3
Manufactured Housing	3	23,430,257	2.3
Total/Wtd. Avg.	120	$1,024,238,359	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.0730 - 4.4999	9	189,750,000	18.5
4.5000 - 4.9999	29	413,147,213	40.3
5.0000 - 5.6520	28	421,341,145	41.1
Total:	66	$1,024,238,359	100.0%
Min: 4.0730% Max: 5.6250% Wtd Avg: 4.8713%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	62,530,000	6.1
84	2	40,732,401	4.0
120	62	920,975,958	89.9
Total:	66	$1,024,238,359	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 115 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58	2	62,530,000	6.1
83	2	40,732,401	4.0
115 - 120	62	920,975,958	89.9
Total:	66	$1,024,238,359	100.0%
Min: 58 mos. Max: 120 mos. Wtd Avg: 113 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	27	552,770,000	54.0
300	2	24,803,339	2.4
312	1	29,954,455	2.9
360	36	416,710,565	40.7
Total:	66	$1,024,238,359	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 354 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	27	552,770,000	54.0
295 - 300	2	24,803,339	2.4
301 – 360	37	446,665,020	43.6
Total:	66	$1,024,238,359	100.0%
Min: 295 mos. Max: 360 mos. Wtd Avg: 353 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	16	202,333,012	19.8
AREF	11	200,204,455	19.5
SMF III	16	188,214,518	18.4
KeyBank	7	180,216,719	17.6
CREFI	7	92,370,882	9.0
BANA	8	80,898,773	7.9
BANA/Keybank	1	80,000,000	7.8
Total:	66	$1,024,238,359	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	24	490,070,000	47.8
Partial Interest Only	21	236,477,000	23.1
Amortizing Balloon	18	234,991,359	22.9
Interest Only ARD	3	62,700,000	6.1
Total:	66	1,024,238,359	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
26.4 - 50.0	9	80,680,754	7.9
50.1 - 55.0	8	68,060,665	6.6
55.1 - 60.0	10	170,377,278	16.6
60.1 - 65.0	18	400,107,463	39.1
65.1 - 74.8	21	305,012,198	29.8
Total:	66	$1,024,238,359	100.0%
Min: 26.4% Max: 74.8% Wtd Avg: 61.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
26.4 - 40.0	3	14,397,073	1.4
40.1 - 50.0	12	124,292,561	12.1
50.1 - 55.0	12	150,234,585	14.7
55.1 - 60.0	18	273,584,138	26.7
60.1 - 65.0	17	362,160,000	35.4
65.1 - 71.4	4	99,570,000	9.7
Total:	66	$1,024,238,359	100.0%
Min: 26.4% Max: 71.4% Wtd Avg: 57.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.40	14	187,839,104	18.3
1.41 - 1.60	10	100,033,031	9.8
1.61 - 1.80	16	347,905,065	34.0
1.81 - 2.00	7	88,803,420	8.7
2.01 - 2.20	5	130,479,034	12.7
2.21 - 3.71	14	169,178,704	16.5
Total:	66	$1,024,238,359	100.0%
Min: 1.20x Max: 3.71x Wtd Avg: 1.80x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.5 - 9.0	8	188,089,663	18.4
9.1 - 10.0	11	242,495,134	23.7
10.1 - 11.0	16	205,358,308	20.0
11.1 - 12.0	11	146,486,559	14.3
12.1 - 13.0	11	153,766,763	15.0
13.1 - 14.0	3	43,694,830	4.3
14.1 - 16.0	2	15,968,398	1.6
16.1 - 18.7	4	28,378,704	2.8
Total:	66	$1,024,238,359	100.0%
Min: 6.5% Max: 18.7% Wtd Avg: 10.6%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

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T-25

MSC 2018-H3	Griffin Portfolio II

Mortgage Loan No. 1 – Griffin Portfolio II

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

MSC 2018-H3	Griffin Portfolio II

Mortgage Loan No. 1 – Griffin Portfolio II

BIRMINGHAM
Adamsville
East Birmingham
Irondale
Downtown
Mountain Brook
West End Manor
Brighton
JEFFERSON COUNTY
Homewood
Vestavia Hills
Lipscomb
Hoover
Bessemer
Indian Springs Village
Oak Mountain State Park
SHELBY COUNTY
Chelsea
Helena
Pelham
Birmingham-Shuttlesworth Intl. Airport
Lake Purdy

Westerville
New Albany
Alexandria
LICKING COUNTY
COLUMBUS
Gahanna
Pataskala
Bexley
Whitehall
Reynoldsburg
Etna
Kirkersville
Blacklick Estates
FRANKLIN COUNTY
Pickerington
Groveport
FAIRFIELD COUNTY
Baltimore
Grove City
Canal Winchester
Lithopolis
PICKAWAY CO.

Griffin Portfolio II	
1 Southern Company Services Headquarters	Birmingham, AL
2 Amazon.com Sortable Fulfillment Center	Pataskala, OH
3 IGT North American Gaming & Interactive Headquarters	Las Vegas, NV
4 3M Distribution Facility	DeKalb, IL

Summerlin
South Summerlin
LAS VEGAS
Spring Valley
McCarran International Airport
CLARK COUNTY
Enterprise
Bruce Woodbury Beltway

Beloit
WISCONSIN
Pleasant Prairie
Antioch
Zion
Harvard
Fox Lake
Gurnee
Waukegan
North Chicago
Machesney Park
Loves Park
ROCKFORD
Woodstock
McHenry
Mundelein
Lake Michigan
Belvidere
Marengo
Crystal Lake
Lake Zurich
Highland Park
Algonquin
Palatine
Arlington Hts.
Genoa
ILLINOIS
ELGIN
Evanston
Schaumburg
Sycamore
St. Charles
Addison
Rochelle
Elmhurst
De Kalb
Wheaton
CHICAGO
N. Aurora
AURORA
Lisle
NAPERVILLE
Oak Lawn
Bolingbrook
Oswego
Lake Holiday
Yorkville
Plainfield
Orland Park
Mendota
JOLIET
Tinley Park
Chicago Hts.
Manhattan
Peru
Ottawa
Mokena

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSC 2018-H3	Griffin Portfolio II

Mortgage Loan No. 1 – Griffin Portfolio II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA/KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$80,000,000			Location:	Various
Cut-off Date Balance(1):	$80,000,000			General Property Type:	Various
% of Initial Pool Balance:	7.8%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Griffin Capital Company, LLC			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.3150%			Size:	2,726,080 SF
Note Date:	4/27/2018			Cut-off Date Balance per SF(1):	$92
First Payment Date:	6/1/2018			Maturity Date Balance per SF(1):	$92
Maturity Date:	5/1/2028			Property Manager:	Griffin Capital Essential Asset Property Management II, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$23,227,540
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NOI Debt Yield(1):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	2.01x
Additional Debt Balance(1)(2):	$170,000,000			Most Recent NOI(4):	$15,300,404 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	100.0% (7/1/2018)
RE Tax:	$90,000	$45,000	N/A	2nd Most Recent Occupancy(4):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Recurring Replacements:	$0	Springing	(3)	Appraised Value (as of)(5):	$415,500,000 (Various)
TI/LC:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(5):	60.2%
Unfunded Obligations:	$1,900,229	$0	N/A	Maturity Date LTV Ratio(1)(5):	60.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$250,000,000	98.9%	Loan Payoff(6):	$249,757,720	98.8%
Borrower Equity:	$2,896,561	1.1%	Reserves:	$1,990,229	0.8%
			Closing Costs:	$1,148,612	0.5%
Total Sources:	$252,896,561	100.0%	Total Uses:	$252,896,561	100.0%

(1)	The Griffin Portfolio II Mortgage Loan (as defined below) is part of the Griffin Portfolio II Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio II Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	See “Cash Flow Analysis” below.
(5)	The appraiser provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000 over the aggregate “as is” appraised values for the individual Griffin Portfolio II Properties. The aggregate “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 63.2% and 63.2, respectively.
(6)	Proceeds from the Griffin Portfolio II Whole Loan were used primarily to return equity to the sponsor to pay down a portion of the sponsor’s credit facility. The sponsor acquired the Griffin Portfolio II Properties in separate transactions in 2016 for an aggregate purchase price of $356,342,060.

The Mortgage Loan. The largest mortgage loan (the “Griffin Portfolio II Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio II Whole Loan”) evidenced by seven pari passu promissory notes in the aggregate original principal amount of $250,000,000. The Griffin Portfolio II Whole Loan is secured by the fee interests in a portfolio of two single-tenant office properties and two single-tenant warehouse and distribution facilities located in four different states and totaling 2,726,080 SF (the “Griffin Portfolio II Properties”). The non-controlling Notes A-1-2-1 and A-2-2-1, in the original aggregate principal amount of $80,000,000, represent the Griffin Portfolio II Mortgage Loan and will be included in the MSC 2018-H3 securitization transaction. The Griffin Portfolio II Mortgage Loan was co-originated by Bank of America, National Association (which is contributing the $40,000,000 Note A-1-2-1) and KeyBank National Association (which is contributing the $40,000,000 Note A-2-2-1). A summary of the remaining promissory notes (the “Griffin Portfolio II Non-Serviced Pari Passu Companion Loans”) is shown in the table below. The Griffin Portfolio II Whole Loan is expected to be initially serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 securitization transaction, and from and after the securitization of Note A-1-1 will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

MSC 2018-H3	Griffin Portfolio II

Griffin Portfolio II Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-1	$80,000,000	$80,000,000	Bank of America, N.A.	Yes
A-1-2-1	$40,000,000	$40,000,000	MSC 2018-H3	No
A-1-2-2	$5,000,000	$5,000,000	Bank of America, N.A.	No
A-2-1	$60,000,000	$60,000,000	KeyBank National Association	No
A-2-2-1	$40,000,000	$40,000,000	MSC 2018-H3	No
A-2-2-2	$5,000,000	$5,000,000	KeyBank National Association	No
A-2-3	$20,000,000	$20,000,000	KeyBank National Association	No
Total	$250,000,000	$250,000,000

The Borrowers and the Sponsor. The borrowers are Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, Griffin (DeKalb) Essential Asset REIT II, LLC, Griffin (Etna) Essential Asset REIT II, LLC and Griffin (Birmingham) Essential Asset REIT II, LLC (individually and collectively, the “Griffin Portfolio II Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

Substantially all of the equity ownership in the Griffin Portfolio II Borrowers is indirectly held by Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation. Griffin Capital Essential Asset REIT II, Inc. is the nonrecourse carve-out guarantor for the Griffin Portfolio II Whole Loan and is a real estate investment trust that invests in office and industrial properties net leased on long term leases to corporate tenants. As of March 31, 2018, Griffin Capital Essential Asset REIT II, Inc. had a real estate portfolio consisting of 27 office, industrial, distribution and data center properties, totaling approximately 7.3 million SF that was 100.0% leased.

Should Griffin Capital Essential Asset REIT II, Inc. fail to maintain a minimum net worth of $250,000,000 during the loan term, the Griffin Portfolio II Whole Loan documents permit the Griffin Portfolio II Borrowers to substitute a replacement guarantor with a net worth of at least $175,000,000 that is acceptable to the lender based on receipt of searches, satisfaction of underwriting criteria and evaluation of the replacement guarantor’s experience.

Griffin Capital Essential Asset REIT II, Inc.’s sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is the sponsor for the Griffin Portfolio II Whole Loan and is an alternative investment asset manager with approximately $10.5 billion in assets under management as of March 31, 2018.

The Properties. The Griffin Portfolio II Properties are comprised of two single-tenant office properties and two single-tenant warehouse and distribution facilities located in Alabama, Ohio, Nevada and Illinois totaling 2,726,080 SF. The Griffin Portfolio II Properties are leased under long-term leases to credit-rated tenants from a range of industries that includes consumer services, retail, gaming and capital goods. All of the leases have built-in rental increases and none of the leases include any termination or contraction options. The office tenants use the properties as corporate or regional headquarters and the industrial tenants occupy build-to-suit, business-essential distribution centers.

The following table presents detailed information with respect to each of the Griffin Portfolio II Properties.

Griffin Portfolio II Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Southern Company Services Headquarters 3525 & 3535 Colonnade Parkway Birmingham, AL	Office	1988 / 2018	669,438	$99,600,000	39.8%	$153,250,000	38.7%	$8,472,959	36.5%

Amazon.com Sortable Fulfillment Center 11999 National Road Pataskala, OH	Industrial	2016 / N/A	856,254	$61,500,000	24.6%	$94,600,000	23.9%	$5,922,167	25.5%

IGT North American Gaming & Interactive Headquarters 6355 South Buffalo Drive Las Vegas, NV	Office	2007 / N/A	222,268	$45,300,000	18.1%	$75,540,000	19.1%	$4,494,930	19.4%

3M Distribution Facility 1650 Macom Drive Dekalb, IL	Industrial	2016 / N/A	978,120	$43,600,000	17.4%	$72,300,000	18.3%	$4,337,484	18.7%

Total/Wtd. Avg.			2,726,080	$250,000,000	100.0%	$415,500,000(1)	100.0%	$23,227,540	100.0%

(1)	The aggregate of the “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000. The appraiser provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSC 2018-H3	Griffin Portfolio II

Southern Company Services Headquarters (669,438 SF, 24.6% of SF, 39.8% ALA). The Southern Company Services Headquarters property is comprised of a nine-story office building and a seven-story office building, which total 669,438 SF, that are fully leased by Southern Company Services, Inc. through March 17, 2044 and are utilized as the main regional offices for Southern Company Services, Inc. and an affiliate, Southern Nuclear. The lease provides for 2.0% annual rent escalations commencing January 1, 2019, and one ten-year renewal option at fair market rent followed by 2.0% annual rent escalations. The lease does not provide any termination or contraction options. The lease requires that Southern Company Services, Inc. maintain during its lease term an investment grade credit rating from either S&P, Moody’s, or Fitch or provide to the landlord (i) an annual, automatic renewal letter of credit from a bank rated at least A- in an amount equal to the lesser of (a) $55 million (equal to approximately 3.5 years of maximum base rent and operating expense obligations) or (b) the remaining base rent and operating expense obligations for the balance of the lease term or (ii) a guaranty from its parent, Southern Company, provided that Southern Company also maintains an investment grade credit rating.

The Southern Company Services Headquarters property is located in Birmingham, Alabama, approximately five miles southeast of the Birmingham central business district along US Highway 280, approximately one-half mile southeast of its intersection with Interstate 459. The Southern Company Services Headquarters property was built in 1988 on a 19.8-acre site. Southern Company Services, Inc.’s lease commenced in March 2016, and the tenant is in the process of an extensive renovation, including mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements, and complete interior refinishing and repurposing. Southern Company Services, Inc. received $40 million in tenant improvements and has contributed an additional $50 million to the renovation, with completion and full tenant occupancy expected by October 2018. The sponsor acquired the Southern Company Services Headquarters property in 2016. Under a master escrow agreement with the seller, the seller is obligated to provide to the Griffin Portfolio II Whole Loan Borrowers all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period. The master escrow agreement provides such payments through December 31, 2018 after which time the tenant is required by its lease to commence full rental payments.

Southern Company Services, Inc. is a subsidiary of Southern Company (NYSE: SO). Southern Company provides energy services to approximately 9.0 million customers through its subsidiaries. Southern Company Services, Inc. provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company Services, Inc. is rated A- by S&P. Southern Company is rated A-, Baa2 and BBB+ by S&P, Moody’s and Fitch, respectively.

Amazon.com Sortable Fulfillment Center (856,254 SF, 31.4% of SF, 24.6% ALA). The Amazon.com Sortable Fulfillment Center property is an 856,254 SF single story (with four mezzanine levels), “Class A” distribution warehouse facility fully leased by and built-to-suit for Amazon.com. The initial 15-year lease with Amazon.com.dedc LLC is guaranteed by its parent, Amazon.com, Inc., and extends through August 2031. The lease provides for 1.5% annual rental rate escalations and four five-year renewal options at fair market rent, which will be no less than 85% and no more than 110% of the then current base rent. The lease does not provide any termination or contraction options. If the borrower offers or receives an offer for the sale of the Amazon.com Sortable Fulfillment Center property during the lease term, Amazon.com.dedc LLC has an ongoing right of first offer to purchase the property and an ongoing right of first refusal to purchase the property if a proposed purchaser is a tenant competitor.

The Amazon.com Sortable Fulfillment Center property is located in Pataskala, Ohio, approximately 20 miles east of the Columbus central business district, between Interstate 70 and U.S. Highway 40, which puts the Amazon.com Sortable Fulfillment Center property within a ten-hour drive of more than 50% of both the United States and Canadian populations. The Amazon.com Sortable Fulfillment Center property is located in an industrial area 20 miles northeast of Rickenbacker International Airport, an international multimodal cargo airport, U.S. Foreign-Trade Zone and high-speed international logistics hub that is open full time with no noise restrictions. The Amazon.com Sortable Fulfillment Center property is a sortable products fulfillment center built in 2016 on a 96.0-acre site with 42-foot clear heights and 66 dock doors. The Amazon.com Sortable Fulfillment Center property was designed to Amazon.com Inc.’s specifications, and includes multi-level storage mezzanine spaces and advanced software and robotics to stow and pick inventory. The Amazon.com Sortable Fulfillment Center property houses over one million SKU’s and is expected to fulfill approximately seven million items each week.

The Amazon.com Sortable Fulfillment Center property benefits from a Community Reinvestment Area real estate tax abatement from 2017 through 2031. Taxes are assessed only on the land (not the improvements), subject to certain conditions, including the employment of approximately 100 to 450 full-time employees.

Amazon.com Inc. operates as a large online retailer. Amazon.com Inc. designs its websites to enable products to be sold directly and by third parties. Amazon.com Inc. also manufactures and sells electronic devices, and serves developers and enterprises through Amazon Web Services. Amazon.com Inc. (NASDAQ: AMZN) is rated AA-, Baa1 and A+ from S&P, Moody’s and Fitch, respectively.

IGT North American Gaming & Interactive Headquarters (222,268 SF, 8.2% of SF, 18.1% ALA). The IGT North American Gaming & Interactive Headquarters property is a 222,268 SF three-story, “Class A” office building fully leased to and built to suit for International Game Technology (“IGT”). The initial 15-year lease is guaranteed by IGT’s parent company, International Game Technology PLC (NYSE: IGT), and extends through December 31, 2030. The lease provides for 1.75% annual rental rate escalations and two five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

The IGT North American Gaming & Interactive Headquarters property is located in Las Vegas, Nevada, approximately 15 miles southwest of the Las Vegas central business district, just north of the 215 Beltway and approximately five miles west of Interstate 15. The IGT North American Gaming & Interactive Headquarters property was built in 2007 on a 15.2-acre site and serves as the headquarters for IGT’s North American Gaming and Interactive business unit, housing the engineering, sales, sound, corporate communications and software departments, and its executive management team. In 2015, the IGT North American Gaming & Interactive Headquarters property underwent a renovation, which included a new cafeteria and fitness center, conversion of the floorplans to an open-concept office build-out, and replacement of fixtures, flooring, wall coverings and restrooms.

IGT is a wholly owned subsidiary of International Game Technology PLC, a large developer of technology-based products and services and associated content for worldwide gaming and lottery markets. International Game Technology PLC is rated BB+ and Ba2 by S&P and Moody’s, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

MSC 2018-H3	Griffin Portfolio II

3M Distribution Facility (978,120 SF, 35.9% of SF, 17.4% ALA). The 3M Distribution Facility property is a 978,120 SF single story “Class A” distribution and warehouse facility fully leased by and built-to-suit for 3M Company (NYSE: MMM), with a ten-year initial term through October 31, 2026. The lease provides for 2.0% annual rent escalations and two five-year renewal options each at 2.0% over the preceding contractual rate and each requiring a 12-month notice. The lease does not provide any termination or contraction options. If the borrower offers or receives an offer for the sale of the 3M Distribution Facility property during the lease term, 3M Company has an ongoing right of first offer to purchase the property.

The 3M Distribution Facility property is located at the interchange of I-88 and U.S. 23, approximately 60 miles west of the Chicago central business district within the I-39 Logistics Corridor, 20 miles west of Aurora and 14 miles east of I-39. The 3M Distribution Facility property’s location provides access to all major interstate highways in Illinois (I-88, I-55, I-74, I-57, I-90, I-80 and I-94), to all major Midwest distribution hubs, including Chicago, Indianapolis, Milwaukee, Minneapolis, St. Louis, Detroit and the Ohio Valley, and to the Union Pacific Global III Intermodal Rail Facility located 19 miles to the west of the 3M Distribution Facility property.

The 3M Distribution Facility property was built in 2016 on a 49.7-acre site and is 3M Company’s largest regional distribution facility and among its largest distribution facilities nationally. The 3M Distribution Facility property is located within the Park 88 Business Park, a 565-acre master-planned business park, adjacent to two other contiguous 3M Company distribution centers: a 410,400 SF distribution center built in 2007 and a 650,760 SF regional distribution center built in 2011. These three facilities provide 3M Company with over 2.0 million SF of distribution space. The 3M Distribution Facility property features 32.5-foot clear heights, 137 dock doors, T-5 and LED lighting, 387 car parking spaces, 348 trailer parking spaces, and specialized cold storage, red label, and aerosol rooms which contain additional sprinklers and fire protection, special containment floors, and explosion-resistant walls. 3M Company has over 60,000 products sold in markets worldwide, and it is estimated that approximately two-thirds of these products will be stored and distributed from the 3M Distribution Facility property.

The 3M Distribution Facility property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions including full occupancy of the 3M Distribution Facility property, the employment of 250 fulltime permanent employees, and minimum wages for those employees during the duration of the agreement.

3M Company is a worldwide diversified technology company with products sold through a number of distribution channels, including wholesalers, retailers, jobbers, distributors, dealers, and directly to users, in a variety of industries. 3M Company has been a component of the Dow Jones Industrial Average since 1976. 3M Company is rated AA- and A1 by S&P and Moody’s, respectively.

The following table presents certain information relating to the leases at the Griffin Portfolio II Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Southern Company Services, Inc.	A-/Baa2/BBB+	669,438	24.6%	$8,518,764	36.2%	$12.73	3/17/2044	1 x 10 Yrs
Amazon.com	AA-/Baa1/A+	856,254	31.4%	$5,723,934	24.3%	$6.68	8/31/2031	4 x 5 Yrs
International Game Technology	BB+/Ba2/NR	222,268	8.2%	$4,774,317	20.3%	$21.48	12/31/2030	2 x 5 Yrs
3M Company	AA-/A1/NR	978,120	35.9%	$4,528,579	19.2%	$4.63	10/31/2026	2 x 5 Yrs
Subtotal/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

MSC 2018-H3	Griffin Portfolio II

The weighted average remaining lease term for the Griffin Portfolio II Properties is 16.7 years. The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio II Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	1	978,120	35.9%	35.9%	$4.63	$4,528,579	19.2%	19.2%
2027	0	0	0.0%	35.9%	$0.00	$0	0.0%	19.2%
2028	0	0	0.0%	35.9%	$0.00	$0	0.0%	19.2%
2029 & Beyond	3	1,747,960	64.1%	100.0%	$10.88	$19,017,015	80.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	2,726,080	100.0%		$8.64	$23,545,594	100.0%

(1)	Information is based on the underwritten rent roll.

The Markets. The Griffin Portfolio II Properties are located across four states: Alabama, Ohio, Nevada and Illinois.

Griffin Portfolio II Properties 2017 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Southern Company Services Headquarters	Birmingham, AL	4,402	43,170	119,756	$91,353	$117,193	$125,495
Amazon.com Sortable Fulfillment Center	Pataskala, OH	972	15,208	77,139	$97,597	$99,425	$90,996
IGT North American Gaming & Interactive Headquarters	Las Vegas, NV	8,131	138,546	318,800	$74,914	$76,759	$74,195
3M Distribution Facility	Dekalb, IL	524	33,769	55,492	$51,778	$63,728	$60,788

Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

MSC 2018-H3	Griffin Portfolio II

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Griffin Portfolio II Properties:

Cash Flow Analysis
	2017(1)	U/W	U/W PSF
Base Rent(2)	$15,720,597	$23,545,594	$8.64
Straightlined Rent(3)	$0	$1,375,674	$0.50
Reimbursements(4)	$1,886,896	$6,878,135	$2.52
Other Income(5)	($91,865)	$0	$0.00
Vacancy	$0	($1,089,362)	(3.4%)
Effective Gross Income	$17,515,628	$30,710,040	$11.27
Total Operating Expenses(4)	$2,215,224	$7,482,500	$2.74
Net Operating Income	$15,300,404	$23,227,540	$8.52
TI/LC	$0	$996,165	$0.37
Capital Expenditures	$0	$272,608	$0.10
Net Cash Flow	$15,300,404	$21,958,766	$8.06

Occupancy %(1)(6)	100.0%	96.6%
NOI DSCR(7)	1.40x	2.12x
NCF DSCR(7)	1.40x	2.01x
NOI Debt Yield(7)	6.1%	9.3%
NCF Debt Yield(7)	6.1%	8.8%

(1)	Historical Net Operating Income and Occupancy information are not available prior to 2017, as the Griffin Portfolio II Properties were acquired from October through December 2016. 2017 Net Operating Income is less than U/W Net Operating Income due primarily to the fact that one of the four Griffin Portfolio II Properties, Southern Company Services Headquarters, has been undergoing an extensive renovation and phased-in occupancy since 2016, and the single tenant at such property will not begin paying full rent until January 2019. 2017 Occupancy reflects the fact that the Griffin Portfolio II Properties were 100% leased as of December 31, 2017; the single tenant is expected to be in full occupancy in October 2018.
(2)	UW Base Rent includes rent increases through May 2019.
(3)	Rent was straightlined through the earlier of the lease or the loan term for investment-grade rated tenants: Southern Company Services, Inc., Amazon.com and 3M Company.
(4)	Reimbursements and Total Operating Expenses are based on actual real estate taxes for the land (and assuming that the real estate tax abatement remains in effect and consequently there are no taxes on the improvements) for Amazon.com, and average taxes over the loan term (after giving effect to the partial tax abatements through 2021) for 3M Company.
(5)	Other Income represents an adjustment to the seller’s rent receivable in connection with the Southern Company Services property supplemental rent contribution. See “The Properties” above for further information.
(6)	UW Occupancy is 96.6%. The Griffin Portfolio II Properties are currently 100.0% leased.
(7)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio II Whole Loan.

Escrows and Reserves. The Griffin Portfolio II Borrowers deposited at loan origination $1,900,229 for leasing commissions related to the Southern Company Services Headquarters property and are required to deposit monthly any additional amount due for free rent, tenant improvements or leasing commissions under any lease at the Griffin Portfolio II Properties for any 12-month succeeding period following the applicable payment date.

The Griffin Portfolio II Borrowers deposited at loan origination $90,000 to a tax reserve and are generally required to deposit monthly (i) 1/12th of the estimated annual property taxes (currently estimated to be $45,000) and (ii) 1/12th of the estimated annual insurance premiums (unless the Griffin Portfolio II Properties are covered by an acceptable blanket policy). However, provided that neither an event of default nor a Debt Yield Sweep Period (as defined below) is continuing, monthly deposits for property taxes and insurance premiums will be waived to the extent such property taxes or insurance premiums are directly paid by a tenant pursuant to its lease and such tenant is not subject to bankruptcy proceedings or in default under its lease.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly to a replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and (ii) 1/12th of $0.20 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and (ii) 1/12th of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the replacement reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly to a tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and (ii) 1/12th of $1.00 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and (ii) 1/12th of $1.00 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

MSC 2018-H3	Griffin Portfolio II

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio II Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio II Whole Loan documents. During the continuation of a Cash Sweep Period, all excess cash flow will be required to be held as additional security for the Griffin Portfolio II Whole Loan until discontinuance of the Cash Sweep Period; provided that if a Cash Sweep Period is cured by either a Southern Company Services Cash Trap Cap Cure (as defined below) or a 3M Cash Trap Cap Cure (as defined below), the lender is required to continue to hold the excess cash and will not disburse such excess cash to the Griffin Portfolio II Borrowers until the Southern Company Services Cure Conditions (as defined below) or the 3M Cure Conditions (as defined below) are satisfied.

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a 3M Sweep Period (as defined below), (c) a Southern Company Services Sweep Period (as defined below), or (d) any period of time during which an event of default is continuing.

A “3M Sweep Period” means the period (A) commencing on the first to occur of (i) 3M Company being in monetary default under its lease beyond notice and cure periods, (ii) 3M Company terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the 3M Company lease (including rejection in any insolvency proceeding) and/or the 3M Company lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of 3M Company or its assets and (v) 3M Company failing to extend or renew its lease on or prior to October 31, 2025, and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the 3M Cure Conditions (as defined below) or (2) in the event the 3M Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the 3M Distribution Facility property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a 3M Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the 3M Distribution Facility property is on deposit in the excess cash reserve (a “3M Cash Trap Cap Cure”).

“3M Cure Conditions” means as applicable (i) 3M Company has cured all defaults under its lease, (ii) 3M Company has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by clause (v) of the definition of 3M Sweep Period, 3M Company has renewed or extended its lease, (iv) 3M Company is no longer insolvent or subject to any bankruptcy proceedings and 3M Company has affirmed its lease pursuant to final, non-appealable order of a court and (v) 3M Company is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender.)

A “Southern Company Services Sweep Period” means the period (A) commencing on the first to occur of (i) Southern Company Services, Inc. being in monetary default under its lease beyond notice and cure periods, (ii) Southern Company Services, Inc. terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Southern Company Services, Inc. lease (including rejection in any insolvency proceeding) and/or the Southern Company Services, Inc. lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Southern Company Services, Inc. or its assets and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the Southern Company Services Cure Conditions (as defined below) or (2) in the event the Southern Company Services Sweep Period exists solely pursuant to clause (ii) above, at least 85% of the Southern Company Services Headquarters property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy of the space and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a Southern Company Services Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the Southern Company Services Headquarters property is on deposit in the excess cash reserve (a “Southern Company Services Cash Trap Cap Cure”).

“Southern Company Services Cure Conditions” means as applicable (i) Southern Company Services, Inc. has cured all defaults under its lease, (ii) Southern Company Services, Inc. has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) Southern Company Services, Inc. is no longer insolvent or subject to any bankruptcy proceedings and Southern Company Services, Inc. has affirmed its lease pursuant to final, non-appealable order of a court and (iv) Southern Company Services, Inc. is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender.)

Additional Secured Indebtedness (not including trade debts). The Griffin Portfolio II Properties also secure the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $170,000,000. The Griffin Portfolio II Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Griffin Portfolio II Mortgage Loan. The Griffin Portfolio II Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans. The holders of the Griffin Portfolio II Mortgage Loan and the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Griffin Portfolio II Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After May 31, 2020, the Griffin Portfolio II Borrowers may obtain the release of one or more individual properties in connection with an arms-length sale provided that among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the allocated loan amount for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 7.9% and (b) the debt yield immediately prior to such release, and (iv) satisfaction of customary REMIC requirements.

Notwithstanding the foregoing, if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect would result, such individual property may be released without the requirement of an arms-length sale provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable individual property and (ii) the aggregate allocated loan amounts for all released properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000.

Substitution of Property. Following the earlier of (a) the date of the securitization of the last of the Griffin Portfolio II pari passu companion loans and (b) the second anniversary of the note date or as otherwise consented to by the lender in its reasonable discretion, the Griffin Portfolio II Borrowers may substitute one or more individual properties with one or more replacement properties that is a similar “Class A” office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is curing a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000, (iii) the replacement property has net

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

MSC 2018-H3	Griffin Portfolio II

operating income equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replaced property and (ix) satisfaction of customary REMIC requirements.

Terrorism Insurance. The Griffin Portfolio II Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio II Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the Griffin Portfolio II Borrowers will not be required to pay annual premiums in excess of two times the premium for a separate property insurance policy and business interruption insurance policy insuring only the Griffin Portfolio II Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

MSC 2018-H3	6330 West Loop South

Mortgage Loan No. 2 – 6330 West Loop South

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

MSC 2018-H3	6330 West Loop South

Mortgage Loan No. 2 – 6330 West Loop South

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

MSC 2018-H3	6330 West Loop South

Mortgage Loan No. 2 – 6330 West Loop South

George Bush Intcl. Airport 18 Miles
W. 34th St
290
610
Hammerly Blvd
Hempstead Hwy
NW Frwy
Dacoma St
North Loop
E.T.C. Jester Blvd
Westview
Long Point Rd
Dyer Stadium
W. 18th St
Northwest Mall
Bingle Rd
Wirt Rd
Antoine Dr
Silber Rd
Post Oak Rd
Houston Heights
Spring Valley
Hilshire Village
W. 11th St
Katy Frwy
10
90
Katy Rd
HARRIS COUNTY
West Houston Airport 13 Miles
Memorial Dr
Hunters Creek Village
Chimney Rock Rd
Voss Rd
Houston Country Club
West Loop
Houston Arboretum & Nature Center
Memorial Park Golf Course
Memorial Dr
Memorial Park
Rienzi, Mus. of Fine Arts, Houston
River Oaks Country Club
Kirby Dr
Washington Ave
Sabine Park
Memorial Drive
Allen Pkwy
45
Fourth Ward
Downtown
River Oaks Plaza
Gray St
River Oaks Shopping Ctr.
Piney Point Village
Woodway Dr
Tanglewood
Uptown Park
Four Oaks Place
San Felipe St
Four Leaf Towers
Marathon Oil Corp.
Post Oak Plaza
HOUSTON
River Oaks District
San Felipe St
Highland Village
River Oaks
Montrose
Westheimer Rd
Midtown
Brazos St
METRORail
Bering Dr
Centre at Post Oak
The Galleria
Uptown Plaza
Westheimer Rd
Fountain View Dr
Williams Tower
Waterwall Park
Uptown
Afton Oaks
Greenway Commons
Wesleyan St
Alabama St
University of St. Thomas
Montrose Blvd
Houston Community College
527
59
69
Richmond Ave
Widsom High School
Richmond Ave
Southwest Frwy
Southwest Frwy
Westpark Tollway
Houston Chronicle Corp. Office
Memorial Hermann Orthopedic and Spine Hospital
Weslayan Plaza
West University Place
Bissonnet St
Main St
Almeda Rd
MUSEUM DISTRICT
Texas Southern University
Gulfton
Houston Comm. College-West Loop Center
Bissonnet St
Kirby Dr
Greenbriar Dr
Rice Stadium
Rice University
Hermann Park
Houston Zoo
Hermann Park GC
288
MacGregor Way
Southmore Blvd
Gulfton St
6330 West Loop South
6330 West Loop South
Bellaire, TX 77401
Rice Village
Memorial Methodist Hospital
Memorial Hermann Hospital
TEXAS MEDICAL CENTER
Hillcroft Ave
Rampart St
Renwick Dr
Alder Dr
Cornerstone Hosp. of Houston-Bellaire
West U Marketplace
Southside Place
Texas Children's Hospital
Bellaire Blvd
Bellaire Blvd
Holcombe Blvd
Bellaire
Shriners Hospital for Children
MD Anderson Cancer Ctr.
Michael E. Debakey VA Medical Ctr.
Bayland Park
Bissonnet St
Chimney Rock Rd
Rice Ave
Newcastle St
Stella Link Rd
Buffalo Speedway
Old Spanish Trail
Yellowstone Blvd
Beechnut St
Bellaire High School
Meyerland Plaza
Braeswood Blvd
Braeswood Place
Texas Orthopedic Hospital
Houston Women's Hospital
Almeda Rd
South Frwy
NRG Center
NRG Stadium
Holly Hall St
Mainer St
Braeburn
Braeswood Blvd
South Loop
METRORail
William Hobby Airport 10 Miles
Bellfort St
Main St
Holmes Rd
Willowbend Blvd
Willowbend
Bellfort St
Ellington Airport 20 Miles
Southwest Houston
Post Oak Rd
Holmes Rd
Almeda Rd
South Frwy
Sunnyside Park
Bellfort St
Reed Rd
Reed Rd
Stagecoach
The Woodlands
Tomball
Spring
Atascocita
Humble
Cypress
HOUSTON
Katy
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
Rosenberg
League City
Texas City
Richmond
Hitchcock

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

MSC 2018-H3	6330 West Loop South

Mortgage Loan No. 2 – 6330 West Loop South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$51,280,000			Location:	Bellaire, TX 77401
Cut-off Date Balance:	$51,280,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Investment Properties Holdings, LLLP; Investment Properties Holdings (US), LLLP			Year Built/Renovated:	1975/2008
				Size:	278,489 SF
Mortgage Rate:	5.0700%			Cut-off Date Balance per SF:	$184
Note Date:	5/1/2018			Maturity Date Balance per SF:	$184
First Payment Date:	6/1/2018			Property Manager:	Accesso Services, LLC (borrower-related)
Maturity Date:	5/1/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$4,689,777
Prepayment Provisions:	LO (26); DEF (31); O (3)			UW NOI Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.65x
Additional Debt Balance:	N/A			Most Recent NOI:	$3,592,333 (12/31/2017)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$3,166,266 (12/31/2016)
Reserves(2)				3rd Most Recent NOI:	$5,659,405 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.8% (4/26/2018)
RE Tax:	$298,768	$74,692	N/A	2nd Most Recent Occupancy:	82.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.0% (12/31/2016)
Recurring Replacements:	$4,641	$4,641	$168,000	Appraised Value (as of):	$73,500,000 (4/17/2018)
TI/LC:	$2,000,000	Springing	$2,000,000	Cut-off Date LTV Ratio:	69.8%
Other:	$876,372	$0	N/A	Maturity Date LTV Ratio:	69.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,280,000	68.7%	Purchase Price:	$70,400,000	94.4%
Borrower Equity:	$23,322,052	31.3%	Reserves:	$3,179,781	4.3%
			Closing Costs:	$1,022,271	1.4%
Total Sources:	$74,602,052	100.0%	Total Uses:	$74,602,052	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below.

(2)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The second largest mortgage loan (the “6330 West Loop South Mortgage Loan”) is evidenced by promissory notes in the original principal amount of $51,280,000 and secured by a first priority fee mortgage encumbering an office property located in the Houston suburb of Bellaire, Texas (the “6330 West Loop South Property”). Proceeds of the 6330 West Loop South Mortgage Loan, along with $23.3 million of borrower equity, were used to acquire the 6330 West Loop South Property for $70.4 million, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is BRI 1833 6330, LLC (the “6330 West Loop South Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The sponsors and non-recourse carveout guarantors are Investment Properties Holdings, LLLP and Investment Properties Holdings (US), LLLP, both of which are real estate investment funds affiliated with Accesso Partners LLC. Combined, Investment Properties Holdings, LLLP and Investment Properties Holdings (US), LLLP reflect ownership in eight properties comprising 1.5 million SF, and as of March 31, 2018, have $156.1 million in total assets. The 6330 West Loop South Borrower is owned by a joint venture between Accesso Partners LLC and Partners Group. In May 2018, Partners Group purchased its 95% ownership in the 6330 West Loop South Borrower from Accesso Partners LLC, which retained 5% ownership through its affiliates.

Partners Group is a private equity firm specializing in direct, secondary, and primary investments across private equity, private real estate, private debt, and private infrastructure. Partners Group serves over 1,000 institutional investors worldwide, representing more than 100 million beneficiaries. The company has $74 billion in assets under management and employs more than 1,000 professionals across 19 offices worldwide.

Accesso Partners LLC (formerly Beacon Investment Properties) was founded in 2003 and is a full-service commercial real estate investment manager, owner and operator based in Hallandale Beach, Florida. Accesso Partners LLC owns and manages a portfolio of over 9.5 million SF throughout the United States.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

MSC 2018-H3	6330 West Loop South

The Property. The 6330 West Loop South Property consists of a 14-story Class A suburban office building containing 278,489 SF. Located in Bellaire, Texas and situated on a 5.11-acre site, the 6330 West Loop South Property was built in 1975 and renovated in 2008. The 6330 West Loop South Property is a LEED Silver Certified office building and has been awarded an Energy Star label for its operating efficiency. Amenities at the 6330 West Loop South Property include a resort-style fitness center with locker rooms and showers, conference center, 24/7 on-site security, on-site management, the Fresh Choice Café, and a three-story parking garage containing 941 covered parking spaces. Including surface and garage spaces, the 6330 West Loop South Property contains 1,046 spaces for a parking ratio of 3.8 spaces per 1,000 SF.

The 6330 West Loop South Property is situated at the northwest corner of Interstate 610 (West Loop South) and Bissonnet Street, approximately six miles southwest of the Houston central business district. Primary access to the neighborhood is provided via Interstate 610, which traverses the immediate area in a north-south direction and circumnavigates the entire city of Houston. The immediate area consists of a residential community with average annual income above the national average. Commercial development in the area is concentrated along Interstate 610 and consists primarily of office properties along with a mix of retail. Located less than three miles north of the 6330 West Loop South Property is the Galleria Mall, a 2.4 million SF upscale mixed-use urban development shopping mall.

Texas Children’s Hospital, located at the Texas Medical Center approximately 4.4 miles to the east, is affiliated with the largest and third largest tenants at the 6330 West Loop South Property. As of April 26, 2018, the 6330 West Loop South Property was 84.8% leased by six tenants.

Major Tenants.

Texas Children’s Health Plan (“TCHP”) (138,559 SF, 49.8% of NRA, 59.2% of underwritten base rent). TCHP was founded in 1996 by Texas Children’s Hospital and is the nation’s first non-profit health maintenance organization created just for children. TCHP currently covers children, teens, pregnant women, and adults, with a group of more than 6,250 doctors, 7,811 specialists, 221 hospitals, and health resources to care for its members. TCHP is a wholly owned subsidiary of Texas Children’s Hospital and utilizes its space at the 6330 West Loop South Property as its headquarters. TCHP has a lease expiration of January 31, 2026, with two five-year renewal options at market rent. TCHP has the option to terminate its lease on January 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal to one month of rent and the cost of all unamortized tenant improvements and leasing commissions. TCHP has a partial rent abatement for the months of January and February 2019 that was reserved at loan closing.

Jones & Carter (47,842 SF, 17.2% of NRA, 20.4% of underwritten base rent). Established in 1976, Jones & Carter is a full-service civil engineering firm specializing in concept-to-completion projects for public and private sector clients. Jones & Carter employs over 500 people in eight offices across Texas and maintains its corporate headquarters at the 6330 West Loop South Property. Jones & Carter has a lease expiration of May 31, 2026, with one five-or ten-year renewal option at market rent. Jones & Carter has an option to contract between 2,000 SF and 10,000 SF of its space during the period beginning December 1, 2020, and ending December 31, 2022, with written notice provided on or before February 29, 2020, and payment of a contraction fee equal to (i) two months of rent proportionate to the contraction space and (ii) the cost of all unamortized tenant improvements and leasing commissions.

Texas Children’s Hospital (“TCH”) (40,054 SF, 14.4% of NRA, 17.3% of underwritten base rent, rated Aa2 by Moody’s). TCH is a not-for-profit pediatric hospital that opened in 1954 and is located in the Texas Medical Center in Houston, Texas. Starting out as a three-story, 106-bed pediatric hospital, TCH now has 650 licensed beds, 3.7 million annual patient encounters, more than 40 pediatric subspecialties, over 60 locations across Houston, and approximately 13,000 employees. TCH’s office at the 6330 West Loop South Property specializes in audiology, orthopedics, and otolaryngology (ear, nose, and throat) and offers walk-in X-ray services. TCH has a lease expiration of January 31, 2026 with two five-year renewal options at market rent. TCH has the option to terminate its lease on January 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal to one month of rent and the cost of all unamortized tenant improvements and leasing commissions. TCH has a partial rent abatement for the months of January and February 2019 that was reserved at loan closing.

CCG Companies, Inc. (3,592 SF, 1.3% of NRA, 1.4% of underwritten base rent). CCG Companies, Inc. is a collection of small financial services companies. CCG Companies, Inc. has a lease expiration of June 30, 2029 with one, five-year renewal option at market rent. CCG Companies, Inc. has the option to terminate its lease on June 30, 2023, with at least six months’ prior written notice and payment of a termination fee equal to four months of rent and the cost of all unamortized tenant improvements and leasing commissions. The CCG Companies, Inc. lease commences July 1, 2018 and contains 12 months of free rent ending June 30, 2019, with the full amount being reserved at loan closing.

Alain Katic, M.D. (3,300 SF, 1.2% of NRA, 1.3% of underwritten base rent). Alain Katic, M.D. has been a practicing child and adolescent psychiatrist for more than 20 years, having recently relocated his practice to the 6330 West Loop South Property. Alain Katic, M.D. has a lease expiration of June 30, 2025, with one, five-year renewal option at market rent and no termination options. Alain Katic, M.D. has three months of free rent ending August 1, 2018, with the full amount being reserved at loan closing.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

MSC 2018-H3	6330 West Loop South

The following table presents certain information relating to the leases at the 6330 West Loop South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	Annual UW Base Rent PSF(8)	% of Total Annual UW Base Rent	Lease Expiration
Tenants
Texas Children’s Health Plan(3)	NR/Aa2/NR	138,559	49.8%	$2,771,180	$20.00	59.2%	1/31/2026
Jones & Carter(4)	NR/NR/NR	47,842	17.2%	$956,840	$20.00	20.4%	5/31/2026
Texas Children’s Hospital(5)	NR/Aa2/NR	40,054	14.4%	$810,426	$20.23	17.3%	1/31/2026
CCG Companies, Inc. (6)	NR/NR/NR	3,592	1.3%	$64,656	$18.00	1.4%	6/30/2029
Alain Katic, M.D.	NR/NR/NR	3,300	1.2%	$62,700	$19.00	1.3%	6/30/2025
Subtotal/Wtd. Avg.		233,347	83.8%	$4,665,802	$20.00	99.6%
Other Tenants		2,683	1.0%	$18,003	$6.71	0.4%
Vacant Space		42,459	15.2%	$0	$0.00	0.0%
Total/Wtd. Avg.		278,489	100.0%	$4,683,805	$19.84	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	TCHP has a termination option as of January 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal to one month of rent and the cost of all unamortized tenant improvements and leasing commissions. TCHP has a partial rent abatement for the months of January and February 2019 that was reserved at loan closing. TCHP is a subsidiary of TCH.

(4)	Jones & Carter has an option to contract between 2,000 SF and 10,000 SF of its space during the period beginning December 1, 2020, and ending December 31, 2022, with written notice provided on or before February 29, 2020, and payment of a contraction fee equal to (i) two months of rent proportionate to the contraction space and (ii) the cost of all unamortized tenant improvements and leasing commissions.

(5)	TCH has a termination option as of January 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal one month of rent and the cost of all unamortized tenant improvements and leasing commissions. TCH has a partial rent abatement for the months of January and February 2019 that was reserved at loan closing.

(6)	CCG Companies, Inc. has a termination option as of June 30, 2023, with at least six months’ prior written notice and payment of a termination fee equal to four months of rent and the cost of all unamortized tenant improvements and leasing commissions. The CCG Companies, Inc. lease commences July 1, 2018, and contains 12 months of free rent ending June 30, 2019, with the full amount being reserved at loan closing.

(7)	Alain Katic, M.D. has three months of free rent ending August 1, 2018, with the full amount being reserved at loan closing.

(8)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 6330 West Loop South Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	1	2,683	1.0%	1.0%	$18,003	$6.71	0.4%	0.4%
2024	0	0	0.0%	1.0%	$0	$0.00	0.0%	0.4%
2025	1	3,300	1.2%	2.1%	$62,700	$19.00	1.3%	1.7%
2026	3	226,455	81.3%	83.5%	$4,538,446	$20.04	96.9%	98.6%
2027	0	0	0.0%	83.5%	$0	$0.00	0.0%	98.6%
2028	0	0	0.0%	83.5%	$0	$0.00	0.0%	98.6%
2029 & Beyond	1	3,592	1.3%	84.8%	$64,656	$18.00	1.4%	100.0%
Vacant	0	42,459	15.2%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	6	278,489	100.0%		$4,683,805	$19.84	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSC 2018-H3	6330 West Loop South

The Market. The 6330 West Loop South Property is located at 6330 West Loop South in Bellaire, Texas, within the Houston-The Woodlands-Sugar Land, TX metropolitan statistical area (“Houston MSA”). The Houston MSA has a population of approximately 6.9 million, making it the fifth most populous metropolitan area in the United States. Houston is home to 20 Fortune 500 companies, including Phillips 66, Sysco, and Conoco Phillips. The Houston MSA has an economy primarily based on the energy industry, but also has experienced increasing reliance on healthcare, aerospace research, and financial services.

The 6330 West Loop South Property is located 4.4 miles west of the Texas Medical Center (“TMC”), a large medical complex totaling 50 million SF, 9,200 patient beds, 106,000 employees, and $3 billion in construction projects underway. TMC is home to the MD Anderson Cancer Center, a large cancer hospital, and the Texas Children’s Hospital, a large children’s hospital and a tenant at the 6330 West Loop South Property.

According to a third party market report, the estimated 2017 population within a one-, three- and five-mile radius of the 6330 West Loop South Property was 17,182, 229,337 and 513,213, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the 6330 West Loop South Property was $177,526, $125,503 and $113,918, respectively.

According to a third party market report, the 6330 West Loop South Property is located within the Houston office market and the Bellaire office submarket. The Houston office market consists of 9,172 properties providing approximately 325.9 million SF of office space. Vacancy as of the first quarter of 2018 was reported at 16.7% and asking rents were $27.73 PSF, with negative year to date absorption of 1.1 million SF. The Bellaire submarket consists of 89 properties providing approximately 5.0 million SF of office space. In the Bellaire submarket as of the first quarter of 2018, vacancy was 9.6% and asking rents were $23.90 PSF with positive year to date absorption of 24,103 SF.

The following table presents recent leasing data at competitive office buildings with respect to the 6330 West Loop South Property:

Competitive Property Summary
Property Name/Address	Year Built / Renovated	NRA (SF)	Asking Rent PSF	Total Occupancy	Lease Type
6330 West Loop South Property 6330 West Loop South Bellaire, TX 77401	1975 / 2008	278,489(1)	$19.84(1)	84.8% (1)	NNN
Loop Central I 4888 Loop Central Houston, Texas 77081	1980 / 1986	178,263	$16.50	85.0%	NNN
6565 West Loop South 6565 West Loop South Bellaire, Texas 77401	1979	169,536	$28.50	93.0%	Base Year Stop
6750 West Loop South 6750 West Loop South Bellaire, Texas 77401	1976 / 2014	200,705	$29.00	93.0%	Base Year Stop
Nitya Tower 2211 Norfolk Houston, Texas 77098	1982	207,562	$28.50	84.0%	Base Year Stop
Total/Wtd. Avg.		756,066	$25.80	88.6%

Source: Appraisal

(1)	Based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSC 2018-H3	6330 West Loop South

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 6330 West Loop South Property:

Cash Flow Analysis
	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)(2)	$7,459,230	$3,922,453	$3,924,167	$5,490,526	$19.72
Total Recoveries	$472,613	$1,892,559	$2,420,328	$2,991,889	$10.74
Total Other Income(3)	$536,907	$30,929	$41,061	$413,460	$1.48
Less Vacancy & Credit Loss	$0	$0	$0	($1,267,308)	($4.55)
Effective Gross Income	$8,468,750	$5,845,940	$6,385,556	$7,628,567	$27.39
Total Operating Expenses	$2,809,346	$2,679,674	$2,793,223	$2,938,791	$10.55
Net Operating Income	$5,659,405	$3,166,266	$3,592,333	$4,689,777	$16.84
Capital Expenditures	$0	$0	$0	$55,698	$0.20
TI/LC(4)	$0	$0	$0	$273,727	$0.98
Net Cash Flow	$5,659,405	$3,166,266	$3,592,333	$4,360,352	$15.66

Occupancy %(5)	100.0%	86.0%	82.0%	84.8%
NOI DSCR	2.15x	1.20x	1.36x	1.78x
NCF DSCR	2.15x	1.20x	1.36x	1.65x
NOI Debt Yield	11.0%	6.2%	7.0%	9.1%
NCF Debt Yield	11.0%	6.2%	7.0%	8.5%

(1)	UW Gross Potential Rent includes grossed up rent for vacant space of $806,721, contractual rent steps through January 2019 totaling $651,162 and straight line rent for TCH totaling $159,548.

(2)	The decrease in Gross Potential Rent from 2015 to 2016 and 2017 is due to prior tenant Worley Parsons terminating its lease on 97.0% of the space at the 6330 West Loop South Property in 2015. The three largest tenants currently at the 6330 West Loop South Property took occupancy in 2016. The increase in Gross Potential Rent from 2017 to UW is primarily due to CCG Companies, Inc. (which is not yet in occupancy) and Alain Katic, M.D. taking occupancy in 2018, underwriting of rent increases for TCHP and Jones & Carter, and underwriting of straight line rent for TCH.

(3)	The increase in Total Other Income from 2017 to UW is due to parking rent abatements ending for TCHP, Jones & Carter, and TCH.

(4)	UW TI/LC includes a $200,000 credit for upfront TI/LC deposit at closing.

(5)	UW Occupancy % is as of April 26, 2018.

Escrows and Reserves. At origination, the 6330 West Loop South Borrower deposited (i) $298,768 into a real estate tax escrow, (ii) $4,641 into a replacement reserve, (iii) $2,000,000 into a reserve for future TI/LC, (iv) $583,982 into a free rent reserve for TCHP, Jones & Carter, TCH, CCG Companies, Inc. and Alain Katic, M.D., and (v) $292,390 into an outstanding TI/LC reserve. On a monthly basis the 6330 West Loop South Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $74,692, (ii) 1/12 of the annual estimated insurance premiums (unless the 6330 West Loop South Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents), (iii) $4,641 for replacement reserves, capped at $168,000 and (iv) $23,207 for future TI/LC reserves upon the balance of the reserve falling below $500,000, capped at $2,000,000.

Lockbox and Cash Management. The 6330 West Loop South Mortgage Loan is structured with a hard lockbox and springing cash management. The 6330 West Loop South Borrower is required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the 6330 West Loop South Borrower and property manager are required to deposit all revenues received into the lockbox account within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account will be transferred to an account controlled by the 6330 West Loop South Borrower. Upon the occurrence and continuance of a Cash Sweep Period defined as either clause (iii) or (iv) below, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget, with all excess cash required to be deposited (x) if a Cash Sweep Period relates to a debt service event as identified in clause (iii) of the definition of Cash Sweep Period below, to an excess cash flow reserve to be held as additional security during the continuance of such Cash Sweep Period, and (y) if a Cash Sweep Period relates to any of the Major Tenant events as identified in clause (iv) of the definition of Cash Sweep Period below, to a Major Tenant reserve to be used for retenanting expenses. Upon the occurrence and continuance of a Cash Sweep Period defined as either clause (i) or (ii) below, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender and may be applied by lender in such order and priority as lender determines.

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the 6330 West Loop South Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days after such bankruptcy action or, if such bankruptcy action is involuntary and not consented to or colluded in by the property manager, such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the 6330 West Loop South Mortgage Loan or 6330 West Loop South Property, which will be determined in the lender’s sole discretion (in no event will a Cash Sweep Period due to a bankruptcy action of the 6330 West Loop South Borrower be cured);

(iii)	the date the debt service coverage ratio for the immediately preceding six-month period is less than 1.10x (amortizing) and will continue until such time as the debt service coverage ratio for the immediately preceding six-month period is at least 1.10x (amortizing) for two consecutive calendar quarters; or

(iv)	with respect to TCHP or TCH, or any successor or assign of such entity as tenant (a “Major Tenant”) under its lease or a replacement lease (“Major Tenant Lease”):

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

MSC 2018-H3	6330 West Loop South

(a)	the date that any Major Tenant files a bankruptcy action and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) (1) the then applicable debt service coverage ratio, after giving effect to all leases (excluding any Major Tenant which is the subject of a bankruptcy action until the date which is 30 days after the date such Major Tenant has affirmed its lease, is no longer the subject of a bankruptcy or similar proceeding, and is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit and has delivered a tenant estoppel acceptable to the lender), is not less than 1.10x (amortizing) or (2) the balance of the Major Tenant reserve plus the balance of the TI/LC reserve in excess of $500,000 equals or exceeds $6,200,000;

(b)	the date that less than 51% of any Major Tenant premises is being used by the applicable Major Tenant, as a result of any such Major Tenant for five consecutive business days (except for temporary closures for repairs, restoration, rehabilitation or customary force majeure events), ceasing to conduct its normal business operations in at least 51% of its leased space (provided, however, that the lender may not test for such utilization more frequently than one time in any six consecutive month period) and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the then applicable debt service coverage ratio, after giving effect to all leases (excluding any Major Tenant utilizing less than 51% of its leased space to conduct its normal business operations), is not less than 1.10x (amortizing) or (2) the balance of the Major Tenant reserve equals or exceeds $3,600,000, in cash or a combination of cash and a letter of credit; or

(c)	the date that is 12 months prior to the then applicable expiration date of the applicable Major Tenant Lease (or any renewal or replacement thereof) and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) (a) the 6330 West Loop South Borrower has satisfied, with respect to the Major Tenant premises of any Major Tenant Lease that gave rise to the then existing Cash Sweep Period, as applicable, all lease renewal or replacement criteria as approved by the lender pursuant to the loan documents, and (b) the then applicable debt service coverage ratio, after giving effect to all leases (excluding any Major Tenant whose lease gave rise to the then existing Cash Sweep Period), is not less than 1.10x (amortizing), or (2) the balance of the Major Tenant reserve plus the balance of the TI/LC reserve in excess of $500,000 equals or exceeds $6,200,000.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. In connection with a bona fide sale to a third party, future mezzanine debt is permitted under the 6330 West Loop South Mortgage Loan documents provided, among other things, (i) no default or event of default is continuing, (ii) the loan to value ratio of the mezzanine debt and the 6330 West Loop South Mortgage Loan does not exceed 69.8%, (iii) the debt service coverage ratio is not less than 1.30x (amortizing) taking into account the additional mezzanine debt and the 6330 West Loop South Mortgage Loan, (iv) the debt yield is not less than 8.49% taking into account the additional mezzanine debt and the 6330 West Loop South Mortgage Loan, (v) the mezzanine lender has signed an intercreditor agreement acceptable to the lender in its sole discretion, and (vi) a rating agency confirmation that such mezzanine debt will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the MSC 2018-H3 certificates is delivered.

Release of Property. Not permitted.

Terrorism Insurance. The 6330 West Loop South Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the 6330 West Loop South Property and business interruption insurance of at least 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-45

MSC 2018-H3	Rittenhouse Hill

Mortgage Loan No. 3 – Rittenhouse Hill

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSC 2018-H3	Rittenhouse Hill

Mortgage Loan No. 3 – Rittenhouse Hill

Rittenhouse Hill
633 West Rittenhouse Street
Philadelphia, PA 19144
PHILADELPHIA
PENNSYLVANIA
NEW JERSEY
CAMDEN
Cedarbrook
Elkins Park
Chestnut Hill
West Oak Lane
Fairmount Park
PHILADELPHIA COUNTY
Wister
Germantown
Thomas Mansion
Historic Rittenhouse Town
Wissahickon Valley Park
Lower Merion Township
MONTGOMERY COUNTY
East Falls
Bala Cynwyd
Narberth
Hunting Park
North Central Philadelphia
Overbrook
Wynnefield
Brewerytown
Morris Park
Fairmount
Millbourne
Northern Liberties
Cobbs Creek
Walnut Hill
University City
Center City
Upper Darby
DELAWARE COUNTY
Schuylkill River
Schuylkill Expwy
SEPTA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSC 2018-H3	Rittenhouse Hill

Mortgage Loan No. 3 – Rittenhouse Hill

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Philadelphia, PA 19144
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.9%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Matthew Pestronk; Michael Pestronk			Year Built/Renovated:	1952/2013
Mortgage Rate:	4.7128%			Size(4):	625 Units
Note Date:	4/26/2018			Cut-off Date Balance per Unit(1)(4):	$180,800
First Payment Date:	6/1/2018			Maturity Date Balance per Unit(1)(4):	$180,800
Maturity Date:	5/1/2028			Property Manager:	Post Commercial Real Estate, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,072,007
Seasoning:	2 months			UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	8.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.65x
Additional Debt Type(1)(2):	Pari Passu/Mezzanine			Most Recent NOI:	$8,921,834 (4/30/2018 TTM)
Additional Debt Balance(1)(2):	$63,000,000/$17,000,000			2nd Most Recent NOI:	$9,191,829 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,852,850 (12/31/2016)
Reserves(3)				Most Recent Occupancy(4):	94.1% (4/12/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	93.6% (12/31/2016)
RE Tax:	$188,310	$62,770	N/A	3rd Most Recent Occupancy(4):	89.6% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$177,675,000 (12/4/2017)
Recurring Replacements:	$0	$13,021	N/A	Cut-off Date LTV Ratio(1):	63.6%
				Maturity Date LTV Ratio(1):	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$113,000,000	86.9%	Loan Payoff:	$119,206,282	91.7%
Mezzanine Loan	$17,000,000	13.1%	Return of Equity:	$8,892,607	6.8%
			Reserves:	$188,310	0.1%
			Closing Costs:	$1,712,801	1.3%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The Rittenhouse Hill Mortgage Loan (as defined below) is part of the Rittenhouse Hill Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance of $113,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rittenhouse Hill Whole Loan. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Rittenhouse Hill Whole Loan and mezzanine loan are $208,000, $208,000, 7.0%, 7.0%, 1.32x, 73.2% and 73.2%, respectively.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity”, for a discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Rittenhouse Hill Property (as defined below) also includes 20,083 SF of ground floor commercial space that is not included in the unit count or occupancy figures. 4,000 SF of such space is currently occupied by two commercial tenants; the remaining vacant 16,083 SF is not currently being marketed and could be used as additional commercial space or converted to amenity space in the future.

The Mortgage Loan. The third largest mortgage loan (the “Rittenhouse Hill Mortgage Loan”) is part of a whole loan (the “Rittenhouse Hill Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 12-story, 625-unit, high rise, Class A, multifamily property located in Philadelphia, Pennsylvania (the “Rittenhouse Hill Property”). The Rittenhouse Hill Mortgage Loan, which is evidenced by non-controlling Note A-2 and non-controlling Note A-3, which have original principal balances of $35,000,000 and $15,000,000, respectively, is being contributed to the MSC 2018-H3 securitization transaction. The related companion loan is evidenced by the controlling Note A-1 (the “Rittenhouse Hill Non-Serviced Pari Passu Companion Loan”), which had an original principal balance of $63,000,000 and was contributed to the BANK 2018-BNK12 securitization transaction. The Rittenhouse Hill Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK12 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the Rittenhouse Hill Whole Loan were primarily used to refinance the Rittenhouse Hill Property, fund reserves, pay origination costs and return equity to the borrower.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSC 2018-H3	Rittenhouse Hill

Rittenhouse Hill Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$63,000,000	$63,000,000	BANK 2018-BNK12	Yes
A-2	$35,000,000	$35,000,000	MSC 2018-H3	No
A-3	$15,000,000	$15,000,000	MSC 2018-H3	No
Total	$113,000,000	$113,000,000

The Borrower and the Sponsors. The borrower is Post Rittenhouse Hill, L.P. (the “Rittenhouse Hill Borrower”), a Pennsylvania limited partnership and single purpose entity with two independent directors in its organizational structure. The nonrecourse carve-out guarantors are Matthew Pestronk and Michael Pestronk (the “Rittenhouse Hill Guarantors”) who indirectly own approximately 10.1% of the Rittenhouse Hill Borrower and are the managing members. The Rittenhouse Hill Guarantors are the co-founders of Post Brothers. Founded in 2006, Post Brothers develops and operates apartment buildings and complexes in Philadelphia. Post Brothers handles all business in-house, with experience in leasing, construction and property management, development, general contracting, transactions, and financing. Post Brothers is an active multifamily developer in Philadelphia, and has acquired 12 properties with over 2,900 rental units. William A. (Bill) Ackman indirectly owns approximately 76.463% of the Rittenhouse Hill Borrower. Bill Ackman is the founder and chief executive officer of the hedge fund Pershing Square Capital Management.

The Property. The Rittenhouse Hill Property is comprised of two 12-story “Class A” multifamily towers totaling 625 units located in Philadelphia Pennsylvania, approximately six miles northwest of Philadelphia’s central business district. The Rittenhouse Hill Property was originally built in 1952, acquired by the sponsor in a short sale arranged in lieu of a foreclosure by the then lender in 2011, and underwent a gut renovation and redevelopment in 2013. The redevelopment of the Rittenhouse Hill Property included replacement of all building systems, roofs and windows, and new interior finishes, apartment unit layouts, lobby, kitchens, bathrooms, common areas, hallways, and amenities. According to the sponsor, the redevelopment cost was approximately $59.0 million. Since the redevelopment, occupancy at the Rittenhouse Hill Property has been 87.3%, 89.6%, 93.6% and 94.1% as of December 31, 2014, December 31, 2015, December 31, 2016 and April 12, 2018, respectively. Amenities at the Rittenhouse Hill Property include an infinity edge swimming pool with a tanning deck and lounge areas, a lobby building connecting the two towers, a professionally managed fitness center, a yoga/pilates room, sports courts, a dog park, a concierge service, on-site property management and 24-hour maintenance and security. The Rittenhouse Hill Property features 705 parking spaces (424 surface spaces, 216 garage spaces and 65 deck spaces) that are available to residents for a monthly fee. Additionally, the Rittenhouse Hill Property has two ground floor commercial units (totaling 4,000 SF) that are currently leased. There is an additional 16,083 SF of vacant ground floor space that is not currently being marketed and that could be used as additional commercial space or converted to additional amenity space in the future.

The following table presents certain information relating to the unit mix at the Rittenhouse Hill Property:

Unit Mix
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Market Rent per Unit
Studio	98	89	90.8%	385	37,760	$1,126	$1,140
One-Bedroom	338	318	94.1%	714	241,375	$1,447	$1,450
Two-Bedroom	188	181	96.3%	950	178,600	$1,835	$1,825
Three-Bedroom	1	0	0.0%	2,100	2,100	NAP	$3,785
Total/Wtd. Avg.	625	588	94.1%	736	459,835	$1,518	$1,519

Source: Borrower rent roll dated April 12, 2018 and appraisal.

Tax Abatement. The Rittenhouse Hill Property benefits from a tax abatement from the City of Philadelphia, which expires in December 2024. The Rittenhouse Hill Whole Loan was underwritten based on the abated taxes. According to the appraisal, for 2018, the abated taxes are $760,848, while unabated taxes would be $1,195,153, resulting in a tax savings of $434,305. In the final year of the tax abatement, the abated taxes are projected in the appraisal to be $882,350, compared to unabated taxes of $1,386,012.

The Markets. The Rittenhouse Hill Property is located in Philadelphia, Pennsylvania, approximately six miles northwest of Philadelphia’s central business district. The Rittenhouse Hill Property is within walking distance of a public bus and regional rail line stop, which provide direct service to Center City Philadelphia. Additionally, Germantown is bordered by Interstate 76 to the south, which provides direct access to Center City Philadelphia and much of the region. According to the appraisal, the commute to Center City Philadelphia is approximately 15 minutes.

According to the appraisal, the Rittenhouse Hill Property is in the Germantown multifamily submarket of Philadelphia. As of the third quarter of 2017, the Germantown multifamily submarket had an average occupancy of 96.2% and average asking rents of $1,040 per unit. As of the third quarter of 2017, the Philadelphia multifamily market had an average occupancy of 96.2% and average asking rents of $1,284 per unit. Overall apartment occupancy has ranged between 95.9% and 96.4% for the Philadelphia market and 92.7% and 96.2% in the Germantown submarket since the fourth quarter of 2015. According to the appraisal, there are 3,899 new apartment units that have been or are being introduced to the Center City multifamily submarket of Philadelphia in the next two years. According to the appraisal, there are no units planned or under construction in the Germantown multifamily submarket.

The estimated 2017 population within a quarter-, half- and one-mile radius of the Rittenhouse Hill Property is 1,858, 8,257 and 28,143, respectively, according to the appraisal. The estimated 2017 average household income within a quarter-, half- and one-mile radius of the Rittenhouse Hill Property is $54,538, $60,888 and $63,750, respectively, according to the appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

MSC 2018-H3	Rittenhouse Hill

The following table presents certain information relating to comparable rental properties to the Rittenhouse Hill Property:

Comparable Rental Properties
	Rittenhouse Hill Property	Alden Park	Chestnut Hill Tower	Hathaway House	Madison Hill House	The McCallum	Pelham Park
Year Built	1952/2013	1929/2017	1960	1968	1965	1985	1948
Number of units	625	777	228	138	187	51	139
Occupancy	94.1%(1)	86.0%	92.0%	98.0%	99.0%	100.0%	99.0%
Unit size (SF):
- Studio	385(2)	597	450	500	410	430	615
- 1-BR	715(2)	860	835	885	815	751	740
- 2-BR	947(2)	1,150-1,600	1,250-1,300	1,190-1,240	1,145	1,160	1,095
- 3-BR	1,900(2)	1,430	1,500	1,505	1,535	-	1,910
Rent per month:
- Studio	$1,140(2)	$1,061	$950	$904	$1,113	$752	$1,147
- 1-BR	$1,450(2)	$1,521	$1,265	$1,075	$1,773	$1,004	$1,500
- 2-BR	$1,825(2)	$1,822-$2,096	$1,549-$1,738	$1,457-1,497	$2,307	$1,285	$1,410
- 3-BR	$3,785(3)	$2,446	$2,060	$1,689	$3,516	-	$1,800

Source: Appraisal

(1)	As of April 12, 2018.

(2)	Represents the weighted average for each Unit size and the Rittenhouse Hill Property.

(3)	The one three-bedroom unit at the Rittenhouse Hill Property is vacant. $3,785 represents the asking price for the three-bedroom unit.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rittenhouse Hill Property:

Cash Flow Analysis(1)
	2015	2016	2017	4/30/2018 TTM	UW	UW per unit
Base Rent	$11,005,534	$11,099,147	$11,362,791	$11,393,496	$11,418,492	$18,269.59
Other Income(1)	$1,520,775	$1,606,075	$1,672,368	$1,660,544	$1,660,544	$2,656.87
Less Vacancy & Credit Loss	($1,923,347)	($1,134,677)	($969,042)	($1,109,896)	($669,840)	($1,071.74)
Effective Gross Income	$10,602,962	$11,570,545	$12,066,117	$11,944,143	$12,409,196	$19,854.71
Total Operating Expenses(2)	$3,056,960	$2,717,696	$2,874,288	$3,022,309	$3,337,188	$5,339.50
Net Operating Income	$7,546,002	$8,852,850	$9,191,829	$8,921,834	$9,072,007	$14,515.21
Capital Expenditures	$0	$0	$0	$0	$162,823	$260.52
Net Cash Flow	$7,546,002	$8,852,850	$9,191,829	$8,921,834	$8,909,184	$14,254.69

Occupancy %	89.6%	93.6%	91.6%(3)	94.1%(4)	94.1%
NOI DSCR(5)	1.40x	1.64x	1.70x	1.65x	1.68x
NCF DSCR(5)	1.40x	1.64x	1.70x	1.65x	1.65x
NOI Debt Yield(5)	6.7%	7.8%	8.1%	7.9%	8.0%
NCF Debt Yield(5)	6.7%	7.8%	8.1%	7.9%	7.9%

(1)	Other Income includes income from commercial rent, parking income, cell tower Income, utility reimbursements, and miscellaneous fees.

(2)	Taxes were underwritten based on 2018 abated taxes. See “Tax Abatement” above.

(3)	Occupancy is as of January 8, 2018.

(4)	Occupancy is as of April 12, 2018.

(5)	The debt service coverage ratios and debt yields are based on the Rittenhouse Hill Whole Loan, and exclude the Rittenhouse Hill Mezzanine Loan (as defined below).

Escrows and Reserves. On the origination date, the Rittenhouse Hill Borrower funded reserves of approximately $188,310 for real estate taxes and, on each due date, is required to fund the tax reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding 12-month period, initially $62,770.

Additionally, the Rittenhouse Hill Whole Loan documents provide for the following reserves to be funded on each due date: (i) replacement reserves in a monthly amount equal to $13,021 for annual capital expenditures and (ii) an insurance reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the Rittenhouse Hill Borrower is maintaining blanket insurance policies in accordance with the Rittenhouse Hill Whole Loan documents.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

MSC 2018-H3	Rittenhouse Hill

Lockbox and Cash Management. The Rittenhouse Hill Whole Loan is structured with a soft lockbox and springing cash management. The Rittenhouse Hill Whole Loan documents require the Rittenhouse Hill Borrower to deposit or cause to be deposited all rent and other revenues from the Rittenhouse Hill Property into the lockbox account. If no Cash Sweep Event Period (as defined below) is continuing, all funds in the lockbox account are required to be swept into the Rittenhouse Hill Borrower’s operating account. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account and, during the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept daily from the lockbox account into such lender controlled cash management account and applied in accordance with the Rittenhouse Hill Whole Loan documents to make deposits into reserve funds, as described under “Escrows and Reserves” above, to pay debt service on the Rittenhouse Hill Whole Loan; provided no event of default is continuing, to pay operating expenses in accordance with the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary expenses approved by the lender, provided no event of default is continuing, to pay debt service on the Rittenhouse Hill Mezzanine Loan (as defined below), and to deposit the remainder (x) if the Cash Sweep Event Period is due solely to an event of default under the Rittenhouse Hill Mezzanine Loan, to an account for the benefit of the mezzanine lender, and (y) otherwise, into a cash sweep account to be held as additional collateral for the Rittenhouse Hill Whole Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” means the period:

(i)	Commencing upon the occurrence of an event of default under the Rittenhouse Hill Whole Loan and continuing until the cure (if applicable) of such event of default; or

(ii)	Commencing upon the occurrence of an event of default under the Rittenhouse Hill Mezzanine Loan and continuing until the lender has received written notice from the mezzanine lender that no event of default exists under the Rittenhouse Hill Mezzanine Loan; or

(iii)	Commencing upon the combined debt service coverage ratio of the Rittenhouse Hill Whole Loan and the Rittenhouse Hill Mezzanine Loan (based on the aggregate interest only debt service payments on such loans and based on the trailing six months operating statements and rent roll) falling below 1.20x for the immediately preceding six calendar months and ending upon such combined debt service coverage ratio (based on such aggregate interest only debt service payments and the trailing six months operating statements and rent roll) being at least 1.20x for the immediately preceding six calendar months.

Additional Secured Indebtedness (not including trade debts). In addition to the Rittenhouse Hill Mortgage Loan, the Rittenhouse Hill Property also secures the Rittenhouse Hill Non-Serviced Pari Passu Companion Loan which has an aggregate Cut-off Date principal balance of $63,000,000. The Rittenhouse Hill Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the Rittenhouse Hill Mortgage Loan. The Rittenhouse Hill Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Rittenhouse Hill Non-Serviced Pari Passu Companion Loan. The holders of the Rittenhouse Hill Mortgage Loan and the Rittenhouse Hill Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Rittenhouse Hill Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Rittenhouse Hill Mezzanine Loan” refers to a loan in the original principal amount of $17,000,000 made to RH Mezzanine LLC, a Delaware limited liability company, and Imperial Post, L.P., a Delaware limited partnership, by Morgan Stanley Mortgage Capital Holdings LLC, secured by 100% of the direct or indirect equity interest in the Rittenhouse Hill Borrower and put in place simultaneously with the origination of the Rittenhouse Hill Whole Loan. The Rittenhouse Hill Mezzanine Loan has an interest rate of 7.911%, is interest-only, and is coterminous with the Rittenhouse Hill Whole Loan. The Rittenhouse Hill Mezzanine Loan and the Rittenhouse Hill Whole Loan are subject to an intercreditor agreement between Morgan Stanley Bank, N.A., as senior lender, and Morgan Stanley Mortgage Capital Holdings LLC, as mezzanine lender. The Rittenhouse Hill Mezzanine Loan has been sold to a third party.

The following table presents certain information relating to the Rittenhouse Hill Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$17,0000,000	7.911%	120	0	120	1.32x	7.0%	73.2%

Release of Property. Not permitted.

Terrorism Insurance. The Rittenhouse Hill Borrower is required to obtain “all risk” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with twelve months of business income insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” (within the meaning of TRIPRA). See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

MSC 2018-H3	HTI Medical Office Portfolio

Mortgage Loan No. 4 – HTI Medical Office Portfolio

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

MSC 2018-H3	HTI Medical Office Portfolio

Mortgage Loan No. 4 – HTI Medical Office Portfolio

ONTARIO
MINNEAPOLIS
ST. PAUL
WISCONSIN
MILWAUKEE
MICHIGAN
TORONTO
IOWA
Cedar Rapids
CHICAGO
DETROIT
CLEVELAND
Ft. Wayne
INDIANA
OHIO
PITTSBURGH
COLUMBUS
ILLINOIS
INDIANAPOLIS
MISSOURI
CINCINNATI
ST. LOUIS
LOUISVILLE
KENTUCKY
Springfield

UTAH
NEBRASKA
DENVER
KANSAS
Colorado Springs
COLORADO
Pueblo
La Junta
Wichita
Tulsa
OKLAHOMA CITY
ARIZONA
ALBUQUERQUE
Amarillo
PHOENIX
Mesa
NEW MEXICO
OKLAHOMA
TUCSON
Lubbock
FT. WORTH
DALLAS
EL PASO
CIUDAD JUAREZ
TEXAS
AUSTIN
HOUSTON
SAN ANTONIO
CHIHUAHUA
MEXICO
MONTERREY
Gulf of Mexico

SACRAMENTO
NEVADA
SAN FRANCISCO
GREAT BASIN
SAN JOSE
Fresno
CALIFORNIA
LAS VEGAS
Pacific Ocean
Bakersfield
MOJAVE DESERT
LOS ANGELES
SAN DIEGO
MEXICO

HTI Medical Office Portfolio

1	Aurora Health Care Center	Plymouth, WI	11	Oak Lawn Medical Center	Oak Lawn, IL
2	Laguna Professional Center	Elk Grove, CA	12	East Coast Square West	Cedar Point, NC
3	Woodlake Office Center	Woodbury, MN	13	Arrowhead Medical Plaza I	Glendale, AZ
4	Northside Hospital Medical Office	Canton, GA	14	Monroe Medical Center	Monroe, GA
5	Arrowhead Medical Plaza II	Glendale, AZ	15	East Coast Square North	Morehead City, NC
6	High Desert Medical Group	Lancaster, CA	16	Belmar Medical Building	Lakewood, CO
7	TKT Building	Muncie, IN	17	Village Center Parkway	Stockbridge, GA
8	Physicians Plaza of Roane County	Harriman, TN	18	Sassafras Medical Building	Erie, PA
9	Mainland Medical Arts Pavilion	Texas City, TX	19	Medical Center III	Peoria, AZ
10	Presence Healing Arts Pavilion	New Lenox, IL	20	Stockbridge Family Medical	Stockbridge, GA

Anthem
Wittmann
Peoria
Surprise
El Mirage
Glendale
PHOENIX
Goodyear
Avondale
Tolleson
Buckeye

KENTUCKY
WV
VIRGINIA
Richmond
NORFOLK
VIRGINIA BEACH
TENNESSEE
Knoxville
RALEIGH
NORTH CAROLINA
Chattanooga
CHARLOTTE
Fayetteville
ATLANTA
Wilmington
SOUTH CAROLINA
Augusta
Columbia
Charleston
GEORGIA
Savannah
Atlantic Ocean
JACKSONVILLE
FLORIDA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

MSC 2018-H3	HTI Medical Office Portfolio

Mortgage Loan No. 4 – HTI Medical Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		KeyBank		Single Asset/Portfolio:	Portfolio
Original Balance(1):		$45,000,000		Location:	Various
Cut-off Date Balance(1):		$45,000,000		General Property Type:	Office
% of Initial Pool Balance:		4.4%		Detailed Property Type:	Medical
Loan Purpose:		Refinance		Title Vesting(4):	Various
Sponsor:		Healthcare Trust, Inc.		Year Built/Renovated:	Various/Various
Mortgage Rate:		4.5410%		Size:	785,947 SF
Note Date:		4/10/2018		Cut-off Date Balance per SF(1):	$151
First Payment Date:		6/1/2018		Maturity Date Balance per SF(1):	$151
Maturity Date:		5/1/2028		Property Manager:	Healthcare Trust Properties, LLC (borrower-related)
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		2 months
Prepayment Provisions:		LO (25); YM1 (92); O (3)		Underwriting and Financial Information
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI:	$12,187,711
Additional Debt Type(1)(2):		Pari Passu		UW NOI Debt Yield(1):	10.3%
Additional Debt Balance(1)(2):		$73,700,000		UW NOI Debt Yield at Maturity(1):	10.3%
Future Debt Permitted (Type):		No (N/A)		UW NCF DSCR(1):	1.94x
Reserves(3)				Most Recent NOI(5):	$13,843,185 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(5):	$12,079,340 (12/31/2016)
RE Tax:	$909,185	$210,796	N/A	3rd Most Recent NOI(5):	N/A
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	87.8% (3/7/2018)
Recurring Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.3% (12/31/2017)
TI/LC:	$2,750,000	Springing	$2,000,000	3rd Most Recent Occupancy:	90.9% (12/31/2016)
Ground Rent:	$31,167	$15,583	N/A	Appraised Value (as of)(6):	$207,000,000 (2/22/2018)
Deferred Maintenance:	$254,604	$0	N/A	Cut-off Date LTV Ratio(1)(6):	57.3%
East Carolina Holdback Reserve:	$146,500	$0	N/A	Maturity Date LTV Ratio(1)(6):	57.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$118,700,000	100.0%	Loan Payoff(7):	$80,000,000	67.4%
			Reserves:	$4,091,455	3.4%
			Closing Costs:	$2,021,356	1.7%
			Return of Equity	$32,587,189	27.5%
Total Sources:	$118,700,000	100.0%	Total Uses:	$118,700,000	100.0%

(1)	The HTI Medical Office Portfolio Mortgage Loan (as defined below) is part of the HTI Medical Office Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the HTI Medical Office Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Arrowhead Medical Plaza I, Arrowhead Medical Plaza II and Presence Healing Arts Pavilion properties are leasehold interests, the remaining HTI Medical Office Portfolio Properties (as defined below) are fee simple interests.

(5)	The HTI Medical Office Portfolio Properties were acquired from August 21, 2013 through December 22, 2017; therefore the 3rd Most Recent NOI is not available. The 2nd Most Recent NOI includes full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, the Most Recent NOI includes only partial-year income from the remaining two HTI Medical Office Portfolio Properties.

(6)	The Appraised Value represents the “as-is portfolio value” conclusion which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 59.4% and 59.4%, respectively.

(7)	The loan payoff of $80,000,000 was a partial pay down of a corporate credit facility partially secured by pledges of ownership interests in 14 of the HTI Medical Office Portfolio Properties. The six remaining HTI Medical Office Portfolio Properties were unencumbered.

The Mortgage Loan. The fourth largest mortgage loan (the “HTI Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “HTI Medical Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The HTI Medical Office Portfolio Whole Loan is secured by the fee and leasehold interests in a portfolio of 20 medical office properties totaling 785,947 SF and located in 12 states throughout the United States (collectively, the “HTI Medical Office Portfolio Properties” or “HTI Medical Office Portfolio”). The controlling Promissory Note A-1, with an original principal balance of $45,000,000, represents the HTI Medical Office Portfolio Mortgage Loan and will be included in the MSC 2018-H3 securitization transaction. The non-controlling Promissory Notes A-2 and A-3, with an aggregate original principal balance of $73,700,000, collectively represent the pari passu companion loans (the “HTI Medical Office Portfolio Serviced Pari Passu Companion Loans”).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

MSC 2018-H3	HTI Medical Office Portfolio

The following table presents a summary of the promissory notes comprising the HTI Medical Office Portfolio Whole Loan. The HTI Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-H3 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

HTI Medical Office Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$45,000,000	$45,000,000	MSC 2018-H3	Yes
A-2	$50,000,000	$50,000,000	UBS 2018-C10	No
A-3	$23,700,000	$23,700,000	KeyBank, N.A.	No
Total	$118,700,000	$118,700,000

Proceeds from the HTI Medical Office Portfolio Whole Loan were used to pay down a portion of the sponsor’s corporate credit facility, fund upfront reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrowers are twenty Delaware limited liability companies, each structured to be bankruptcy-remote with two independent directors (individually and collectively, the “HTI Medical Office Portfolio Borrowers”). All but one of the HTI Medical Office Portfolio Borrowers are 100% owned by the nonrecourse carve-out guarantor, Healthcare Trust Operating Partnership L.P. (the “Guarantor”). The Guarantor owns approximately 95.9% of the remaining borrower entity.

The Guarantor is the business operations entity of the sponsor, Healthcare Trust, Inc. (“HTI”), a non-traded real estate investment trust founded in 2012 that focuses on investments in medical office buildings, seniors housing and other healthcare-related facilities. As of year-end 2017, HTI reported that it owned a portfolio of 185 properties totaling approximately 9.0 million square feet with a gross asset value of over $2.5 billion. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The HTI Medical Office Properties are comprised of 20 medical office buildings located across 12 different states and totaling 785,947 SF. The HTI Medical Office Properties are currently 87.8% leased to over 90 different tenants. The four largest individual properties based on net rentable area are the Aurora Health Care Center property (10.8% of SF, 15.5% of UW NOI), the High Desert Medical Group property (9.8% of SF, 6.9% of UW NOI), the Arrowhead Medical Plaza II property (6.0% of SF, 3.5% of UW NOI) and the Presence Healing Arts Pavilion property (5.6% of SF, 5.7% of UW NOI), with no other individual property representing more than 5.4% of SF or 8.8% of UW NOI.

The following table presents detailed information with respect to each of the HTI Medical Office Properties.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Aurora Health Care Center	Plymouth, WI	2007/N/A	85,028	100.0%	$17,038,135	14.4%	$28,700,000	$1,891,900
High Desert Medical Group	Lancaster, CA	1980/2003	76,748	100.0%	$7,480,157	6.3%	$12,600,000	$839,339
Arrowhead Medical Plaza II	Glendale, AZ	1997/N/A	47,490	63.6%	$7,539,523	6.4%	$12,700,000	$432,476
Presence Healing Arts Pavilion	New Lenox, IL	2012/N/A	44,391	76.5%	$5,966,316	5.0%	$10,050,000	$700,384
Physicians Plaza of Roane County	Harriman, TN	2011/N/A	42,566	95.9%	$6,292,831	5.3%	$10,600,000	$790,953
Laguna Professional Center	Elk Grove, CA	2006/N/A	41,932	94.4%	$8,887,139	7.5%	$14,970,000	$1,071,878
761 Building	Munster, IN	1990/N/A	39,032	100.0%	$6,797,444	5.7%	$11,450,000	$701,411
Northside Hospital Medical Office	Canton, GA	1990/1995	38,098	100.0%	$8,014,454	6.8%	$13,420,000	$826,791
Morrow Medical Center	Morrow, GA	1991/N/A	37,813	100.0%	$4,333,742	3.7%	$7,300,000	$382,611
East Coast Square West	Cedar Point, NC	2014/N/A	37,638	83.3%	$5,253,920	4.4%	$8,850,000	$541,280
Woodlake Office Center	Woodbury, MN	2009/N/A	36,375	100.0%	$8,637,800	7.3%	$14,550,000	$984,381
Arrowhead Medical Plaza I	Glendale, AZ	1992/N/A	34,172	60.9%	$4,571,207	3.9%	$7,700,000	$309,378
Mainland Medical Arts Pavilion	Texas City, TX	2011/N/A	34,135	100.0%	$6,174,098	5.2%	$10,400,000	$729,957
Belmar Medical Building	Lakewood, CO	1987/N/A	31,853	86.8%	$3,769,762	3.2%	$6,260,000	$387,706
East Coast Square North	Morehead City, NC	2010/N/A	30,484	67.0%	$3,933,019	3.3%	$6,625,000	$328,557
Medical Center III	Peoria, AZ	1984/N/A	28,765	80.7%	$2,137,188	1.8%	$3,600,000	$232,955
Sassafras Medical Building	Erie, PA	2003/N/A	28,229	100.0%	$2,315,287	2.0%	$3,900,000	$418,350
Oak Lawn Medical Center	Oak Lawn, IL	2008/N/A	26,325	68.6%	$5,342,969	4.5%	$9,000,000	$289,235
Village Center Parkway	Stockbridge, GA	2003/N/A	25,051	72.7%	$2,434,019	2.1%	$4,100,000	$191,942
Stockbridge Family Medical	Stockbridge, GA	1993/N/A	19,822	52.8%	$1,780,990	1.5%	$3,000,000	$136,227
Total/Wtd. Avg.			785,947	87.8%	$118,700,000	100.0%	$207,000,000	$12,187,711

(1)	Information is based on the underwritten rent roll.

(2)	The Total Appraised Value is the result of the “as-is portfolio value” conclusion which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a Total Appraised Value of $199,775,000.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	HTI Medical Office Portfolio

Major Properties.

The Aurora Health Care Center (85,028 SF, 10.8% of NRA, 14.4% Allocated Loan Amount). The Aurora Health Care Center property is a two-story medical office building built in 2007. The Aurora Health Care Center property is located in Plymouth, Wisconsin approximately 13 miles east of Sheboygan, Wisconsin and approximately 0.5 miles east of the Highway 23 and Highway 57 interchange. As of March 7, 2018, the Aurora Health Care Center property was 100.0% occupied by Aurora Health Care (rated A+/A2 by Fitch/Moody’s), a not-for-profit Wisconsin-area health care provider. In March 2018, Aurora Health Care and Advocate Health Care announced a merger which, according to such announcement, will create the 10th largest not-for-profit, integrated health care system in the United States with combined annual revenues of approximately $11 billion. Services at the Aurora Health Care Center property include urgent care, obstetrics and gynecology, family medicine, internal medicine, orthopedics and general surgery, behavioral health, physical therapy, occupational therapy, diagnostic testing, imaging, and lab work.

High Desert Medical Group (76,748 SF, 9.8% of SF, 6.3% Allocated Loan Amount). The High Desert Medical Group property is a two-story medical office building built in 1980 and renovated in 2003. The High Desert Medical Group property is located in Lancaster, California approximately 76 miles north of the Los Angeles central business district, approximately 0.4 miles north of the Avenue K and Highway 14 interchange and 1.0 mile south of the Antelope Valley Hospital, a 420-bed full service acute-care hospital. As of March 7, 2018, the High Desert Medical Group property was 100.0% occupied by High Desert Medical Corporation, a multi-specialty medical group formed in 1981 to provide healthcare to California’s Antelope Valley region. High Desert Medical Corporation is an affiliate of Heritage Provider Network, a network of nine medical groups serving areas across southern California. Services at the High Desert Medical Group property include 24-hour urgent care, primary care from family medicine, internal medicine, and general medical practitioners, and specialty care from endocrinologists, geriatricians, podiatrists, and rheumatologists.

Arrowhead Medical Plaza II (47,490 SF, 6.0% of SF, 6.4% Allocated Loan Amount). The Arrowhead Medical Plaza II property is a three-story medical office building built in 1997. The Arrowhead Medical Plaza II property is located in Glendale, Arizona approximately 14.5 miles northwest of the Phoenix central business district and approximately 1.1 miles south of the North 67th Avenue and Highway 101 intersection. The Arrowhead Medical Plaza II property is part of the Abrazo Arrowhead Hospital and Medical Center campus which centers around a 217-bed full-service acute care hospital. As of March 7, 2018, the Arrowhead Medical Plaza II property was 63.6% occupied. Affiliates of Abrazo Community Health Network, the operator of the Abrazo Arrowhead Hospital and Medical Center, lease three spaces totaling 17,271 SF (36.4% of the NRA of the Arrowhead Medical Plaza II property) and representing 59.1% of the Arrowhead Medical Plaza II property’s underwritten base rent (2.6% of the HTI Medical Office Portfolio’s underwritten base rent). Abrazo Community Health Network operates five acute care hospitals, two emergency centers, six urgent care centers, several service-specific institutes and centers, and 15 physician medical group offices including primary care, bariatric, cardiology, endocrinology, general surgery and orthopedic offices.

Presence Healing Arts Pavilion (44,391 SF, 5.6% of SF, 5.0% Allocated Loan Amount). The Presence Healing Arts Pavilion property is a two-story medical office building built in 2012. The Presence Healing Arts Pavilion property is located in New Lenox, Illinois approximately 42 miles southwest of the Chicago central business district, approximately 1.9 miles southeast of the Highway 30 and I-80 interchange and approximately 3.0 miles from the Silver Cross Hospital, a 302-bed acute care/general hospital. As of March 7, 2018, the Presence Healing Arts Pavilion property was 76.5% occupied. The largest tenant at the property is Presence Hospitals PRV (rated AA+/Aa2/AA+ by Fitch/Moody’s/S&P) which leases two spaces totaling 30,276 SF (68.2% of the NRA of the Presence Healing Arts Pavilion property) and represents 89.3% of the Presence Healing Arts Pavilion property’s underwritten base rent (6.2% of the HTI Medical Office Portfolio’s underwritten base rent). Presence Health is one of the largest Catholic health systems in Illinois with over 14,000 associates and 4,000 medical professionals operating over 150 sites of care, including 10 hospitals.

The following table presents certain information relating to the leases at the HTI Medical Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of Total SF	Annual UW Base Rent	Annual UW Rent PSF(3)	% of Total Annual UW Rent	Lease Expiration
Aurora Health Care	A+/A2/NR	85,028	10.8%	$2,010,204	$23.64	13.6%	12/31/2022
High Desert Medical Corporation	NR/NR/NR	76,748	9.8%	$905,738	$11.80	6.1%	2/28/2026
Northside Hospital, Inc.(4)	NR/NR/NR	44,619	5.7%	$1,013,826	$22.72	6.9%	Various
Summit Orthopedics, Ltd.	NR/NR/NR	36,375	4.6%	$1,073,077	$29.50	7.3%	9/30/2022
Presence Hospitals PRV	AA+/Aa2/AA+	30,276	3.9%	$918,238	$30.33	6.2%	6/22/2022
Subtotal/Wtd. Avg.		273,046	34.7%	$5,921,082	$21.69	40.1%
Other Tenants		417,210	53.1%	$8,827,138	$21.16	59.9%
Total Occupied Space		690,256	87.8%	$14,748,220	$21.37	100.0%

Vacant Space		95,691	12.2%	$0	$0.00	0.0%
Total/Wtd. Avg.		785,947	100.0%	$14,748,220	$21.37	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	The Northside Hospital, Inc. tenant leases space at both the Northside Hospital Medical Office property (38,098 SF, $23.68 annual UW base rent PSF and a 12/3/2028 lease expiration) and Village Center Parkway property (6,521 SF, $17.11 annual UW base rent PSF and an 8/31/2020 lease expiration).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	HTI Medical Office Portfolio

The following table presents certain information relating to the lease rollover schedule at the HTI Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Base Rent Rolling	UW Base Rent PSF Rolling(3)	% of UW Base Rent Rolling	Cumulative % of UW Base Rent Rolling
2018	14	48,324	6.1%	6.1%	$970,708	$20.09	6.6%	6.6%
2019	7	19,942	2.5%	8.7%	$370,793	$18.59	2.5%	9.1%
2020	22	81,788	10.4%	19.1%	$1,498,756	$18.32	10.2%	19.3%
2021	19	71,356	9.1%	28.2%	$1,533,542	$21.49	10.4%	29.7%
2022	12	184,707	23.5%	51.7%	$4,760,756	$25.77	32.3%	61.9%
2023	14	62,972	8.0%	59.7%	$1,408,525	$22.37	9.6%	71.5%
2024	9	25,485	3.2%	62.9%	$522,869	$20.52	3.5%	75.0%
2025	2	6,396	0.8%	63.7%	$152,674	$23.87	1.0%	76.1%
2026	4	108,771	13.8%	77.6%	$1,706,461	$15.69	11.6%	87.6%
2027	9	32,872	4.2%	81.8%	$731,887	$22.26	5.0%	92.6%
2028	2	38,098	4.8%	86.6%	$902,257	$23.68	6.1%	98.7%
2029 & Beyond	1	9,545	1.2%	87.8%	$188,991	$19.80	1.3%	100.0%
Vacant	0	95,691	12.2%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	115	785,947	100.0%		$14,748,220	$21.37	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The HTI Medical Office Portfolio Properties are located across the United States with property concentrations in the Atlanta, Georgia metropolitan statistical area (“MSA”), the Phoenix, Arizona MSA and the Chicago, Illinois MSA.

Atlanta:

There are four HTI Medical Office Portfolio properties located in the Atlanta, Georgia MSA totaling 120,784 SF (15.4% of total portfolio SF), which generate $1,311,267 in UW NCF (12.4% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Atlanta MSA:

Atlanta - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Northside Hospital Medical Office	52,193	$54,916	6	2003 - 2017	19,505 - 36,000 / 29,745	50.0% - 85.0% / 66.5%	$16.00 - $25.00 / $19.00
Morrow Medical Center, Village Center Parkway, and Stockbridge Family Medical	178,280	$42,102	6	1982 - 2016	8,885 - 40,000 / 19,905	69.0% - 100.0% / 95.8%	$16.75 - $23.77 / $19.30

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	HTI Medical Office Portfolio

Phoenix:

There are three HTI Medical Office Portfolio properties located in the Phoenix, Arizona MSA totaling 110,427 SF (14.1% of total portfolio SF), which generate $690,029 in UW NCF (6.5% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Phoenix MSA:

Phoenix - Competitive Property Overview(1)

Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Arrowhead Medical Plaza I and Arrowhead Medical Plaza II	104,347	$69,878	6	1974 - 2014	15,600 - 77,480 / 40,105	75.0% - 100.0% / 93.2%	$18.00 - $20.00 / $18.92
Medical Center III	108,459	$44,797	6	1974 - 2002	4,379 - 70,652 / 32,623	55.0% - 100.0% / 83.6%	$21.00 - $25.50 / $23.17

(1)	Information is based on the appraisals.

(2)	Based on the three-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average are based on the appraisals’ rent comparables.

Chicago:

There are three HTI Medical Office Portfolio properties located in the Chicago, Illinois MSA totaling 109,748 SF (14.0% of total portfolio SF), which generate $1,451,147 in UW NCF (13.7% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Chicago MSA:

Chicago - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Presence Healing Arts Pavilion	35,763	$96,294	6	1980 - 2014	32,307 - 174,627 / 76,364	77.9% - 99.6% / 92.5%	$15.00 - $21.50 / $17.66
761 Building	86,117	$61,367	5	2004 - 2008	16,300 - 67,658 / 33,227	78.0% - 100.0% / 93.3%	$17.00 - $22.00 / $18.50
Oak Lawn Medical Center	150,767	$63,029	6	1992 - 2017	4,000 - 59,184 / 33,579	31.0% - 100.0% / 64.9%	$16.00 - $30.00 / $22.83

(1)	Information is based on the appraisals.

(2)	Based on the three-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the HTI Medical Office Portfolio Properties:

Cash Flow Analysis

	2015(1)	2016(1)	2017(1)	UW	UW PSF
Base Rent(2)	N/A	$13,554,379	$15,265,344	$16,704,024	$21.25
Reimbursements	N/A	$4,530,419	$5,096,117	$6,524,462	$8.30
Other Income	N/A	$529	$4,563	$12,655	$0.02
Vacancy	N/A	($27)	($17)	($3,577,748)	($4.55)
Effective Gross Income	N/A	$18,085,300	$20,366,008	$19,663,392	$25.02
Total Operating Expenses	N/A	$6,005,961	$6,522,822	$7,475,682	$9.51
Net Operating Income	N/A	$12,079,340	$13,843,185	$12,187,711	$15.51
TI/LC(3)	N/A	$0	$0	$1,328,195	$1.69
Capital Expenditures	N/A	$971,615	$1,458,214	$242,488	$0.31
Net Cash Flow	N/A	$11,107,723	$12,384,972	$10,617,029	$13.51

Occupancy %	N/A	90.9%	91.3%	84.6%
NOI DSCR(4)	N/A	2.21x	2.53x	2.23x
NCF DSCR(4)	N/A	2.03x	2.27x	1.94x
NOI Debt Yield(4)	N/A	10.2%	11.7%	10.3%
NCF Debt Yield(4)	N/A	9.4%	10.4%	8.9%

(1)	The HTI Medical Office Portfolio Properties were acquired from August 21, 2013 through December 22, 2017; therefore 2014 and 2015 cash flow figures are not available. 2016 cash flow figures include full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, 2017 cash flow figures include only partial-year income from the remaining two HTI Medical Office Portfolio Properties.

(2)	UW Base Rent is based on the underwritten rent roll as of March 7, 2018 and includes $1,955,804 of grossed up rent for 95,691 SF of vacant space.

(3)	UW TI/LC reflects the proportional application of a $275,000 annual underwritten TI/LC credit due to the $2,750,000 upfront TI/LC reserve deposit.

(4)	Debt service coverage ratios and debt yields are based on the HTI Medical Office Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	HTI Medical Office Portfolio

Escrows and Reserves. The HTI Medical Office Portfolio Borrowers deposited in escrow at loan origination (i) $909,185 for taxes, (ii) $2,750,000 into a TI/LC reserve, (iii) $31,167 into a ground rent reserve, (iv) $146,500 into the East Carolina Holdback Reserve, and (v) $254,604 for deferred maintenance and are required to escrow monthly (x) 1/12 of the annual estimated tax payments and (y) 1/12 of annual estimated ground rent payments. Monthly escrows for insurance premiums are waived; provided that (i) no event of default has occurred and is continuing, (ii) the HTI Medical Office Portfolio Properties are insured under an acceptable blanket insurance policy, and (iii) the HTI Medical Office Portfolio Borrowers provide evidence of payment of premiums and renewal of the policy acceptable to the lender. The East Carolina Holdback Reserve is related to a letter of intent to lease all remaining vacant space at the East Coast Square North property but for which an executed lease was unable to be provided prior to loan closing (in-place occupancy of 67.0% was utilized for underwriting purposes). The East Carolina Holdback Reserve is required to be released to the HTI Medical Office Portfolio Borrowers upon successful execution of the lease under terms specified in the HTI Medical Office Portfolio Whole Loan documents.

During the continuation of a Cash Sweep Period (as defined below), the HTI Medical Office Portfolio Borrowers are required to deposit on each monthly payment date (i) replacement reserves equal to 1/12 of $0.25 PSF per annum, and (ii) TI/LC reserves equal to 1/12 of $1.50 PSF per annum for the total square feet of the HTI Medical Office Portfolio Properties subject to a cap of $2,000,000. Monthly reserve payments are subject to adjustment for changes in the total square feet of the HTI Medical Office Portfolio Properties following a partial release and/or a substitution of HTI Medical Office Portfolio Properties (each, as described below).

Lockbox and Cash Management. The HTI Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The HTI Medical Office Portfolio Borrowers are required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the HTI Medical Office Portfolio Borrowers and property managers are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account will be transferred to an account controlled by the HTI Medical Office Portfolio Borrowers. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the HTI Medical Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the HTI Medical Office Portfolio Whole Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will occur upon: (i) the occurrence of an event of default and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of a HTI Medical Office Portfolio Borrower or a property manager and, in the case of any bankruptcy action of a property manager will continue until such property manager is replaced with a qualified manager under a replacement agreement within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the HTI Medical Office Portfolio Borrowers be cured); or (iii) the date the interest-only debt service coverage ratio for the immediately preceding 3-month period is less than 1.55x (a “DSCR Sweep Event”) and will continue until such time as the interest-only debt service coverage ratio for the immediately preceding 3-month period is at least 1.55x for two consecutive calendar quarters.

In the event of a DSCR Sweep Event, in lieu of an ongoing cash sweep, the HTI Medical Office Portfolio Borrowers may elect to (i) post an unconditional and irrevocable letter of credit equal to the amount required to, hypothetically, partially prepay the loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding 3-month period of 1.55x or greater, or (ii) partially prepay the loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding 3-month period of 1.55x or greater.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). The HTI Medical Office Portfolio Properties also secure the HTI Medical Office Portfolio Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $73,700,000. The HTI Medical Office Portfolio Serviced Pari Passu Companion Loans accrue interest at the same rate as the HTI Medical Office Portfolio Mortgage Loan. The HTI Medical Office Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the HTI Medical Office Portfolio Serviced Pari Passu Companion Loans. The holders of the HTI Medical Office Portfolio Mortgage Loan and the HTI Medical Office Portfolio Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the HTI Medical Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”  in the Preliminary Prospectus.

Release of Property. At any time after June 1, 2020 and prior to the HTI Medical Office Portfolio Whole Loan maturity date, the HTI Medical Office Portfolio Borrowers may obtain the release of any of the HTI Medical Office Portfolio Properties provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the release is permitted under REMIC requirements in effect at the time of such release and the HTI Medical Office Portfolio Borrowers, if required by lender, deliver a REMIC opinion to that effect, (iii) the HTI Medical Office Portfolio Borrowers make a payment of principal equal to 115% (120% if released to a borrower affiliate) of the allocated loan amount of the property being released together with any applicable yield maintenance premium, (iv) the interest-only debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the interest-only debt service coverage ratio immediately preceding such release and 1.92x and (v) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.82%.

Substitution of Property. At any time after May 1, 2019 and prior to the HTI Medical Office Portfolio Whole Loan maturity date, the HTI Medical Office Portfolio Borrowers may obtain the release of any of the HTI Medical Office Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the aggregate allocated loan amounts for all HTI Medical Office Portfolio Properties being substituted and previously substituted do not exceed 30% of the original principal balance of the HTI Medical Office Portfolio Whole Loan, (iii) unless otherwise agreed to by the lender in its sole discretion, the total number of substitutions requested by HTI Medical Office Portfolio Borrowers (taking into account the then-requested substitution) will not exceed four substitutions, (iv) the HTI Medical Office Portfolio Borrowers will deliver to the lender rating agency confirmation as to the substitution, (v) the substitution is permitted under REMIC requirements in effect at the time of such substitution and the HTI Medical Office Portfolio Borrowers, if required by lender, deliver a REMIC opinion to that effect, (vi) the HTI Medical Office Portfolio Borrowers will deliver to the lender evidence that the Substitute Property is similar or better in use and quality to the property being released, (vii) after giving effect to the substitution, the debt service coverage ratio for all of the HTI Medical Office Portfolio Properties will be equal to or greater than the debt service coverage ratio for all of the HTI Medical Office Portfolio Properties immediately preceding such substitution, (viii) the HTI Medical Office Portfolio Borrowers will deliver to the lender an acceptable appraisal of each proposed Substitute Property and each proposed released HTI Medical Office Portfolio Property indicating an appraised value of the Substitute Property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) and (ix) the HTI Medical Office Portfolio Borrowers will deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	HTI Medical Office Portfolio

Terrorism Insurance. The HTI Medical Office Portfolio Borrowers are required to obtain insurance for loss resulting from perils and acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2015 or its subsequent extensions, reauthorizations, or replacement acts) in an amount equal to the full replacement cost of the HTI Medical Office Portfolio Properties and business interruption insurance of at least 18 months as required under the HTI Medical Office Portfolio Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	SunTrust Center

Mortgage Loan No. 5 – SunTrust Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	SunTrust Center

Mortgage Loan No. 5 – SunTrust Center

SunTrust Center
11011-11013 West Broad Street
Richmond, VA 23233
Washington, DC 91 miles
Ashland
Ashcake Rd
Center St
Ashland Rd
Cedar Ln
AMTRAK
Elmont Rd
HANOVER COUNTY
Greenwood Rd
Mountain Rd
Tyson Foods Inc.
Lewistown Rd
Washington Hwy
Cedar Ln
Mill Rd
Northcross Center
Virginia Center Commons
Creeks at Virginia Centre
Glen Allen
Gen. Sheppard Crump Memorial Park
Echo Lake Park
Liberty Plaza II
Capital One Bank
Nuckols Rd
Markel Corp.
Shady Grove
Gayton Rd
W. Broad St
West Broad Marketplace
Downtown Short Pump
Short Pump Village
Wells Fargo Corp. Campus
Innsbrook Shoppes
Short Pump Town Center
Short Pump Crossing Shopping Ctr.
West Broad Village
Short Pump
Three Chopt Rd
McKesson Medical-Surgical
Westpark Shopping Center
Craigs Mill Dr
Hungary Rd
Tuckernuck Square
W. Broad St
West Broad Commons
Parham Doctor's Hospital
Laurel
Hungary Rd
Parham Rd
Woodman Rd
Reynolds Community College
Jefferson Lakeside CC
Hungary Spring Rd
RICHMOND-STAPLES MILL
Lakeside
Church Rd
Lauderdale Dr
Deep Run Park
Gaskins Rd
Ridgefield Pkwy
John Rolfe Pkwy
HENRICO COUNTY
Pump Rd
Parham Rd
Glenside Dr
Dumbarton
Dumbarton Rd
W. Creek Pkwy
Lauderdale Dr
Gayton Rd
Miller Group USA
Henrico Doctor's Hospital
Three Chopt Rd
Regency Square
Patterson Ave
Tuckahoe
River Rd
Ridge Rd
Forest Ave
Monument Ave
Patterson Ave
W. Broad St
Joseph Bryan Park
The Shops at Willow Lawn
Richmond Intl. Airport 11 miles
Brook Rd
E. Claiborne Robins Stadium
University of Richmond
Country Club of Virginia
River Road Shopping Center
James River Golf Course
Parham Rd
West End
The Diamond
RICHMOND
James River
VA Museum of Fine Arts
Virginia Union Univ.
W. Cary St
Virginia Commonwealth University
Stony Point Fashion Park
Cherokee Rd
James River Park
Virginia House Museum
City Stadium
Downtown
Dogwood Dell Amphitheater
Maymont Park
Chippenham Pkwy
CHESTERFIELD COUNTY
Old Gun Rd
Forest Hill Rd
Buford Rd
Salisbury Country Club
Robious
Bon Air
James River
Frederick
Towson
BALTIMORE
WEST VIRGINIA
Winchester
Leesburg
Columbia
Rockville
Arlington
WASHINGTON DC
Annapolis
Alexandria
Front Royal
St. Charles
MARYLAND
Cambridge
Salisbury
Harrisonburg
Culpeper
Fredericksburg
Staunton
Waynesboro
Charlottesville
VIRGINIA
Tuckahoe
Glen Allen
Mechanicsville
RICHMOND
Lynchburg
Chester
Petersburg
Hopewell
Williamsburg
Chesapeake Bay
Newport News
Hampton
NORFOLK
VIRGINIA BEACH
Portsmouth
Chesapeake
Suffolk
South Boston
Atlantic Ocean
NORTH CAROLINA
DEL.
Dover
NJ

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

MSC 2018-H3	SunTrust Center

Mortgage Loan No. 5 – SunTrust Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$41,200,000			Location:	Richmond, VA 23233
Cut-off Date Balance:	$41,200,000			General Property Type:	Office
% of Initial Pool Balance:	4.0%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors(1):	Various			Year Built/Renovated:	1976, 1987/2013, 2017
Mortgage Rate:	4.6320%			Size:	419,653 SF
Note Date:	5/24/2018			Cut-off Date Balance PSF:	$98
First Payment Date:	7/6/2018			Maturity Date or ARD Balance PSF:	$98
Anticipated Repayment Date(2):	6/6/2028			Property Manager:	Morton G. Thalhimer, Inc. d/b/a Thalhimer
Maturity Date(2):	6/6/2029
Original Term to Maturity or ARD:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,901,025
Seasoning:	1 month			UW NOI Debt Yield:	11.9%
Prepayment Provisions:	LO (18); YM1 (97); O (5)			UW NOI Debt Yield at Maturity or ARD:	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.29x
Additional Debt Type:	N/A			Most Recent NOI(4):	$2,065,528 (1/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(4)(5):	$3,310,553 (11/30/2016 TTM)
Future Debt Permitted (Type):	No			3rd Most Recent NOI(4):	$4,570,052 (12/31/2015)
Reserves(3)				Most Recent Occupancy(6):	97.9% (5/21/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	N/A
RE Tax:	$31,153	$31,153	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$18,446	$6,149	N/A	Appraised Value (as of):	$64,000,000 (4/12/2018)
Recurring Replacements:	$400,000	$8,743	N/A	Cut-off Date LTV Ratio:	64.4%
TI/LC:	$0	$29,726	N/A	Maturity Date LTV or ARD Ratio:	64.4%
Deferred Maintenance:	$51,750	$0	N/A
Other Reserve:	$1,139,444	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$41,200,000	63.9%	Purchase Price:	$62,400,000	96.7%
Borrower Equity:	$22,161,580	34.4%	Reserves:	$1,640,792	2.5%
Seller Credit(7):	$1,139,444	1.8%	Closing Costs:	$460,232	0.7%

Total Sources:	$64,501,024	100.0%	Total Uses:	$64,501,024	100.0%

(1)	The sponsors and non-recourse carveout guarantors are FDS Guarantor, LLC, Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu, David Alperstein and Andrew Schwartzman.

(2)	The SunTrust Center Mortgage Loan (as defined below) accrues interest at a rate of 4.6320% per annum (the “Initial Interest Rate”) through the anticipated repayment date of June 6, 2028 (the “ARD”). After the ARD, if the SunTrust Center Mortgage Loan remains outstanding, (a) all excess cash flow with respect to the SunTrust Center Property is required to be applied to repay the SunTrust Center Mortgage Loan and (b) the SunTrust Center Mortgage Loan will accrue interest at an interest rate equal to the sum of (x) the Initial Interest Rate plus (y) 4.0000% (the “Extended Term Interest Rate”) through the final maturity date of June 6, 2029, with all interest accrued at the excess of the Extended Term Interest Rate over the Initial Interest Rate deferred and due and payable with the repayment of the SunTrust Center Mortgage Loan in full.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The decline in 3rd Most Recent NOI to Most Recent NOI is the result of Philip Morris USA, which occupied 211,689 SF, terminating its lease in the third quarter of 2016. This space was leased by SunTrust Bank in 2017. Prior to terminating its lease, Philip Morris USA was paying approximately $3.8 million per year in total rent. 2017 was the first full year Philip Morris USA was not paying any rent at the SunTrust Center Property.

(5)	Historical occupancy is not available as the previous owner did not provide historical occupancy information. The prior owner of the SunTrust Center Property acquired the property in January 2017 and no operating history is available for December 2016 and January 2017.

(6)	The SunTrust Center Property is currently 100.0% occupied. EMC Corporation (8,932 SF; 2.1% of NRA) has given notice of its intent to vacate at the expiration of its lease in November 2018.

(7)	At origination of the SunTrust Center Mortgage Loan, the seller credited the SunTrust Center Borrower (as defined below) for all outstanding landlord obligations received. The SunTrust Center Borrower was required to escrow the equivalent amounts at origination of the SunTrust Center Mortgage Loan.

The Mortgage Loan. The fifth largest mortgage loan (the “SunTrust Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $41,200,000, secured by a first priority fee mortgage encumbering a 419,653 SF office property known as the SunTrust Center (the “SunTrust Center Property”) located in Richmond, Virginia. The proceeds of the SunTrust Center Mortgage Loan, together with $22,161,580 of borrower equity and $1,139,444 of seller credit, were used to acquire the SunTrust Center Property, fund reserves and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

MSC 2018-H3	SunTrust Center

The Borrower and the Sponsors. The borrower is FDS Suntrust Center, LLC (the “SunTrust Center Borrower”), a single-purpose Delaware limited liability company with one independent director. The sponsors and non-recourse carveout guarantors are FDS Guarantor, LLC, Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu, David Alperstein and Andrew Schwartzman.

Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu, David Alperstein and Andrew Schwartzman are key principals of FD Stonewater, a boutique real estate brokerage, investment, development and asset management firm headquartered in Arlington, Virginia.

The Property. The SunTrust Center Property consists of two Class A office buildings totaling 419,653 SF located in Richmond, Virginia. The SunTrust Center Property consists of one four-story building (the “SunTrust Center One Building”) and one five-story building (the “SunTrust Center Two Building”) built in 1976 and 1987, respectively and renovated most recently in 2013 and 2017. SunTrust Bank executed a lease in January 2016, which commenced in November 2017, to lease 100.0% of the SunTrust Center One Building and in March 2017 it amended the lease to increase its occupancy by 40,875 SF to lease approximately 19.9% of the SunTrust Center Two Building, bringing its total footprint to 255,148 SF (60.8% of the NRA). SunTrust Bank has completed its buildout, is occupying all of its space in the SunTrust Center One Building and is in the process of moving into the SunTrust Two Building with an expected move in by November 2018. SunTrust Bank commenced paying rent on all of its space in April 2018. SunTrust Bank invested approximately $32.4 million ($125 PSF) of its own funds into its space and prior ownership spent approximately $3.5 million on HVAC, roof, elevator and parking lot upgrades. The SunTrust Center Property has 2,032 parking spaces resulting in a parking ratio of 4.8 spaces per 1,000 SF of NRA.

The SunTrust Center One Building is a four-story, 214,273 SF class-A office building that is 100% leased to SunTrust Bank through March 2028. As part of the recently executed lease with SunTrust Bank, the building was fully renovated, which upgraded the building to include a new lobby, a new IT infrastructure and redundant power, a new fitness center and a renovated cafeteria, new glass store front, and high efficiency HVAC equipment. There is approximately 26,000 SF of below grade space utilized as a cafeteria, gym and redundant emergency office space for other locations. The SunTrust Center One Building has large approximately 47,000 SF floor plates that are desirable for the larger corporate users in the Innsbrook office submarket. The SunTrust Center One Building also includes a subgrade parking deck that provides for 37 parking spaces. Additionally, the SunTrust Center One Building also has three backup generators.

The SunTrust Center Two Building is a five-story, 205,380 SF class-A office building that is 100.0% leased to five tenants with an average remaining lease term of over five years, including credit tenant Magellan Medicaid Administration, Inc. (“Magellan”), which occupies approximately 42.3% of the building through direct and subleased space (20.7% of total NRA) through August 2022. It has since expanded three times – including subleasing space from Home Care Delivered, Inc., which converts to a direct lease when Home Care Delivered, Inc.’s lease expires in January 2021.

Major Tenants.

SunTrust Bank (255,148 SF, 60.8% of NRA, 60.0% of underwritten base rent). SunTrust Bank was founded in 1891 and is headquartered in Atlanta, Georgia. Richmond, Virginia serves as a regional headquarters for the company. SunTrust Bank is a member of the FDIC and a component of the S&P 500. With more than 1,268 full service banking offices and 2,200 ATMs, SunTrust Bank operates across the southeastern and Mid-Atlantic states. SunTrust Bank offers standard retail and commercial services, including credit, deposit and investment services. As of December 31, 2017, the company reported total assets of approximately $206 billion and total deposits of $161 billion. The SunTrust Center Property serves as one of its three regional hubs and houses the operations, finance, corporate real estate and main office units for the entire region including the technology center, security operations, ATM and teller labs, finance, infrastructure, enterprise and digital payments solutions business units. SunTrust Bank has been in occupancy at the SunTrust Center Property since 2017 and has invested approximately $32.4 million into relocating into its space. SunTrust Bank’s lease has an expiration date of March 31, 2028, with three five-year lease renewal options.

Magellan Medicaid Administration, Inc. (70,677 SF, 16.8% of NRA, 19.4% of underwritten base rent). Magellan is a leading provider of Medicaid pharmacy services for health plans and states nationwide. With more than 40 years of Medicaid-specific experience and knowledge from serving over half the nation’s programs, Magellan provides management solutions to lower total health care costs and improve quality of care. Magellan operates as a subsidiary of Magellan Health, Inc., a specialty health care management company and leader in behavioral health. In 2017, Magellan Health, Inc. was ranked 526 on the Fortune 1000. The SunTrust Center Two Building serves as the regional headquarters for Magellan of Virginia and Magellan Complete Care. Magellan of Virginia offers pharmacy solutions for Medicaid and Medicare recipients and Magellan Complete Care exclusively serves members of the Commonwealth Coordinated Care Plus (CCC Plus) program. Magellan has expanded three times since signing its initial lease in 2012. Magellan’s lease has an expiration date of August 31, 2022, with two five-year lease renewal options. Magellan is subleasing 16,216 SF from Home Care Delivered, Inc. through Home Care Delivered, Inc.’s lease expiration in January 2021, at which point a direct lease will commence on the same terms as Magellan’s current primary lease. Inclusive of the subleased space, Magellan represents 86,893 SF, 20.7% of NRA and 23.3% of underwritten base rent.

RD Holdings, LLC (42,539 SF, 10.1% of NRA, 10.2% of underwritten base rent). RD Holdings, LLC was founded in 1988 and is a privately held market research company specializing in retail intelligence. The company is majority owned by Market Corp (NYSE: MKL). RD Holdings, LLC offers clients non-downloadable, retail intelligence software and data analysis through data mining, data parsing and competitive pricing valuation. With data collectors and account executives located across North America, RD Holdings, LLC corporate operations are headquartered at the SunTrust Center Two Building. RD Holdings, LLC’s lease has an expiration date of August 31, 2023, with one five-year lease renewal option.

Home Care Delivered, Inc. (42,357 SF, 10.1% of NRA, 10.4% of underwritten base rent). Home Care Delivered, Inc. provides disposable home medical supplies for healthcare professionals, patients and caregivers in the United States. The company was founded in 1996 and is headquartered at the SunTrust Center Two Building. Home Care Delivered, Inc.’s lease has an expiration date of January 31, 2021. Magellan is subleasing 16,216 SF from Home Care Delivered, Inc. through Home Care Delivered, Inc.’s lease expiration in January 2021, at which point a direct lease will commence on the same terms as Magellan’s current primary lease.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

MSC 2018-H3	SunTrust Center

The following table presents a summary regarding major tenants at the SunTrust Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Total Annual UW Rent	Lease Expiration
Major Tenants
SunTrust Bank	A-/Baa1/BBB+	255,148	60.8%	$4,719,002	$18.50	60.0%	3/31/2028(4)
Magellan Medicaid Administration, Inc.	NR/Ba1/BBB-	70,677	16.8%	$1,522,238	$21.54	19.4%	8/31/2022(5)
RD Holdings, LLC	NR/NR/NR	42,539	10.1%	$804,466	$18.91	10.2%	8/31/2023(6)
Home Care Delivered, Inc.(7)	NR/NR/NR	42,357	10.1%	$818,337	$19.32	10.4%	1/31/2021
Subtotal/Wtd. Avg.		410,721	97.9%	$7,864,043	$19.15	100.0%

Vacant Space(8)		8,932	2.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		419,653	100.0%	$7,864,043	$19.15	100.0%

(1)	Information is based on the underwritten rent roll dated May 21, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF figures exclude vacant space.

(4)	SunTrust Bank has three five-year lease renewal options.

(5)	Magellan has two five-year lease renewal options.

(6)	RD Holdings, LLC has one five year lease renewal option.

(7)	Magellan is subleasing 16,216 SF from Home Care Delivered, Inc. through Home Care Delivered, Inc.’s lease expiration in January 2021, at which point a direct lease will commence on the same terms as Magellan’s current primary lease.

(8)	Represents space currently occupied by EMC Corporation, which has given notice of its intent to vacate at the expiration of its lease in November 2018. The space has been underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the SunTrust Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	1	42,357	10.1%	10.1%	$818,337	$19.32	10.4%	10.4%
2022	1	70,677	16.8%	26.9%	$1,522,238	$21.54	19.4%	29.8%
2023	1	42,539	10.1%	37.1%	$804,466	$18.91	10.2%	40.0%
2024	0	0	0.0%	37.1%	$0	$0.00	0.0%	40.0%
2025	0	0	0.0%	37.1%	$0	$0.00	0.0%	40.0%
2026	0	0	0.0%	37.1%	$0	$0.00	0.0%	40.0%
2027	0	0	0.0%	37.1%	$0	$0.00	0.0%	40.0%
2028	1	255,148	60.8%	97.9%	$4,719,002	$18.50	60.0%	100.0%
2029 & Beyond	0	0	0.0%	97.9%	$0	$0.00	0.0%	100.0%
Vacant(4)	0	8,932	2.1%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	4	419,653	100.0%		$7,864,043	$19.15	100.0%

(1)	Information is based on the underwritten rent roll dated May 21, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Represents space currently occupied by EMC Corporation, which has given notice of its intent to vacate at the expiration of its lease in November 2018. The space has been underwritten as vacant.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

MSC 2018-H3	SunTrust Center

The Market. The SunTrust Center Property is located within the Northwest office quadrant of Richmond in the Richmond metropolitan statistical area (MSA) office market and specifically in the Innsbrook office submarket. The SunTrust Center Property is positioned near the confluence of West Broad Street (Route 250), I-64 and I-295 and less than ten minutes from I-95 and Route 288. The SunTrust Center Property is in Richmond’s largest suburban office submarket, close to the newly developed “live-work-shop-play” West Broad Village town center complex and the 1.2 million SF Short Pump Towne Center. According to the appraisal, the Richmond MSA office market reports a vacancy of 6.8% and asking rents of $18.65 PSF. According to the appraisal, the Innsbrook office submarket reports a vacancy of 8.0% and asking rents of $20.36 PSF with under 25,000 SF of new supply expected over the next year. According to the appraisal, the submarket vacancy for similar quality buildings is 3.6% with average asking rents of $21.63 PSF.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the SunTrust Center Property was 7,382, 92,736 and 177,698, respectively. The estimated 2017 average household income within the same radii was $121,250, $105,861 and $102,416.

The following table presents rental comparables with respect to the SunTrust Center Property as identified in the appraisal:

Comparable Rentals Summary(1)

Property Name/Location	Year Built	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Perimeter Center 9960 Maryland Drive Richmond, VA	1994	96%	Comm. of VA	161,799	Apr-18	6.8	$19.70	Full Service
Deep Run III 9954 Maryland Drive Richmond, VA	1997	98%	McKesson-Medical-Surgical Essex Bank Travelers Insurance Appendix R Solutions	168,514 25,375 71,817 14,729	Jun-15 Mar-14 Feb-14 Oct-13	10.0 7.6 5.0 5.5	$18.00 $17.00 $17.00 $18.50	Full Service Full Service Full Service Full Service
Waterfront Plaza 4401-4421 Waterfront Drive Glen Allen, VA	1988	100%	Hamilton Beach Proctor Silex	92,584	Jun-16	15.5	$18.00	Full Service
North Shore Commons II 4991 Lake Brook Drive Glen Allen, VA	2007	88%	Connexions Loyalty Pediatrix Medical Group	42,888 6,036	Nov-15 May-15	7.5 1.0	$20.00 $23.00	Full Service Full Service
Highwoods V 4820 Lake Brook Drive Glen Allen, VA	1998	85%	Berkley Mid-Atlantic Group LLC KincerSnyder, PC	47,010 2,151	Apr-16 Jul-14	11.0 5.3	$20.00 $18.50	Full Service Full Service

(1)	Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the SunTrust Center Property:

Cash Flow Analysis(1)
	2015	11/30/2016 TTM	1/31/2018 TTM	UW	UW PSF
Base Rent	$6,324,250	$5,355,967	$4,423,489	$8,045,005	$19.17
Total Recoveries	$666,425	$339,250	$206,276	$111,947	$0.27
Other Income(2)	$44,386	$71,766	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($463,796)	($1.11)
Effective Gross Income	$7,035,061	$5,766,983	$4,629,765	$7,693,156	$18.33
Total Operating Expenses	$2,465,009	$2,456,430	$2,564,236	$2,792,132	$6.65
Net Operating Income(3)	$4,570,052	$3,310,553	$2,065,528	$4,901,025	$11.68
Capital Expenditures	$0	$0	$0	$110,651	$0.26
TI/LC	$0	$0	$0	$356,705	$0.85
Net Cash Flow	$4,570,052	$3,310,553	$2,065,528	$4,433,669	$10.57

Occupancy %(4)	N/A	N/A	97.9%	94.3%
NOI DSCR	2.36x	1.71x	1.07x	2.53x
NCF DSCR	2.36x	1.71x	1.07x	2.29x
NOI Debt Yield	11.1%	8.0%	5.0%	11.9%
NCF Debt Yield	11.1%	8.0%	5.0%	10.8%

(1)	The prior owner of the SunTrust Center Property acquired the property in January 2017 and no operating history is available for December 2016 and January 2017.

(2)	Other Income includes storage income and tenant service income.

(3)	UW Net Operating Income is higher than 1/31/2018 TTM Net Operating Income due to (i) SunTrust Bank’s new lease commencing in November 2017 (approximately $4.3 million in base rent), (ii) averaging of the rent over the respective lease terms for SunTrust Bank and Magellan Medicaid Administration, Inc. (approximately $501,920) and (iii) underwritten rent increases through September 2018 (approximately $65,994). The decline in 2015 Net Operating Income to 1/31/2018 TTM Net Operating Income is the result of Philip Morris USA, which occupied 211,689 SF, terminating its lease in the third quarter of 2016. This space was leased by SunTrust Bank in 2017. Prior to terminating its lease, Philip Morris USA was paying approximately $3.8 million per year in total rent. 2017 was the first full year Philip Morris USA was not paying any rent at the SunTrust Center Property.

(4)	Occupancy % for 2015 and 11/30/2016 TTM is not available as the previous owner did not provide historical occupancy information. 1/31/2018 TTM Occupancy % equates to physical occupancy as of May 21, 2018, as provided by the sponsor. UW Occupancy % is based on underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

MSC 2018-H3	SunTrust Center

Escrows and Reserves. The SunTrust Center Mortgage Loan documents provide for upfront escrows in the amount of $31,153 for real estate taxes, $18,446 for insurance premiums, $400,000 for future capital expenditures, $1,139,444 for capital expenditures related to SunTrust Bank and $51,750 for deferred maintenance. The SunTrust Center Mortgage Loan documents also provide for ongoing monthly escrow deposits of $31,153 for real estate taxes, $6,149 for insurance premiums, $8,743 for replacement reserves and $29,726 for TI/LC reserves.

Upon the occurrence of a Magellan Leasing Event (as defined below), the TI/LC monthly deposit is required to increase to $104,910 per month until the balance of the reserve is equal to $2,200,000, at which point the TI/LC monthly deposit will again be $29,726 per month. In lieu of the TI/LC monthly deposit increasing upon the occurrence of a Magellan Leasing Event, the SunTrust Center Borrower will have the option of posting cash or an acceptable letter of credit, in the amount of the difference between the amount then on deposit in the TI/LC reserve and $2,200,000, within five business days of the occurrence of such Magellan Leasing Event. Upon the SunTrust Center Borrower’s failure to so deliver such cash or letter of credit, the increased TI/LC monthly deposit will automatically be in effect.

A “Magellan Leasing Event” means the tenant known as Magellan or a replacement tenant (i) defaults under its lease, (ii) goes dark in 37.5% or more of its leased premises or gives notice of its intention to do the foregoing, (iii) subleases 37.5% or more of its leased premises to an entity not controlled by or under common control with Magellan, (iv) gives notice to vacate or vacates its leased space at the SunTrust Center Property, (v) becomes a debtor in any bankruptcy or other insolvency proceeding or (vi) has not extended the term of its lease or entered into a new lease on terms reasonably satisfactory to the lender at least ten months prior to its lease expiration date.

Such Magellan Leasing Event will terminate: with regard to clause (i), upon the related tenant curing such default; with regard to clauses (ii) and (iv), the related tenant has resumed its customary business operations at its leased space for at least two calendar quarters; with regard to clause (iii), the related tenant has terminated the sublease and has resumed customary business operations at its leased space for two calendar quarters; with regard to clause (v), the lease for the related tenant is assumed or affirmed in such proceeding and the tenant is discharged from bankruptcy such that no proceedings are ongoing and the related tenant is conducting its customary business operations and paying full unabated rent; with regard to clause (vi), the related tenant exercises the applicable extension option or enters into a new lease on terms and conditions satisfactory to the lender; and with regard to clauses (i) through (vi), (1) the TI/LC reserve is equal to or greater than $2,200,000 or (2) Replacement Lease Conditions (as defined under “—Lockbox and Cash Management” below) are satisfied.

Lockbox and Cash Management. The SunTrust Center Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the SunTrust Center Mortgage Loan, letters were required to be delivered to all tenants at the SunTrust Center Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the SunTrust Center Borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Sweep Event (as defined below), all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the SunTrust Center Mortgage Loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the SunTrust Center Mortgage Loan during the continuance of such Sweep Event. If no Sweep Event is continuing, funds in the lockbox account are required to be disbursed to the SunTrust Center Borrower.

A “Sweep Event” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio based on the actual interest only payments and the trailing 12-month period being less than 1.50x at the end of any calendar quarter, (iii) the occurrence and continuance of a Major Tenant Trigger Period (as defined below) and (iv) the ARD (if the SunTrust Center Mortgage Loan is not paid in full on or prior to the ARD).

A Sweep Event will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), upon the debt service coverage ratio based on the actual interest only payments and the trailing 12-month period being at least (x) 1.55x for two consecutive calendar quarters if no Magellan Leasing Event has occurred or (y) 1.60x for two consecutive calendar quarters if a Magellan Leasing Event has occurred and with regard to clause (iii), the related Major Tenant Trigger Period is cured, as further described below.

A “Major Tenant Trigger Period” means SunTrust Bank or a replacement tenant (i) defaults under its lease, (ii) goes dark in 37.5% or more of its leased premises or gives notice of its intention to do the foregoing, (iii) sublets 37.5% or more of its leased premises to an entity not controlled by or under common control with SunTrust Bank, (iv) gives notice to vacate or vacates its leased space at the SunTrust Center Property, (v) becomes a debtor in any bankruptcy or other insolvency proceeding or (vi) has not extended the term of its lease or entered into a new lease on terms reasonably satisfactory to the lender at least eleven months prior to its lease expiration date.

Such Major Tenant Trigger Period will terminate: with regard to clause (i), upon the related tenant curing such default; with regard to clauses (ii) and (iv), the related tenant has resumed its customary business operations at its leased space for at least two calendar quarters; with regard to clause (iii), the related tenant has terminated the sublease and has resumed customary business operations at its leased space for two calendar quarters; with regard to clause (v), the lease for the related tenant is assumed or affirmed in such proceeding and the related tenant is discharged from bankruptcy such that no proceedings are ongoing and the related tenant is conducting its customary business operations and paying full unabated rent; with regard to clause (vi), the related tenant exercises the applicable extension option or enters into a new lease on terms and conditions satisfactory to the lender; and with regard to clauses (i) through (vi), the Replacement Lease Conditions are satisfied.

“Replacement Lease Conditions” means that: (i) the SunTrust Bank space or Magellan space, as applicable, is leased pursuant to a replacement lease having a term of at least five years covering all or a portion of the related space, as applicable, and provided that the rent from such replacement lease results in the debt service coverage ratio based on the actual interest only payments and the trailing 12-month period being at least 1.60x, (ii) such replacement tenant has taken occupancy of the leased premises, is paying full unabated rent and is open for business and (iii) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The SunTrust Center Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the SunTrust Center Property and business interruption insurance of at least 18 months as required under the SunTrust Center Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-69

MSC 2018-H3	Shoppes at Chino Hills

Mortgage Loan No. 6 – Shoppes at Chino Hills

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

MSC 2018-H3	Shoppes at Chino Hills

Mortgage Loan No. 6 – Shoppes at Chino Hills

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

MSC 2018-H3	Shoppes at Chino Hills

Mortgage Loan No. 6 – Shoppes at Chino Hills

Shoppes at Chino Hills
13991-13911 Peyton Drive,
13850-13925 City Center Drive,
3335-3625 Grand Avenue
Chino Hills, CA 91709
La Verne
Claremont
Upland
Rancho Cucamonga
San Dimas
Pomona
Montclair
Ontario
Diamond Bar
Chino
Chino Hills
Yorba Linda
Corona
Harvey Mudd College
Scripps College
Pitzer College
Claremont McKenna Coll.
Pomona College
Brackett Field Airport
Puddingstone Reservoir
Frank G. Bonelli Reg. Park
LA County Fairgrounds
Pomona Valley Hospital
Montclair Place
Ontario International Airport
Cal. State Polytech Univ Pomona
Western Univ. of Health Sciences
Chino Town Square
Crossroads Marketplace
Chino Spectrum Marketplace
Chino Spectrum Towne Ctr.
Commons at Chino Hills
Chino Hills Marketplace
Chino Airport
Western Hills Golf and Country Club
Los Serranos Golf and Country Club
El Prado Golf Course
Prado Regional Park
Chino Hills State Park
Green River Golf Club
SANTA ANA MOUNTAINS
LOS ANGELES COUNTY
SAN BERNARDINO COUNTY
RIVERSIDE COUNTY
ORANGE COUNTY
METROLINK
METROLINK SAN BERNARDINO LINE
METROLINK RIVERSIDE LINE
METROLINK 91/PVL & INLAND EMPIRE-OC LINES
POMONA
CLAREMONT
UPLAND
DOWNTOWN POMONA
WEST CORONA
Los Angeles 25 miles
San Bernardino Fwy
Pomona Fwy
Orange Fwy
Chino Valley Fwy
Riverside Fwy
Bonita Ave
Arrow Hwy
W. 6th St
8th St
4th St
San Bernardino Ave
Orange Grove Ave
Holt Ave
Holt Blvd
Mission Blvd
Phillips Blvd
Philadelphia St
Riverside Dr
Chino Ave
Schaefer Ave
Edison Ave
Eucalyptus Ave
Merrill Ave
Kimball Ave
Pine Ave
Campus Dr
Valley Blvd
Ave Rancheros
Grand Ave
Diamond Bar Blvd
Chino Hills Pkwy
Carbon Canyon Rd
E. Prado Rd
Butterfield Ranch Rd
Ramona Ave
Mountain Ave
San Antonio Ave
Euclid Ave
Vineyard Ave
Central Ave
Pipeline Ave
Grove Ave
10
57
71
60
83
142
91
Palmdale
Victorville
Apple Valley
Lucerne Valley
Hesperia
LOS ANGELES COUNTY
SAN BERNARDINO COUNTY
SAN GABRIEL MOUNTAINS
SAN BERNARDINO NATIONAL FOREST
SAN BERNARDINO MOUNTAINS
Glendale
Pasadena
Glendora
Rancho Cucamonga
Upland
Fontana
SAN BERNARDINO
LOS ANGELES
El Monte
Pomona
Ontario
Redlands
Yucaipa
Whittier
Chino Hills
Chino
Colton
RIVERSIDE
Downey
Fullerton
Yorba Linda
Moreno Valley
ANAHEIM
Corona
LONG BEACH
Garden Grove
Orange
Perris
SANTA ANA
Hemet
Huntington Beach
Irvine
Menifee
Costa Mesa
Newport Beach
Aliso Viejo
Mission Viejo
Murrieta
Laguna Beach
San Clemente
Temecula
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

MSC 2018-H3	Shoppes at Chino Hills

Mortgage Loan No. 6 – Shoppes at Chino Hills

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Chino Hills, CA 91709
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Lifestyle Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Dunhill Partners			Year Built/Renovated:	2008/N/A
Mortgage Rate:	5.1750%			Size:	378,676 SF
Note Date:	5/9/2018			Cut-off Date Balance PSF(1):	$290
First Payment Date:	7/1/2018			Maturity Date Balance PSF(1):	$290
Maturity Date:	6/1/2028			Property Manager:	DPM Pacific, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,355,048
Seasoning:	1 month			UW NOI Debt Yield(1):	8.5%
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity(1):	8.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.55x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$8,220,704 (12/31/2017)
Additional Debt Balance(1)(3):	$70,000,000			2nd Most Recent NOI:	$7,677,471 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	$7,456,373 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	94.6% (4/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.5% (12/31/2017)
RE Tax:	$458,924	$152,975	N/A	3rd Most Recent Occupancy:	94.5% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$176,000,000 (4/14/2018)
Recurring Replacements:	$0	$5,840	N/A	Cut-off Date LTV Ratio(1):	62.5%
Deferred Maintenance:	$11,250	$0	N/A	Maturity Date LTV Ratio(1):	62.5%
TI/LC:	$2,000,000	Springing	$2,000,000
Other:	$1,374,471	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$110,000,000	99.6%	Loan Payoff:	$105,263,000	95.3%
Borrower Equity:	$476,809	0.4%	Reserves:	$3,844,645	3.5%
			Closing Costs:	$1,369,163	1.2%
Total Sources:	$110,476,809	100.0%	Total Uses:	$110,476,809	100.0%

(1)	The Shoppes at Chino Hills Mortgage Loan (as defined below) is part of the Shoppes at Chino Hills Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance of $110,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Shoppes at Chino Hills Whole Loan.

(2)	Defeasance of the Shoppes at Chino Hills Whole Loan is permitted at any time after the earlier of (i) January 1, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Shoppes at Chino Hills Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Financial information for 2015 is not available due to the sponsor’s mid-year acquisition of the Shoppes at Chino Hills Property.

The Mortgage Loan. The sixth largest mortgage loan (the “Shoppes at Chino Hills Mortgage Loan”) is part of a whole loan (the “Shoppes at Chino Hills Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $110,000,000, all of which are secured by a first priority fee mortgage encumbering a lifestyle center known as Shoppes at Chino Hills (the “Shoppes at Chino Hills Property”). Promissory Note A-1, with an original principal balance of $40,000,000 represents the Shoppes at Chino Hills Mortgage Loan, and will be included in the MSC 2018-H3 securitization transaction. Promissory Note A-2, with an original principal balance of $35,000,000, and promissory Note A-3, with an original principal balance of $35,000,000, are expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and are expected to be contributed to a future securitization transaction or may be otherwise transferred at any time. Promissory Notes A-2 and A-3 represent the pari passu companion loans (the “Shoppes at Chino Hills Serviced Pari Passu Companion Loans”). The Shoppes at Chino Hills Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSC 2018-H3 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Shoppes at Chino Hills Whole Loan were primarily used to refinance a previous loan of approximately $105.3 million, fund reserves, and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

MSC 2018-H3	Shoppes at Chino Hills

Shoppes at Chino Hills Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$40,000,000	$40,000,000	MSC 2018-H3	Yes
A-2	$35,000,000	$35,000,000	Morgan Stanley Bank, N.A.	No
A-3	$35,000,000	$35,000,000	Morgan Stanley Bank, N.A.	No
Total	$110,000,000	$110,000,000

The Borrower and the Sponsor. The borrower is Chino Dunhill LLC (the “Shoppes at Chino Hills Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The nonrecourse carve-out guarantor is William L. Hutchinson, who indirectly owns approximately 2.1% of the Shoppes at Chino Hills Borrower and is the manager of its sole member. The sponsor is Dunhill Partners.

Dunhill Partners is a Dallas based real estate company that focuses on the sale, acquisition, leasing, and management of retail shopping centers. Dunhill Partners, was founded by its president, William L. Hutchinson, in 1984 and currently manages more than 6.2 million SF of retail shopping centers in Texas, California, Hawaii, Louisiana and Oklahoma.

The Property. The Shoppes at Chino Hills Property is a 378,676 SF outdoor lifestyle center comprised of 13 buildings with a second floor office component located in Chino Hills, California. Built in 2008, the Shoppes at Chino Hills Property sits on 25.7 acres and is comprised of 315,519 SF of retail space (93.5% occupied by 75 tenants as of April 1, 2018) and 63,157 SF of second floor office space (100.0% occupied by 10 tenants as of April 1, 2018). The Shoppes at Chino Hills Property contains a total of 1,820 parking spaces (4.81 spaces per 1,000 SF of NRA).

The Shoppes at Chino Hills Property has averaged an occupancy of 92.5% between 2011 and 2017, with the majority of the tenants being national retail, and restaurant tenants including Trader Joe’s, H&M, Barnes & Noble, Forever 21, Old Navy, Victoria’s Secret, Banana Republic, Yard House, P.F. Chang’s, California Pizza Kitchen and Chipotle. 33 tenants (57.3% of NRA) have been tenants since the Shoppes at Chino Hills Property opened in 2008 and 20 tenants (30.2% of NRA) have recently exercised renewal options, averaging a 2.3% increase in rent per extension. Of the Shoppes at Chino Hills Property’s 55 retail tenants that report most recent sales, with as of dates ranging between April 30, 2017 and February 28, 2018, 19 (17.9% of NRA and 27.1% of underwritten base rent) had sales of at least $500 PSF. The Shoppes at Chino Hills Property’s tenants that reported sales reported $81.6 million ($373 PSF), $89.1 million ($390 PSF) and $90.7 million ($372 PSF) in sales for 2015, 2016 and most recent trailing 12 months with as of dates ranging between April 30, 2017 and February 28, 2018, respectively.

Major Tenants.

Jacuzzi Brands (32,458 SF, 8.6% of NRA, 7.4% of underwritten rent). Jacuzzi Brands, an original office tenant at the Shoppes at Chino Hills Property since it opened in 2008, is a global manufacturer and distributor of branded bath and spa products including whirlpool baths, spas and spa accessories, showers, saunas, bathtubs, water care supplies and other plumbing products. Jacuzzi Brands is headquartered at the Shoppes at Chino Hills Property and is owned by Apollo Management. The Jacuzzi Brands lease expires October 31, 2019 and has one five-year renewal option remaining.

Barnes & Noble (28,129 SF, 7.4% of NRA, 4.6% of underwritten rent). Barnes & Noble, an original retail tenant at the Shoppes at Chino Hills Property since it opened in 2008, is a retailer of content, digital media and educational products with over 600 locations across all 50 states. Barnes & Noble recently exercised a five-year renewal option with a 10.0% increase in rent through June 30, 2023 and has two, five-year renewal options remaining. As of the April 30, 2017 trailing twelve month period, Barnes & Noble had sales of approximately $4.7 million at the Shoppes at Chino Hills Property with an average of $167 PSF.

Trader Joe’s (12,538 SF, 3.3% of NRA, 2.7% of underwritten rent). Trader Joe’s, an original retail tenant at the Shoppes at Chino Hills Property since it opened in 2008, is an American privately held chain of specialty grocery stores. As of May 2017, Trader Joe’s had a total of 464 stores, with approximately half located in California and locations in 40 other states. Trader Joe’s recently exercised a five-year renewal option with a 2.2% increase in rent through July 31, 2022 and has two, five-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

MSC 2018-H3	Shoppes at Chino Hills

The following table presents a summary regarding the largest tenants at the Shoppes at Chino Hills Property (of which certain tenants may have co-tenancy provisions):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent(3)	Annual UW Rent PSF(4)	% of Annual UW Rent	February 28, 2018 TTM Sales(5)		Occ. Cost %(6)	Lease Expiration
							$	PSF
Major Retail Tenants
Barnes & Noble	NR/NR/NR	28,129	7.4%	$513,128	$18.24	4.6%	$4,711,391	$167	10.9%	6/30/2023
Forever 21(7)	NR/NR/NR	21,169	5.6%	$313,752	$14.82	2.8%	$4,183,364	$198	7.5%	12/31/2023
Old Navy	BB+/Baa2/BB+	14,534	3.8%	$235,676	$16.22	2.1%	$5,386,786	$371	7.7%	9/25/2021
Trader Joe’s(8)	NR/NR/NR	12,538	3.3%	$303,420	$24.20	2.7%	NAV	NAV	NAV	7/31/2022
H&M(9)	NR/NR/NR	10,501	2.8%	$209,412	$19.94	1.9%	$2,326,797	$222	9.0%	1/31/2019
Subtotal/Wtd. Avg.		86,871	22.9%	$1,575,388	$18.13	14.3%	$16,608,339	$223	8.7%
Other Retail Tenants		208,107	55.0%	$7,782,072	$37.39	70.5%	$74,084,780	$437	10.4%
Vacant Retail Space		20,541	5.4%	$0	$0.00	0.0%
Retail Subtotal/Wtd. Avg.		315,519	83.3%	$9,357,460	$31.72	84.8%	$90,693,119	$372	10.1%

Major Office Tenants
Jacuzzi Brands	NR/NR/NR	32,458	8.6%	$815,994	$25.14	7.4%				10/31/2019
People’s Care Inc.	NR/NR/NR	8,656	2.3%	$231,486	$26.74	2.1%				2/28/2021
Apollo Insurance Services	NR/NR/NR	6,984	1.8%	$190,244	$27.24	1.7%				6/30/2022
Subtotal/Wtd. Avg.	NR/NR/NR	48,098	12.7%	$1,237,724	$25.73	11.2%
Other Office Tenants		15,059	4.0%	$442,997	$29.42	4.0%
Vacant Office Space		0	0.0%	$0	$0.00	0.0%
Office Subtotal/Wtd. Avg.		63,157	16.7%	$1,680,721	$26.61	15.2%

Total/Wtd. Avg.		378,676	100.0%	$11,038,181	$30.82	100.0%

(1)	Information is based on the underwritten rent roll as of April 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent includes contractual rent steps equal to $305,435 through May 1, 2019, $368,998 of Overage Rent and $1,015,596 of Percent in Lieu.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Reflects most recently reported sales on a trailing twelve months basis as of February 28, 2018. Most recently reported sales date varies by tenant and ranges from April 30, 2017 to February 28, 2018.

(6)	Occ. Cost % is based on the underwritten rent as of the April 1, 2018 rent roll, underwritten reimbursements, overage rent and Percent in Lieu divided by most recently reported sales.

(7)	Forever 21 pays 7.5% of gross sales in lieu of base rent.

(8)	Trader Joe’s is not required to report sales.

(9)	H&M pays 9.0% of gross sales in lieu of base rent.

Historical Sales Summary(1)
	2015 Sales		2016 Sales		February 28, 2018 TTM Sales(2)
Tenant	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)
Total/Wtd. Avg.	$81,571,472	$373	$89,058,949	$390	$90,693,119	$372

(1)	Information is based on the underwritten rent roll as of April 1, 2018.

(2)	Reflects most recently reported sales on a trailing twelve months basis as of February 28, 2018. Most recently reported sales date varies by tenant and ranges from April 30, 2017 to February 28, 2018.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

MSC 2018-H3	Shoppes at Chino Hills

The following table presents certain information relating to the lease rollover at Shoppes at Chino Hills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	1	1,634	0.4%	0.4%	$36,694	$22.46	0.3%	0.3%
2018	3	5,101	1.3%	1.8%	$136,086	$26.68	1.2%	1.6%
2019	8	69,117	18.3%	20.0%	$1,683,159	$24.35	15.2%	16.8%
2020	10	22,180	5.9%	25.9%	$669,016	$30.16	6.1%	22.9%
2021	15	52,191	13.8%	39.7%	$1,356,740	$26.00	12.3%	35.2%
2022	12	36,416	9.6%	49.3%	$1,081,322	$29.69	9.8%	45.0%
2023	25	122,257	32.3%	81.6%	$4,066,176	$33.26	36.8%	81.8%
2024	2	7,822	2.1%	83.6%	$245,632	$31.40	2.2%	84.0%
2025	2	3,975	1.0%	84.7%	$114,807	$28.88	1.0%	85.1%
2026	1	1,064	0.3%	85.0%	$44,688	$42.00	0.4%	85.5%
2027	1	5,500	1.5%	86.4%	$156,877	$28.52	1.4%	86.9%
2028	3	16,478	4.4%	90.8%	$667,596	$40.51	6.0%	92.9%
2029 & Beyond	3	14,400	3.8%	94.6%	$779,388	$54.12	7.1%	100.0%
Vacant	0	20,541	5.4%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	86	378,676	100.0%		$11,038,181	$30.82	100.0%

(1)	Information is based on the underwritten rent roll as of April 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Shoppes at Chino Hills Property is located on the southeast corner of Grand Avenue and Peyton Drive, directly off of California State Highway 71, providing access from Los Angeles, Orange, Riverside, and San Bernardino counties. The city of Chino Hills is a master-planned community that includes a total land area of 26,799 acres. According to the appraisal, one of the primary goals of the city is to maintain a large supply of open space with 48.7% of the land designated for open space. 464 acres are designated for general commercial land and 81 acres are designated for business parks, limiting future commercial development in the city. Additionally, the Shoppes at Chino Hills Property is part of an approximately 100 acre, specifically planned development that includes a police station, city hall, civic center and community park.

The Shoppes at Chino Hills Property is located in the Inland Empire retail market and West End retail submarket. According to the appraisal, as of the fourth quarter of 2017, the overall retail vacancy rate for the Inland Empire retail market was approximately 8.0%, while the market rental rate was approximately $25.20 PSF. As of the fourth quarter of 2017, the Inland Empire retail market had approximately 421,725 SF of retail space under construction, representing approximately 0.4% of total SF in the Inland Empire retail market. According to the appraisal, as of the fourth quarter of 2017, the overall retail vacancy rate for the West End retail submarket was approximately 7.7%, while the market rental rate was approximately $27.48 PSF. As of the fourth quarter of 2017, the West End retail submarket had approximately 234,135 SF of retail space under construction, representing approximately 0.8% of total SF in the West End retail submarket.

The estimated 2017 population within a three-, five- and ten-mile radius of the Shoppes at Chino Hills Property was 112,768, 323,758 and 1,075,081, respectively, according to the appraisal. The estimated 2017 average household income within a one-, five- and ten-mile radius of the Shoppes at Chino Hills Property was $103,827, $95,643 and $101,707, respectively. The following table presents comparable leases with respect to the Shoppes at Chino Hills Property:

Comparable Lease Summary
Property Name City, State	Year Built	Size (SF)	Total Occupancy	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Reimbursements
Chino Spectrum Town Center Chino, CA	2002	740,646	97%	SalonCentric Ichi Poki Salad Bar DSW Shoes	1,708 1,890 17,756	Mar-17 Apr-16 Nov-15	5.0 5.0 10.0	$21.96 $41.40 $14.52	NNN NNN NNN
Crossroads Entertainment Center Chino Hills, CA	2006	90,879	100%	Albertos Mexican Food	2,151	Jan-16	0.0	$32.64	NNN
Crossroads Marketplace At Chino Hills Chino Hills, CA	1998	663,538	55%	Inline Retail Tenant Inline Retail Tenant Inline Restaurant Tenant Inline Restaurant Tenant	1,500 1,700 1,400 1,500	Jul-16 Jul-16 Apr-16 Jan-16	5.0 6.7 5.0 5.0	$36.00 $43.56 $40.80 $41.04	NNN NNN NNN NNN
The Commons At Chino Hills Chino Hills, CA	2008	432,000	97%	Wayback Burgers Orange Theory Fitness Tastea Dog Haus	1,456 3,500 1,200 2,250	Jan-17 Jun-16 Feb-16 Aug-15	10.0 5.5 5.0 5.0	$51.84 $33.00 $30.00 $36.00	NNN NNN NNN NNN
Laband Village Shopping Center Chino Hills, CA	2002	73,352	92%	Whiz Kids Montessori School Hayden Yi Hair Story One	4,240 972 1,233	Jun-17 Mar-17 Feb-17	5.0 5.0 5.0	$26.88 $28.68 $25.44	NNN NNN NNN
Chino Promenade Chino, CA	1991	136,017	81%	Hibachi China Buffet Ice Cream Shop	6,373 1,188	Jun-16 Apr-16	5.0 5.0	$23.40 $22.20	NNN NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

MSC 2018-H3	Shoppes at Chino Hills

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes at Chino Hills Property:

Cash Flow Analysis(1)
	2014	2016	2017	UW	UW PSF
Base Rent(2)	$8,284,022	$8,870,750	$9,101,930	$9,653,586	$25.49
Total Recoveries	$1,605,058	$2,390,775	$2,486,019	$2,514,277	$6.64
Other Income(3)	$262,121	$335,741	$296,166	$294,740	$0.78
Overage Rent / Percent in Lieu(4)	$977,916	$967,021	$884,265	$1,384,595	$3.66
Less Concessions	($9,113)	($1,727)	($7,045)	$0	$0.00
Effective Gross Income	$11,120,004	$12,562,560	$12,761,335	$13,847,197	$36.57
Total Expenses	$3,663,631	$4,885,089	$4,540,632	$4,492,149	$11.86
Net Operating Income	$7,456,373	$7,677,471	$8,220,704	$9,355,048	$24.70
Capital Expenditures	$0	$0	$0	$63,117	$0.17
TI/LC	$0	$0	$0	$348,131	$0.92
Net Cash Flow	$7,456,373	$7,677,471	$8,220,704	$8,943,800	$23.62

Occupancy %	94.0%	94.5%	94.6%(5)	94.6%
NOI DSCR(6)	1.29x	1.33x	1.42x	1.62x
NCF DSCR(6)	1.29x	1.33x	1.42x	1.55x
NOI Debt Yield(6)	6.8%	7.0%	7.5%	8.5%
NCF Debt Yield(6)	6.8%	7.0%	7.5%	8.1%

(1)	Financial information for 2015 is not available due to the sponsor’s mid-year acquisition of the Shoppes at Chino Hills Property.

(2)	UW Base Rent is based on the rent roll dated April 1, 2018 and includes rent steps through May 1, 2019 totaling $305,435. The increase in UW Base Rent over 2017 is attributable to rent steps, new lease signings and 20 tenants (30.2% of the NRA) recently exercising renewal options for an average of a 2.3% increase in rent per extension.

(3)	Other Income is comprised of parking, storage, signage, marketing, and lease buyout revenue.

(4)	UW Overage Rent / Percent in Lieu is comprised of $368,998 of Overage Rent and $1,015,596 of Percent in Lieu.

(5)	2017 Occupancy % reflects occupancy as of April 1, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Shoppes at Chino Hills Whole Loan.

Escrows and Reserves. In connection with the origination of the Shoppes at Chino Hills Whole Loan, the Shoppes at Chino Hills Borrower funded reserves of approximately (i) $458,924 for real estate taxes, (ii) $2,000,000 for future tenant improvements and leasing commissions obligations, (iii) $1,139,828 for outstanding tenant improvements and leasing commissions obligations, (iv) $234,643 for outstanding free rent and (v) $11,250 for a fire sprinkler system inspection.

Additionally, on each due date, the Shoppes at Chino Hills Borrower is required to fund the following reserves with respect to the Shoppes at Chino Hills Property: (i) a tax reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, initially $152,975 (provided that the monthly tax reserve deposit will not be required to be made for any taxes being paid to the applicable taxing authority by a tenant pursuant to its lease, so long as the lender is provided with reasonably satisfactory evidence of such payment), (ii) an insurance reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the Shoppes at Chino Hills Borrower is maintaining blanket insurance policies in accordance with the Shoppes at Chino Hills Whole Loan documents, (iii) a replacement reserve for capital expenditures in a monthly amount equal to $5,840; and (iv) a tenant improvements and leasing commissions reserve in a monthly amount equal to $31,557; provided that, the Shoppes at Chino Hills Borrower is not required to make the monthly deposit to the tenant improvements and leasing commissions reserve if it would cause the amount then on deposit (inclusive of the $2,000,000 initial deposit) to exceed a cap of $2,000,000.

Lockbox and Cash Management. The Shoppes at Chino Hills Whole Loan is structured with a springing hard lockbox with springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the Shoppes at Chino Hills Borrower is required to establish a lender-controlled lockbox account, and the lender is required to establish a lender-controlled cash management account. The Shoppes at Chino Hills Whole Loan documents require the Shoppes at Chino Hills Borrower to direct tenants to pay rent directly to the lockbox account, once established, and require that all other money received by the Shoppes at Chino Hills Borrower or property manager with respect to the Shoppes at Chino Hills Property be deposited into such lockbox account within one business day of receipt. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed as directed by the Shoppes at Chino Hills Borrower. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept from the lockbox account into the cash management account and applied in accordance with the Shoppes at Chino Hills Whole Loan documents to make deposits into reserve funds, as described under “Escrows and Reserves” above, to pay debt service on the Shoppes at Chino Hills Whole Loan; provided no event of default is continuing, to pay operating expenses in accordance with the lender-approved annual budget and extraordinary expenses approved by the lender, and to deposit the remainder into a cash sweep account to be held as additional collateral for the Shoppes at Chino Hills Whole Loan during the continuance of such Cash Sweep Event Period (provided that, so long as no event of default is continuing, funds in such cash sweep account that represent prepaid rent or reimbursements for common area maintenance charges, taxes or insurance from one or more tenants may be disbursed to pay operating expenses).

A “Cash Sweep Event Period” means the period:

(i)	commencing upon the occurrence of an event of default under the Shoppes at Chino Hills Whole Loan and ending upon the cure (if applicable) of such event of default; or

(ii)	commencing upon the debt service coverage ratio of the Shoppes at Chino Hills Whole Loan (based on a 30-year amortization) falling below 1.10x for two consecutive calendar quarters based on the trailing six months operating statements and rent rolls and ending upon such debt service coverage ratio (based on a 30-year amortization) being at least 1.10x for two consecutive calendar quarters based on the trailing six months operating statements and rent rolls.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

MSC 2018-H3	Shoppes at Chino Hills

Additional Secured Indebtedness (not including trade debts). In addition to the Shoppes at Chino Hills Mortgage Loan, the Shoppes at Chino Hills Property also secures the Shoppes at Chino Hills Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $70,000,000. The Shoppes at Chino Hills Serviced Pari Passu Companion Loans accrue interest at the same rate as the Shoppes at Chino Hills Mortgage Loan. The Shoppes at Chino Hills Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Shoppes at Chino Hills Serviced Pari Passu Companion Loans. The holders of the Shoppes at Chino Hills Mortgage Loan and the Shoppes at Chino Hills Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Shoppes at Chino Hills Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Terrorism Insurance. The Shoppes at Chino Hills Borrower is required to obtain property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with eighteen months of business income insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or extension thereof or similar governmental program) (“TRIPRA”) is in effect and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” (within the meaning of TRIPRA). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-79

MSC 2018-H3	Westbrook Corporate Center

Mortgage Loan No. 7 – Westbrook Corporate Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

MSC 2018-H3	Westbrook Corporate Center

Mortgage Loan No. 7 – Westbrook Corporate Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

MSC 2018-H3	Westbrook Corporate Center

Mortgage Loan No. 7 – Westbrook Corporate Center

Tower Four

Floor				
10	General Electric Company 7,560 SF 2/2021	Vacant 8,287 SF	Silveredge Business Systems, Ltd 7,023 SF 11/2022	
9	Vacant 12,940 SF	Intergovernmental Risk Management Agency 6,143 SF 12/2021	Misix, Inc. 2,560 SF 1/2022	Department of Veterans Affairs – GSA 1,738 SF 12/2021
8	Sogeti USA LLC 11,184 SF 5/2019	Department of Veterans Affairs – GSA 11,623 SF 10/2020		
7	Legacy Professionals LLP 20,673 SF 6/2029	Vacant 2,170 SF		
6	Chicago Painters and Tapers 1,341 SF 5/2019	Vacant 6,048 SF	Charlie Sparks & Company 9,117 SF 4/2019	United Home Loans, Inc. 6,525 SF 10/2020
5	American Westbrook Insurance 22,807 SF 11/2022			
4	Commscope Technologies LLC 14,533 SF 7/2021	Med HQ, LLC 2,632 SF 12/2019	Regent Surgical Health, LLC 5,669 SF 11/2020	
3	Vacant 23,330 SF			
2	Mutual of America Life Insurance 5,435 SF 6/2024	Vacant 18,594 SF		
1	Vacant 2,947 SF	TLC Vision Centers, LLC 4,773 SF 4/2024	Westchester Family Dental Ltd. 1,659 SF 6/2025	

Tower Five

Floor				
10	Brainlab, Inc. 22,676 SF 10/2028			
9	CVM Solutions, LLC 7,913 SF 4/2025	Vacant 10,986 SF	Electrical Contractors Association 4,653 SF 3/2027	
8	American Imaging Management 22,805 SF 12/2020			
7	Ingredion Incorporated 22,807 SF 11/2027			
6	Ingredion Incorporated 22,807 SF 11/2027			
5	Ingredion Incorporated 22,807 SF 11/2027			
4	Ingredion Incorporated 22,807 SF 11/2027			
3	Ingredion Incorporated 22,807 SF 11/2027			
2	Ingredion Incorporated 9,385 SF 11/2027	Vacant 8,329 SF	Norfolk Southern Railway Company 3,373 SF 8/2023	Alliance Companies, Inc. 2,392 SF 1/2019
1	Vacant 5,380 SF	Chicago Title Company, LLC 4,256 SF 7/2022	Austin McNichols Insurance 2,723 SF 5/2020	
L	Brainlab – Dock Storage 2,268 SF 10/2028	Conference Center	Marketing Center 469 SF	

Vacant | Building | 2018-2019 | 2020-2021 | 2022 +

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

MSC 2018-H3	Westbrook Corporate Center

Mortgage Loan No. 7 – Westbrook Corporate Center

Westbrook Corporate Center
1-5 Westbrook Corporate Center
Westchester, IL 60154
Follett Corporation
Wood Dale
Bensenville
Chicago O'Hare International Airport
Schiller Park
CHICAGO
Franklin Park
River Grove
Elmwood Park
Addison
Northlake
Elmhurst
Stone Park
Melrose Park
River Forest
Villa Park
Berkeley
Bellwood
Maywood
Lombard
Hillside
Forest Park
DUPAGE COUNTY
COOK COUNTY
Oakbrook Terrace
Broadview
Westchester
North Riverside
Oak Brook
La Grange Park
Riverside
Brookfield
La Grange
Downers Grove
Western Springs
Hinsdale
Westmont
Clarendon Hills
Indian Head Park
Tri-State Tollway
Eisenhower Expwy
Lake Michigan

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

MSC 2018-H3	Westbrook Corporate Center

Mortgage Loan No. 7 – Westbrook Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Westchester, IL 60154
Cut-off Date Balance:	$39,950,681			General Property Type:	Office
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Raymond Massa			Year Built/Renovated:	1986-1996 / 2016-2017
Mortgage Rate:	4.86000%			Size:	1,140,369 SF
Note Date:	5/10/2018			Cut-off Date Balance per SF(1):	$87
First Payment Date:	7/6/2018			Maturity Date Balance per SF(1):	$71
Maturity Date:	6/6/2028			Property Manager:	Colliers International Asset and Property Management Services LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information(7)
Prepayment Provisions(2):	LO (25); DEF (89); O (6)			UW NOI:	$12,461,895
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	12.6%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	15.3%
Additional Debt Balance(1)(3):	$58,927,254			UW NCF DSCR(1):	1.67x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$9,521,833 (2/28/2018 TTM)
Reserves(4)				2nd Most Recent NOI:	$9,439,186 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$9,172,304 (12/31/2016)
RE Tax:	$975,307	$487,654	N/A	Most Recent Occupancy:	83.7% (3/31/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	82.8% (12/31/2017)
Recurring Replacements:	$392,719	$30,608	N/A	3rd Most Recent Occupancy:	85.9% (12/31/2016)
TI/LC:(5)	$4,650,000	Springing	$3,500,000	Appraised Value (as of):	$136,000,000 (4/13/2018)
Immediate Repairs:	$357,281	$0	N/A	Cut-off Date LTV Ratio(1):	72.7%
Unfunded Obligations:	$7,330,378	$0	N/A	LTV Ratio at Maturity(1):	59.7%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$99,000,000	67.2%	Purchase Price:	$132,000,000	89.6%
Borrower Equity:	$37,507,027	25.5%	Closing Costs:	$1,573,169	1.1%
Other Sources(6):	$10,771,827	7.3%	Reserves:	$13,705,685	9.3%
Total Sources:	$147,278,854	100.0%	Total Uses:	$147,278,854	100.0%

(1)	The Westbrook Corporate Center Mortgage Loan (as defined below) is part of the Westbrook Corporate Center Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $99,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Westbrook Corporate Center Whole Loan.

(2)	Defeasance of the Westbrook Corporate Center Whole Loan is permitted at any time after the earlier of (i) May 10, 2021, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Westbrook Corporate Center Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness” below for a discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The loan structure includes a $4.65 million upfront general TI/LC reserve that is required to be replenished at $1.01 PSF per annum if the reserve falls below $1.5 million subject to a cap of $3.5 million.

(6)	Other Sources consists of various purchaser credits for items such as TI/LC, prepaid rents, tenant security deposits, contraction fees and deferred maintenance costs.

(7)	Due to the timing of the acquisition, the borrower did not provide historical financial information prior to 2016.

The Mortgage Loan. The seventh largest mortgage loan (the “Westbrook Corporate Center Mortgage Loan”) is part of a whole loan (the “Westbrook Corporate Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $99,000,000, which are secured by the fee interest in a suburban office property located in Westchester, Illinois and totaling 1,140,369 SF (the “Westbrook Corporate Center Property”). The non-controlling promissory note A-2 with an original principal amount of $40,000,000 evidences The Westbrook Corporate Center Mortgage Loan and will be included in the MSC 2018-H3 securitization transaction. The remaining promissory notes, (the “Westbrook Corporate Center Pari Passu Companion Loans”) with an aggregate original principal amount of $59,000,000, are held by Citi Real Estate Funding Inc. and are expected to be contributed to future securitization transactions or may be otherwise be transferred at any time. The Westbrook Corporate Center Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2018-H3 securitization transaction, and from and after the securitization of the promissory note A-1 will be serviced pursuant to the pooling and servicing agreement for the securitization to which such note is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. Proceeds from the Westbrook Corporate Center Whole Loan along with approximately $37.5 million of equity from the sponsor and purchaser credits were used to acquire the Westbrook Corporate Center Property, fund reserves and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

MSC 2018-H3	Westbrook Corporate Center

Westbrook Corporate Center Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$40,000,000	$39,950,681	Citi Real Estate Funding Inc.	Yes
A-2	$40,000,000	$39,950,681	MSC 2018-H3	No
A-3	$19,000,000	$18,976,573	Citi Real Estate Funding Inc.	No
Total	$99,000,000	$98,877,935

The Borrower and the Sponsor. The borrower is Westbrook Center Illinois Realty LP (the “Westbrook Corporate Center Borrower”), a single-purpose Delaware limited partnership. The borrower’s general partner has two independent directors. Legal counsel to the Westbrook Corporate Center Borrower delivered a non-consolidation opinion in connection with the origination of the Westbrook Corporate Center Whole Loan. The sponsor and non-recourse carveout guarantor of the Westbrook Corporate Center Whole Loan is Raymond Massa.

Raymond Massa is the principal and co-founder of Group RMC Corporation. Group RMC Corporation, a real estate management company, headquartered in New York City, targets investments in office assets in suburban markets throughout the United States. Group RMC Corporation’s portfolio includes over 10 million SF of office space.

The Property. The Westbrook Corporate Center Property consists of a 1,140,369 SF suburban office campus that is comprised of five, multi-story, interconnected, Class A office buildings, located in Westchester, Illinois. The Westbrook Corporate Center Property is located in Cook County which is approximately 18 miles west of the Chicago central business district and in the east/west corridor of the Chicago MSA. The buildings were constructed between 1986 and 1996 and renovated in 2016-2017. Each of the five, Class A towers is connected by ground-level corridors that lead tenants from one lobby to another, granting access to the Westbrook Corporate Center Property’s full array of Class A shared amenities which include: a fitness center, conference center, café, a Starbucks, day care center, convenience store and a drycleaner (drop-off/pick-up). As of March 31, 2018, the average occupancy at the Westbrook Corporate Center Property is 83.7%. Historical occupancy at the Westbrook Corporate Center Property has averaged around 83.0% over the past five years and approximately 81.0% over the last 10 years. Approximately 30.0% of the NRA at the Westbrook Corporate Center Property is leased to investment grade tenants and 32.0% of the NRA serves as headquarters space for the respective tenants with a 12-months’ notice requirement for lease cancellation.

Major Tenants.

Follett Higher Education Group, Inc. (153,464 SF, 13.5% of NRA, 16.3% of underwritten base rent). The largest tenant at the Westbrook Corporate Center Property, Follett Higher Education Group (“Follet”) currently occupies 153,464 SF. Follet, which is headquartered at the Westbrook Corporate Center Property, signed a 11.5-year lease in 2014. The tenant originally occupied 166,079 SF but in February 2018 Follett exercised its contraction option for space on the fifth floor that was originally intended to be future expansion space. As a result, Follett paid a contraction fee of $845,932 which was held by the lender, as part of the $4.65 million upfront TI/LC reserve, at closing. Follett currently utilizes the entirety of its remaining space with a lease expiration of October 2025. There are no remaining contraction options in the Follett lease. Follett is a leading university campus retailer and one of the largest wholesalers for the higher education sector, providing both local and online campus bookstore services. There are currently 1,200 individually managed stores with wholesale textbooks in addition to point-of-sale management systems, buyback services and store design/consulting services.

Ingredion Incorporated (123,515 SF, 10.8% of NRA, 15.5% of underwritten base rent). Ingredion Incorporated (“Ingredion”), the second largest tenant, is headquartered at the Westbrook Corporate Center Property where it occupies 123,515 SF. Ingredion has been located at the Westbrook Corporate Center Property since 2002, where it initially occupied 82,137 SF and then expanded by 41,378 SF to its current 123,515 SF. In addition, Ingredion recently extended its lease through November 2027. Ingredion has the right to exercise either of (i) a contraction option effective May 31, 2024 with 12-months’ notice for the second floor or (ii) a contraction option effective May 31, 2024 for either the third or seventh floor with notice given by May 31, 2024, plus, in either case, payment of a contraction fee equal to unamortized leasing costs. Ingredion also has two, five-year extension options or one, 10-year extension option remaining on its lease with 12-months’ notice. Ingredion (NYSE: INGR; rated Baa1/BBB/BBB by M/F/S) is a leading global ingredients solutions company that produces sweeteners, starches, nutrition ingredients and biomaterials from corn and other starch-based raw materials. Ingredion serves customers in more than 60 markets across 100 countries and employs 11,000 people across 45 manufacturing plants. Ingredion reported net income of $402 million, $485 million and $519 million in 2015, 2016 and 2017, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

MSC 2018-H3	Westbrook Corporate Center

The remainder of the rent roll is granular with no tenant comprising more than 8.0% of NRA and 10.9% of underwritten base rent. The following table presents certain information relating to the major tenants at the Westbrook Corporate Center Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)	Tenant SF	% of Collateral SF	Annual UW Rent(2)	% of Annual UW Rent(2)	Annual UW Rent PSF(2)	Lease Expiration

Follett Higher Education Group, Inc.(3)	NR/NR/NR	153,464	13.5%	$3,882,142	16.3%	$25.30	10/31/2025
Ingredion Incorporated(4)	Baa1/BBB/BBB	123,515	10.8%	$3,676,437	15.5%	$29.77	11/30/2027
American Imaging Management	Baa2/A/BBB+	91,687	8.0%	$2,576,994	10.9%	$28.11	12/31/2020
Insurance Auto Auctions, Inc.(5)	NR/NR/NR	78,110	6.8%	$2,109,500	8.9%	$27.01	8/31/2027
Loyola University Physician Foundation(6)(7)	NR/NR/NR	45,612	4.0%	$1,185,912	5.0%	$26.00	3/31/2024
Bio-Medical Applications of Illinois	NR/NR/NR	36,221	3.2%	$905,525	3.8%	$25.00	11/30/2018
American Westbrook Insurance	NR/NR/NR	22,807	2.0%	$699,263	2.9%	$30.66	11/30/2022
Brainlab, Inc.	NR/NR/NR	24,944	2.2%	$647,066	2.7%	$25.94	10/31/2028
Midwest Orthopaedics at Rush	NR/NR/NR	22,518	2.0%	$636,133	2.7%	$28.25	8/31/2024
Healthcare Financial Management Association	NR/NR/NR	23,430	2.1%	$621,464	2.6%	$26.52	7/31/2022
Subtotal/Wtd. Avg.		622,308	54.6%	$16,940,435	71.3%	$27.22
Other Tenants		332,369	29.1%	$6,806,141	28.7%	$20.48
Vacant Space		185,692	16.3%	0	0.0%	$0.00
Total/Wtd. Avg.		1,140,369	100.0%	$23,746,576	100.0%	$24.87

(1)	Information is based on the underwritten rent roll as of March 31, 2018.

(2)	Annual UW Rent, % of Annual UW Rent and Annual UW Rent PSF include contractual rent steps through September 1, 2019 for non-credit tenants ($412,918) and the average of all rent steps over the loan term for investment grade tenants ($407,821). Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	The lease for Follett Higher Education Group, Inc. contains free rent for May 2025 through October 2025 at $417,785 per month, totaling free rent of $2,506,709.

(4)	Ingredion has a contraction option effective May 31, 2024 with 12-months’ notice for the second floor and a contraction option effective May 31, 2024 for either the third or seventh floor with notice given by May 31, 2024 plus a contraction fee equal to unamortized leasing costs.

(5)	Insurance Auto Auctions, Inc. has a termination option effective August 31, 2023 with notice given by September 1, 2022 and accompanied by payment of $1,067,249, representing 50% of a termination fee of $2,134,498, with the remaining 50% due on or before July 31, 2023.

(6)	Loyola University Physical Foundation has a termination option effective July 31, 2020 with notice given on or before July 31, 2019 and payment of a termination fee equal to $1,501,552.

(7)	The lease for Loyola University Physical Foundation contains free rent for April 2019, April 2020, April 2021 and April 2022, totaling free rent of $635,717.

The following table presents certain information relating to the lease rollover schedule at the Westbrook Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	UW Rent PSF Rolling(3)	Total UW Rent Rolling(3)	% of Total Rent Rolling(3)	Cumulative % of Total Rent Rolling(3)
MTM(4)	1	17,982	1.6%	1.6%	$26.61	$221,848	0.9%	0.9%
2018	6	67,236	5.9%	7.5%	$23.80	$1,600,040	6.7%	7.7%
2019	12	72,784	6.4%	13.9%	$23.91	$1,740,626	7.3%	15.0%
2020	10	154,971	13.6%	27.4%	$24.76	$3,837,810	16.2%	31.2%
2021	6	53,553	4.7%	32.1%	$22.01	$1,178,603	5.0%	36.1%
2022	9	79,153	6.9%	39.1%	$25.01	$1,979,788	8.3%	44.5%
2023	3	24,094	2.1%	41.2%	$18.68	$449,970	1.9%	46.4%
2024	4	78,338	6.9%	48.1%	$25.34	$1,985,008	8.4%	54.7%
2025	3	163,103	14.3%	62.4%	$25.44	$4,150,063	17.5%	72.2%
2026	0	0	0.0%	62.4%	$0.00	$0	0.0%	72.2%
2027	2	197,846	17.3%	79.7%	$28.54	$5,645,660	23.8%	96.0%
2028	1	24,944	2.2%	81.9%	$25.94	$647,066	2.7%	98.7%
2029 and Beyond	1	20,673	1.8%	83.7%	$15.00	$310,095	1.3%	100.0%
Vacant	0	185,692	16.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	58	1,140,369	100.0%		$24.87	$23,746,576	100.0%

(1)	Information is based on the underwritten rent roll as of March 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes contractual rent steps through September 1, 2019 for non-credit tenants ($412,918) and the average of all rent steps over the loan term for investment grade tenants ($407,821). Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	MTM includes space currently occupied by Insurance Auto Auctions, Inc. on a month-to-month basis (original lease expiration of April 30, 2018). Insurance Auto Auctions, Inc. is the only MTM tenant paying rent and therefore the UW Rent PSF Rolling was calculated based on the tenant’s $221,848 annual base rent and the 8,337 SF it currently occupies on a month-to-month basis. The remaining 9,645 SF of MTM space consists of various common areas and storage space with no contractual rent.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

MSC 2018-H3	Westbrook Corporate Center

The Market.

Westbrook Corporate Center Property is located in Westchester, Cook County, Illinois, which is approximately 18 miles west of the Chicago central business district and within the Eastern East-West Corridor of the Chicago MSA, which is the third largest MSA in the United States. The Eastern East-West Office Corridor is also known as the Oak Brook submarket. According to a third party report, there is a limited supply of new Class A assets in suburban Chicago and also a limited construction pipeline. Additionally, the East-West Corridor submarket is one of the largest employment centers in Illinois with more than 100 major corporate headquarters and 40,000 businesses that employ over 700,000 people. The Westbrook Corporate Center Property also has numerous retail and hospitality options within its immediate neighborhood. The main retail attraction in the area is Oakbrook Center, a Class A regional mall, which is located approximately three miles west of the Westbrook Corporate Center Property. Oakbrook Center is anchored by Neiman Marcus, Nordstrom, Lord & Taylor and an AMC Theatre and also includes retailers such as Apple, Tesla, and Lululemon Athletica.

The population within a one-, three- and five-mile radius is 8,640, 102,689 and 319,683, respectively with an average household income within a one-, three- and five-mile radius of $68,410, $79,389 and $75,772, respectively. According to a third party report, the Westbrook Corporate Center Property is located in the Class A East/West Office Corridor of the Chicago office market. As of the first quarter of 2018, the Class A Chicago office market had a total inventory of 190.1 million SF with a 15.7% vacancy rate and average asking rents of $27.17 PSF and positive net absorption of 373,493 SF. More specifically, the Westbrook Corporate Center Property is located in the Class A Eastern East/West Corridor of the East/West Corridor Office Submarket. The total inventory in this submarket segment is 15.0 million SF as of the first quarter of 2018 with no new deliveries and 29,000 SF under construction, representing only 0.2% of the total submarket inventory. Vacancy in the submarket was 15.1% and average asking rent was $23.90/SF and there was a positive net absorption of 108,502 SF.

The following table presents recent leasing data at comparable office buildings with respect to the Westbrook Corporate Center Property:

Comparable Lease Summary(1)
Property Name	Year Built	NRA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
Oak Brook Gateway	1984	225,316	Waddell & Reed	9,314	4/2017	39	$19.00	Triple Net
Commerce Plaza II	1980	168,000	Northwestern Mutual	10,733	5/2017	65	$20.85	Triple Net
Corridors Two	1999	150,000	Allant Group	26,069	4/2017	96	$14.50	Triple Net
Oakbrook Terrace	1991	232,052	SHC Direct	22,187	3/2017	65	$13.50	Triple Net
Corridors One	1998	149,896	LinearChoice	7,643	4/2017	132	$15.00	Triple Net

(1)	Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Westbrook Corporate Center Property.

Cash Flow Analysis(1)
	2016	2017	TTM 2/28/2018	UW	UW PSF
Base Rent(2)	$21,281,339	$21,590,312	$21,663,664	$23,746,576	$20.82
Grossed Up Vacant Space	$0	$0	$0	$4,973,161	$4.36
Total Recoveries(3)	$457,388	$963,791	$1,043,041	$1,652,283	$1.45
Other Income(4)	$423,594	$343,549	$338,582	$338,582	$0.30
Less Vacancy & Credit Loss	$0	$0	$0	($4,973,161)	($4.36)
Percentage Rent	$0	$37,194	$22,285	22,285	$0.02
Effective Gross Income	$22,162,321	$22,934,846	$23,067,572	$25,759,727	$22.59
Total Operating Expenses	$12,990,017	$13,495,660	$13,545,739	$13,297,831	$11.66
Net Operating Income(5)	$9,172,304	$9,439,186	$9,521,833	$12,461,895	$10.93
Capital Expenditures	$0	$0	$0	$367,300	$0.32
TI/LC	$0	$0	$0	$1,622,742	$1.42
Net Cash Flow	$9,172,304	$9,439,186	$9,521,833	$10,471,853	$9.18

Occupancy	85.9%	82.8%	82.5%	83.6%
NOI DSCR(6)	1.46x	1.50x	1.52x	1.99x
NCF DSCR(6)	1.46x	1.50x	1.52x	1.67x
NOI Debt Yield(6)	9.3%	9.5%	9.6%	12.6%
NCF Debt Yield(6)	9.3%	9.5%	9.6%	10.6%

(1)	Due to the timing of the acquisition, the borrower did not provide historical financial information prior to 2016.

(2)	UW Base Rent is based on current contractual rents from tenants per the March 31, 2018 rent roll and includes contractual rent steps through September 1, 2019 for non-credit tenants ($412,918) and the average of all rent steps over the loan term for investment grade tenants ($407,821). UW Base Rent also includes $937,233 of UW base rent from two leases that commenced after February 28, 2018.

(3)	The sponsor is in the process of converting tenant leases from gross to net and is leasing all vacant space on a net basis, which is the reason UW Total Recoveries are above the historical amounts.

(4)	Other Income is comprised of storage, parking, antenna, telecom license, electric and overtime HVAC reimbursement income.

(5)	The increase from Most Recent NOI to UW NOI is primarily from recent leasing, increased tenant reimbursements and rent steps. UW NOI includes $937,233 of UW base rent from two leases that commenced after February 28, 2018, contractual rent steps through September 1, 2019 for non-credit tenants ($412,918) and the average of all rent steps over the loan term for investment grade tenants ($407,821). The sponsor is also in the process of converting tenant leases from gross to net and is leasing all vacant space on a net basis, which caused UW Total Recoveries to be above the historical amounts.

(6)	Debt service coverage ratios and debt yields are based on the Westbrook Corporate Center Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

MSC 2018-H3	Westbrook Corporate Center

Escrows and Reserves. At origination, the Westbrook Corporate Center Borrower deposited, (i) $975,307 for real estate taxes, (ii) $392,719 for recurring replacements, (iii) $4,650,000 for tenant improvements and leasing commissions, (iv) $357,281 for immediate repairs and (v) $7,330,378 for unfunded obligations, including free rent for Follett Higher Education Group, Inc. and Loyola University Physician Foundation and various other tenants and tenant improvement allowances, at the Westbrook Corporate Center Property.

During the existence of a Trigger Period (as defined below), the loan documents require ongoing monthly escrows for (i) real estate taxes (in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period), (ii) TI/LCs (in an amount equal to $96,366, subject to a cap of $3,500,000 replenished at $1.01 per annum if reserve falls below $1,500,000) and (iii) recurring replacements (in an amount equal to $30,608). The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default under the Westbrook Corporate Center Whole Loan is continuing and (ii) the Westbrook Corporate Center Borrower provides the lender with evidence that the Westbrook Corporate Center Property is insured via an acceptable blanket insurance umbrella policy and such policy is in full force and effect. Absent satisfaction of such conditions, an ongoing monthly insurance escrow is required in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period.

Lockbox and Cash Management. The Westbrook Corporate Center Whole Loan has a hard lockbox with springing cash management upon the commencement and during the continuance of a Trigger Period. Also during the continuation of a Trigger Period, the Westbrook Corporate Center Borrower will be required to deposit all excess cash with respect to the Westbrook Corporate Center Wgole Loan into an account to be held by the lender as additional security for the Westbrook Corporate Center Whole Loan. Upon the commencement and during the continuance of a Specified Tenant Trigger Period, the Westbrook Corporate Center Borrower will be required to deposit all excess cash designated as “specified tenant excess cash flow” (prior to any required deposits of any amounts constituting excess cash flow as described in the preceding sentence) into an account to be held by the lender as additional security for the Westbrook Corporate Center Whole Loan until the amounts on deposit are at least equal to the product of (x) in the case of any Specified Tenant Trigger Period caused by partial termination or cancellation of any Specified Tenant lease, $30 multiplied by (y) the number of square feet vacated or terminated by the applicable Specified Tenant, or (ii) with respect to any other Specified Tenant Trigger Period, equal to $30 per square foot for the entire applicable Specified Tenant space (the “Specified Tenant Cap”).

A “Trigger Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default under the Westbrook Corporate Center Whole Loan; (ii) the debt service coverage ratio falling below 1.30x for one calendar quarter; and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; and with regard to clause (iii), upon the cure of a Specified Tenant Trigger Period.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) Follett or any tenant (together with affiliate) that leases more than 15% of the Westbrook Corporate Center Property’s gross leasable area or which has a lease that accounts for 15% of the gross income of the Westbrook Corporate Center Property (the “Specified Tenant”) being in default under the lease beyond any applicable notice and/or cure periods, (ii) the Specified Tenant failing to be in actual, physical possession of at least 80% (in the aggregate) of its leased space, (iii) the Specified Tenant giving notice that it is terminating its lease for all or a portion equal to 15% (in the aggregate) or more of its leased space, (iv) any termination or cancellation of the lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Specified Tenant lease failing to otherwise be in full force and effect, to the extent the applicable action contemplated in this clause (iv) applies to 15% or more, in the aggregate, of the leased space with respect to the Specified Tenant, (v) any bankruptcy or similar insolvency of the Specified Tenant and (vi) the Specified Tenant failing to extend or renew its lease on or prior to the applicable extension deadline in accordance with the applicable terms and conditions for the applicable renewal term, to the extent such failure to extend or renew applies to 15% or more, in the aggregate, of the leased space with respect to the Specified Tenant; and (B) expire upon the first to occur of the lender’s receipt of evidence reasonably acceptable to lender (which such evidence includes, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (defined below) or (2) the Westbrook Corporate Center Borrower leasing the entire Specified Tenant space (or applicable portion thereof) for a term of no less than five (5) years in accordance with the applicable terms and conditions of the Westbrook Corporate Center Loan agreement and the applicable tenant under the lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease. Notwithstanding anything to the contrary contained herein, no Specified Tenant Trigger Period will be deemed to exist for so long as the debt yield (calculated in a manner such that the applicable Specified Tenant’s rental income is specifically excluded; provided, however, to the extent that the applicable Specified Tenant Trigger Period is caused solely by either: (w) a Specified Tenant failing to be in actual, physical possession of a portion its applicable Specified Tenant space (as opposed to failing to be in actual physical possession of the entire premises demised pursuant to the applicable Lease) as contemplated by clause (ii) above, (x) a notice of a termination of a Specified Tenant lease with respect to only a portion of the applicable Specified Tenant space (as opposed to a full termination of the applicable lease) as contemplated by clause (iii) above (y) a termination of a Specified Tenant lease with respect to only a portion of the applicable Specified Tenant space (as opposed to a full termination of the applicable lease) as contemplated by clause (iv) above, or (z) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline with respect to only a portion of the applicable Specified Tenant space (as opposed to a failure to renew with respect to the entire applicable Specified Tenant space) with respect to the applicable Specified Tenant as contemplated by clause (vi) above, then (subject to the other relevant terms and provisions of the Westbrook Corporate Center loan agreement) the rental income attributable to the portion of the Specified Tenant lease which is not subject of the notice of termination, failure to possess, failure to renew or actual termination (as applicable) may be included in the calculation) is equal to or greater than 9.50%. For the avoidance of doubt, a Specified Tenant Trigger Period will not be deemed to exist with respect to a surrender of the contraction space in accordance with and as expressly provided in the Follett lease and as further evidenced by the notice of contraction dated as of February 28, 2018.

The “Specified Tenant Cure Conditions” mean each of the following, as applicable: (i) the applicable Specified Tenant has cured all applicable defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the applicable vacant Specified Tenant space referenced in clause (ii) of the definition of “Specified Tenant Trigger Period”, and is paying full, unabated rent under the applicable Specified Tenant lease, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, (a) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Westbrook Corporate Center loan agreement and the applicable Specified Tenant lease for the applicable Specified Tenant renewal term, or (b) a Specified Tenant re-tenanting event has occurred, to the lender’s reasonable satisfaction, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, or (vii) for all Specified Tenant Trigger Periods, the aggregate amounts required

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

MSC 2018-H3	Westbrook Corporate Center

to be deposited in the Specified Tenant excess cash flow account during the continuance of the Specified Tenant Trigger Period are equal to or exceed the Specified Tenant Cap.

Additional Secured Indebtedness. In addition to the Westbrook Corporate Center Mortgage Loan, the Westbrook Corporate Center Property also secures the Westbrook Corporate Center Pari Passu Companion Loans, which had an aggregate original principal amount of $59,000,000. The Westbrook Corporate Center Pari Passu Companion Loans accrue interest at the same rate as the Westbrook Corporate Center Mortgage Loan. The Westbrook Corporate Center Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Westbrook Corporate Center Pari Passu Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Westbrook Corporate Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Westbrook Corporate Center Borrower provide coverage for terrorism, with no deductible for terrorism in excess of $100,000, in an amount equal to the full replacement cost of the Westbrook Corporate Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. If (A) TRIPRA is not in effect, (B) TRIPRA is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event occurring on United States soil which results in a material increase in terrorism insurance premiums, then provided that terrorism insurance is commercially available, the Westbrook Corporate Center Borrower is required to carry terrorism insurance throughout the term of the Westbrook Corporate Center Mortgage Loan. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

MSC 2018-H3	Playa Largo

 Mortgage Loan No. 8 – Playa Largo

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

MSC 2018-H3	Playa Largo

Mortgage Loan No. 8 – Playa Largo

Miami Intl. Airport
Hialeah
95
Miami Beach
Doral
836
MIAMI
Tamiami Trail
41
Tamiami
826
Coral Gables
821
University of Miami
MIAMI-DADE COUNTY
Kendale Lakes
The Hammocks
South Miami
874
Pinecrest
Key Biscayne
Miami Executive Airport
Kendall
Palmetto Bay
1
South Miami Heights
Cutler Bay
Biscayne Bay
Princeton
Miami Homestead General Aviation Airport
Leisure City
Homestead Air Reserve Base
EVERGLADES NATIONAL PARK
Homestead
Homestead-Miami Speedway
Florida City
Florida Keys Outlet Marketplace
Elliott Key
9336
MONROE COUNTY
BISCAYNE NATIONAL PARK
Card Sound
Whitewater Bay
MONROE COUNTY
Barnes Sound
North Key Largo
Key Largo
Key Largo Hammock Botanical State Park
Blackwater Sound
Florida Keys Visitor Center
Key Largo
John Pennekamp Coral Reef State Park
Playa Largo
97450 Overseas Highway
Key Largo, FL 33037
Tradewinds Plaza
Florida Bay
Laura Quinn Wild Bird Sanctuary
Tavernier
Atlantic Ocean
Windley Key
Plantation Key
Upper Matecumbe Key
Theater of the Sea
Islamorada
Gulf of Mexico
Lower Matecumbe Key
FLORIDA KEYS
Fiesta Key
Craig Key
Long Key
Key West 66 miles
Gulf of Mexico
THE EVERGLADES
EVERGLADES NATIONAL PARK
Atlantic Ocean
MIAMI
Key Largo

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

MSC 2018-H3	Playa Largo

Mortgage Loan No. 8 – Playa Largo

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$35,000,000			Location:	Key Largo, FL 33037
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Lance T. Shaner; Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012; Prime Hospitality Group, LLC			Year Built/Renovated:	2016/N/A
				Size:	178 Rooms
				Cut-off Date Balance per Room:	$505,618
				Maturity Date Balance per Room:	$439,887
Mortgage Rate:	5.1440%			Property Manager:	Shaner Hotel Holdings Limited Partnership (borrower related)
Note Date:	5/17/2018
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$10,857,106
IO Period:	24 months			UW NOI Debt Yield(1):	12.1%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	13.9%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NCF DSCR(1):	2.06x (IO) 1.64x (P&I)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(5):	$10,734,454 (4/30/2018 TTM)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI(5)(6):	$9,185,692 (12/31/2017)
Additional Debt Balance(1) (3):	$55,000,000			3rd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	79.3% (4/30/2018)
Reserves(4)				2nd Most Recent Occupancy(6):	78.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	N/A
RE Tax:	$286,979	$35,872	N/A	Appraised Value (as of):	$188,600,000 (3/28/2018)
Insurance:	$44,902	$19,747	N/A	Cut-off Date LTV Ratio(1):	47.7%
FF&E Reserve:	$0	$98,841	N/A	Maturity Date LTV Ratio(1):	41.5%
NOI DSCR Funds:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$45,813,744	50.9%
			Return of Equity:	$41,096,303	45.7%
			Closing Costs:	$2,758,073	3.1%
			Reserves:	$331,881	0.4%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Playa Largo Mortgage Loan (as defined below) is part of the Playa Largo Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate principal balance of $90,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Playa Largo Whole Loan.

(2)	Defeasance of the Playa Largo Whole Loan is permitted any time after the earlier of (i) May 17, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Playa Largo Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)”, for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent NOI and 2nd Most Recent NOI were adjusted to reflect a normalized September 2017, as the Playa Largo Property (as defined below) was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2nd Most Recent NOI and Most Recent NOI is $8,681,114 and $10,410,704, respectively.

(6)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017.

(7)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the Playa Largo Property was built in August 2016.

The Mortgage Loan. The eighth largest mortgage loan (the “Playa Largo Mortgage Loan”) is part of a whole loan (the “Playa Largo Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $90,000,000, all of which are secured by a first priority fee mortgage encumbering a full-service hospitality property located in Key Largo, Florida (the “Playa Largo Property”). The controlling promissory Note A-1, in the original principal amount of $35,000,000, evidences the Playa Largo Mortgage Loan and will be included in the MSC 2018-H3 securitization transaction. Promissory Notes A-2, A-3, A-4, A-5 and A-6, in the original principal amount of $55,000,000 (collectively, the “Playa Largo Serviced Pari Passu Companion Loans”), represent the non-controlling interest in the Playa Largo Whole Loan and are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Playa Largo Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-H3 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

MSC 2018-H3	Playa Largo

Playa Largo Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$35,000,000	$35,000,000	MSC 2018-H3	Yes
A-2	$15,000,000	$15,000,000	Starwood Mortgage Funding II LLC	No
A-3	$15,000,000	$15,000,000	Starwood Mortgage Funding II LLC	No
A-4	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-5	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-6	$5,000,000	$5,000,000	Starwood Mortgage Funding II LLC	No
Total	$90,000,000	$90,000,000

The Borrower and the Sponsors. The borrower is Playa Largo Hospitality PLHT, LLC, a Delaware limited-liability company, as trustee of the Key Largo Hospitality Land Trust, a land trust established pursuant to the Florida Land Trust Act (the “Playa Largo Borrower”). The non-recourse carve-out guarantors for the Playa Largo Whole Loan are Lance T. Shaner, Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust dated December 5, 2012 (together, the “Shaner Guarantee”) and Prime Hospitality Group, LLC (the “Prime Hospitality Guarantee”). Lance T. Shaner is the Chairman and chief executive officer of Shaner Hotel Group. Mr. Shaner has more than 45 years of experience in owning and operating hotel and resort facilities. Mr. Shaner is responsible for new development and redevelopment of more than 75 hotel projects, with brand affiliations such as Marriott, Hilton and IHG. Shaner Hotel Group was founded in 1976 by Lance T. Shaner and his brother Fred Shaner. Shaner Hotel Group is a full-service hospitality operator and management company focusing on hotel development, operational controls, marketing, revenue management and financial reporting. The firm’s existing portfolio consists of 55 hotels, including 43 Marriott flags, three Hilton flags, three IHG flags, two Choice flags and four independent hotels. Eighteen of the firm’s hotels are located in Florida. Additionally, three Shaner hotels were ranked in the top ten in a 2017 magazine survey including the Playa Largo Property, the French Leave Resort and Renaissance Tuscany II Ciocco Resort in Ciocco, Italy.

Prime Hospitality Group is the hotel division for Prime Group. Prime Group focuses on the investment, development, construction and management of multifamily residential, commercial, office and hospitality properties. Prime Hospitality Group owns multiple branded hotels including those flagged by Marriott, Hilton and IHG. The firm’s existing portfolio consists of 34 properties and includes 14 hotels, which are all located in Florida. Larry Abbo is the chief executive officer of Prime Group, which was founded in 1987 and is headquartered in Hollywood, Florida.

The Shaner Guarantee and the Prime Hospitality Guarantee are several guarantees with liability split on a 50%/50% basis. The Lance T. Shaner Revocable Trust, of which Lance T. Shaner is the sole trustee, owns a 10% interest in the Playa Largo Borrower. Prime Hospitality Group, LLC does not have an ownership interest in the Playa Largo Borrower; however, Prime Hospitality Group II, LLC, which has the same ownership as Prime Hospitality Group, LLC, owns 50% of the Playa Largo Borrower.

The Property. The Playa Largo Property is comprised of a central hotel structure that is three stories tall and includes three guestroom wings. The hotel room types include standard and suite-style guestroom configurations. Additionally, the Playa Largo Property has ten detached, two-story bungalow units and a two-story beach house on the south side of the resort grounds with a private pool and frontage on the beach. An additional two-story building on the northwest portion of the Playa Largo Property along the beach contains the Sol by the Sea restaurant and the boating and activity rentals office. The meeting space is generally located on the north and eastern sides of the main building. The Playa Largo Property features a guarded gated entrance. The Playa Largo Property opened in August 2016 with 148 available rooms. Thirty additional rooms (which include the bungalows) were added during the first four months of 2017, with the Playa Largo Property being fully completed in May 2017. The Playa Largo Property has three full-service restaurants along with a poolside tiki bar. Amenities at the Playa Largo Property include a fitness center, two pools, a jacuzzi, a bocce ball court, two tennis courts, a basketball court, a children’s center and a beach activity rental office. Additionally, the Playa Largo Property has 14 beachfront acres. The Playa Largo Property features an ocean spa with full-service salon, private cabanas, fire pits and watersports programs, including paddle boards, kayaks, snorkeling, diving, boating and ocean excursions. Other features of the Playa Largo Property include a private boat launch and marina with 16 slips, the Tavernier Ballroom with more than 6,879 square feet of flexible event space and private event courtyards. The Playa Largo Property contains 178 parking spaces, resulting in a parking ratio of 1.0 spaces per room.

According to the appraisal, the demand segmentation for the Playa Largo Property is 10% commercial, 65% leisure, and 25% meeting and group. The hotel franchise agreement with Marriott International, Inc. expires August 31, 2041.

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set			Playa Largo Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	71.4%	$376.21	$268.55	78.0%	$347.42	$271.12	109.3%	92.3%	101.0%
4/30/2018 TTM	72.7%	$377.84	$274.61	79.3%	$363.60	$288.42	109.1%	96.2%	105.0%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Hyatt Key West Resort & Spa, Waldorf Astoria Casa Marina Resort, Key Largo Bay Marriott Beach Resort, Margaritaville Key West Resort & Marina, Ritz Carlton Key Biscayne and Tranquility Bay Beachfront Hotel & Resort.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Playa Largo Property is located at 97450 Overseas Highway, approximately 60 miles south of Miami International Airport, and within Monroe county, which has a population of approximately 77,013. Key Largo, the northernmost of the Florida Keys, is located in the Upper Keys, which are home to many scuba diving and snorkeling locations including the John Pennekamp Coral Reef Park in Key Largo. The coral reef formations in the Keys are the only coral reef formations in the continental United States and are a significant attraction for visitors. Other popular activities and attractions include paddle boarding, water skiing, jet skiing, parasailing, kayaking and festivals. Hotel demand is primarily generated by a heavy concentration of group and leisure travelers. Key features in the Florida Keys include beaches, fishing, boating, the cruise port, the shopping and the restaurants and bars in the area.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

MSC 2018-H3	Playa Largo

Competitive properties to the Playa Largo Property are shown in the table below:

Competitive Property Summary(1)
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	TTM Occ.(2)	TTM ADR(2)	TTM RevPAR(2)
Playa Largo Property(3)	2016	178	10%	25%	65%	79.3%	$363.60	$288.42
Hyatt Key West Resort and Spa	1988	120	15%	10%	75%	90%-95%	$380-$390	$340-$350
Waldorf Astoria Casa Marina Resort	1921	311	10%	30%	60%	75%-80%	$375-$385	$290-$300
Key Largo Bay Marriott Beach Resort	1993	153	15%	25%	60%	75%-80%	$270-$280	$200-$210
Margaritaville Key West Resort & Marina	1996	178	25%	20%	65%	75%-80%	$360-$370	$285-$295
Ritz Carlton Key Biscayne	2001	440	10%	50%	40%	55%-60%	$425-$435	$235-$245
Tranquility Bay Beachfront Hotel & Resort	2005	103	10%	15%	75%	85%-90%	$345-$355	$295-$305

Source: Appraisal.

(1)	TTM Occ., TTM ADR and TTM RevPAR for the Playa Largo Property is as of April 30, 2018. TTM Occ., TTM ADR and TTM RevPAR for the competitive properties are from the appraisal and estimates as of February 28, 2018.

(2)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Playa Largo Property:

Cash Flow Analysis(1)
	2017(2)(3)	4/30/2018 TTM(2)	UW	UW per Room
Occupancy	78.0%	79.3%	79.3%
ADR	$347.42	$363.60	$363.60
RevPAR	$271.12	$288.42	$288.42

Rooms Revenue	$16,844,069	$18,738,968	$18,738,968	$105,275
Food & Beverage	$7,653,762	$8,027,172	$8,027,172	$45,096
Other Income(4)	$2,600703	$2,886,287	$2,886,287	$16,215
Total Revenue	$27,098,534	$29,652,427	$29,652,427	$166,587
Total Expenses	$17,912,842	$18,917,973	$18,795,321	$105,592
Net Operating Income	$9,185,692	$10,734,454	$10,857,106	$60,995
FF&E	$0	$0	$1,186,097	$6,663
Net Cash Flow	$9,185,692	$10,734,454	$9,671,009	$54,332

NOI DSCR (IO)(5)	1.96x	2.29x	2.31x
NOI DSCR (P&I)(5)	1.56x	1.82x	1.84x
NCF DSCR (IO)(5)	1.96x	2.29x	2.06x
NCF DSCR (P&I)(5)	1.56x	1.82x	1.64x
NOI Debt Yield(5)	10.2%	11.9%	12.1%
NCF Debt Yield(5)	10.2%	11.9%	10.7%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which has been taken from financial statements provided by the Playa Largo Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	2017 and 4/30/2018 TTM cash flows were adjusted to reflect a normalized September 2017, as the Playa Largo Property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 and 4/30/2018 TTM Net Operating Income is $8,681,114 and $10,410,704, respectively.

(3)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017. The 4/30/2018 TTM and UW cash flow represents 64,970 room nights.

(4)	Other Income includes resort fee, spa, marina, tennis fees and retail income.

(5)	Debt service coverage ratios and debt yields are based on the Playa Largo Whole Loan.

Escrows and Reserves. The Playa Largo Whole Loan documents provide for upfront escrows in the amount of $286,979 for real estate taxes and $44,902 for insurance premiums. The loan documents also provide for ongoing monthly escrow deposits of $35,872 for real estate taxes, $19,747 for insurance premiums and $98,841 for an FF&E reserve (equal to the greater of (i) one-twelfth of 4% of annual gross revenues at the Playa Largo Property or (ii) the amount required under the franchise agreement for FF&E work).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

MSC 2018-H3	Playa Largo

Lockbox and Cash Management. The Playa Largo Whole Loan is structured with a hard lockbox and springing cash management. The property manager and all credit card companies (other than DFS Services, LLC) were directed to pay all Playa Largo Property receipts directly into a restricted account for the benefit of the lender. Prior to the occurrence of a Trigger Event (as defined below), all amounts on deposit in the restricted account will be disbursed to the Playa Largo Borrower. Following the occurrence of a Trigger Event, all sums on deposit in the restricted account will be transferred to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the loan documents will be made and (i) absent the existence of a Cash Sweep Event (as defined below), any remaining amounts on deposit in the Cash Management Account, will be disbursed to the Playa Largo Borrower and (ii) during the existence of a Cash Sweep Event, any excess cash will be held by the lender as additional security for the Playa Largo Whole Loan.

A “Trigger Event” will commence upon:

(i) the occurrence of an event of default under the Playa Largo Whole Loan,

(ii) the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.30x (a “DSCR Trigger Event”),

(iii) the date that (a) the Playa Largo Borrower or Playa Largo franchisor gives notice of its intention to terminate the franchise agreement or (b) the Playa Largo Borrower or Playa Largo franchisor terminates the franchise agreement,

(iv) the occurrence of an event of default under the Playa Largo franchise agreement which default permits the Playa Largo franchisor to cancel or terminate the franchise agreement, or

(v) the expiration of the franchise agreement.

A “Cash Sweep Event” will commence upon:

(i) the occurrence of an event of default under the Playa Largo Whole Loan and continue until the cure (if applicable) of the event of default,

(ii) the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.15x (a “DSCR Cash Sweep Event”) and continue until the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x,

(iii) the date that (a) the Playa Largo Borrower or Playa Largo franchisor gives notice of its intention to terminate the franchise agreement or (b) the Playa Largo Borrower or Playa Largo franchisor terminates the franchise agreement, and continue until (x) with respect to (a) above, the Playa Largo franchisor or the Playa Largo Borrower withdraws notice of its intention to terminate the franchise agreement and acceptance of such cure by franchisor evidenced by a written statement or (y) with respect to (a) and (b) above, the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender and the lender has received a comfort letter from such replacement franchisor,

(iv) the occurrence of an event of default under the Playa Largo franchise agreement which default permits the Playa Largo franchisor to cancel or terminate the franchise agreement, and continue until (a) the cure of the event of default under the franchise agreement or (b) the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender and the lender has received a comfort letter from such replacement franchisor, or

(v) the expiration of the franchise agreement and continue until the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender.

In the event of the occurrence of what would otherwise constitute a DSCR Cash Sweep Event or a DSCR Trigger Event, the Playa Largo Borrower will have the option of depositing an amount with the lender which, when added to the Playa Largo Property’s net operating income for any applicable calendar quarter, would result in the debt service coverage ratio being equal to or greater than 1.30x or 1.15x, as applicable, in which case, no DSCR Cash Sweep Event or DSCR Trigger Event, as applicable, will be deemed to exist. The Playa Largo Borrower will only be permitted to make such deposit for four consecutive calendar quarters, and the Playa Largo Borrower will not be permitted to exercise its right to avoid a DSCR Cash Sweep Event or a DSCR Trigger Event in this manner more than two times during the loan term.

Additional Secured Indebtedness (not including trade debts). The Playa Largo Property also secures the Playa Largo Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $55,000,000. The Playa Largo Serviced Pari Passu Companion Loans accrues interest at the same rate as the Playa Largo Mortgage Loan. The Playa Largo Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Playa Largo Serviced Pari Passu Companion Loans. The holders of the Playa Largo Mortgage Loan and the Playa Largo Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Playa Largo Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Playa Largo Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Playa Largo Property and business interruption insurance of at least 18 months required under the Playa Largo Whole Loan documents. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSC 2018-H3	Torrance Technology Campus

Mortgage Loan No. 9 – Torrance Technology Campus

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSC 2018-H3	Torrance Technology Campus

Mortgage Loan No. 9 – Torrance Technology Campus

Los Angeles International Airport
Lennox
Hawthorne
Inglewood
Aviation/LAX
Boeing
Robert F. Kennedy Medical Ctr.
Crenshaw
METRO
120th St
Mariposa
El Segundo
Northrop Grumman
Hawthorne
Hawthorne Municipal Airport
El Segundo
Raytheon
Plaza El Segundo
Chevron Oil Refinery
Douglas
Del Aire
135th St
Aviation Blvd
San Diego Fwy
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Rosecrans Ave
Rosecrans Ave
Highland Ave
Manhattan Village
Marine Ave
Gardena
Marine Ave
Sepulveda Blvd
Redondo Beach
Lawndale
Alondra Park
El Camino College
Manhattan Beach County Park
DOWNTOWN MANHATTAN BEACH
Manhattan Beach Blvd
Alondra Park GC
Redondo Beach Blvd
Manhattan Beach
Manhattan Beach Pier, Roundhouse Aquarium
Ocean Dr.
Redondo Beach Ave
Artesia Blvd
Grant Ave
Van Ness Ave
Artesia Blvd
Hermosa Beach
South Bay Galleria
182nd St
Columbia Regional Park
Ripley Ave
Hermosa Beach Pier
Clark Stadium
Hermosa Ave
190th St
Honeywell Aerospace
Victoria St
StubHub Center
Cal. State University - Dominguez Hills
Anita St
South Bay Medical Center
Lexus Corp. Office
Toyota USA Automobile Museum
Toyota Financial Services
Beryl St
Torrance Promenade
Victoria Golf Course
Del Amo Blvd
Del Amo Blvd
Redondo Beach Pier
DOWNTOWN REDONDO BEACH
Torrance Cultural Arts Ctr.
LOS ANGELES COUNTY
Porsche Experience Center
SouthBay Pavilion
Shell Oil
The Pier Shopping Center
Redondo Beach
Anza Ave
Torrance Courthouse
Carson Town Ctr.
San Diego Fwy
Torrance Blvd
Western Ave
Normandie Ave
Vernon Ave
Central Ave
Pacific Ocean
Del Amo Crossing
Carson St
Carson City Hall
Carson St
Del Amo Center
Maple Ave
LA BioMed
Harbor UCLA Medical Center
Redondo Beach State Park
223rd St
Harbor Fwy
Sepulveda Blvd
Torrance
Torrance Memorial Medical Center
235th St
LOS ANGELES
Carson
Pacific Coast Hwy
Torrance Technology Campus
3100 Lomita Boulevard
Torrance, CA 90505
Crossroads Shopping Center
Torrance Airport
Lomita Blvd
Sepulveda Blvd
Phillips 66
Palos Verdes Golf Course
Figueroa St
Wilmington Blvd
Avalon Blvd
Lomita
Kaiser Permanente South Bay Medical Center
Palos Verdes Estates
South Coast Botanic Garden
Pacific Coast Hwy
Harbor Park Muni. GC
Alameda St
Palos Verdes Dr West
Hawthorne Blvd
Wilmington
Rolling Hills Country Club
Los Angeles Harbor College
Anaheim St
Harbor Fwy
Rolling Hills Estates
Palos Verdes Dr North
Phillips Corporation
Crenshaw
Harry Bridges Blvd
Western Ave
Rolling Hills
Downtown Long Beach 3 miles
Los Verdes Golf Course
Rancho Palos Verdes
Park Plaza
Peck Park
VINCENT THOMAS BRIDGE
Front St
Point Vincente Interpretive Center
Point Vicente Park
Palos Verdes Dr South
San Pedro
PORT OF LOS ANGELES
Terminal Island
Point Vincente Lighthouse
San Pedro Medical Center
Gaffey St
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
San Fernando
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Simi Valley
Chatsworth
Northridge
VENTURA COUNTY
Bob Hope Burbank Airport
La Canada Flintridge
Altadena
Thousand Oaks
Burbank
Pasadena
Monrovia
Azusa
Glendale
Arcadia
SAN MONICA MTS.
El Monte
Malibu
LOS ANGELES
Santa Monica
East Los Angeles
Pico Rivera
Whittier
Culver City
Vernon
Inglewood
South Gate
Downey
La Habra
Pacific Ocean
El Segundo
Compton
Norwalk
Manhattan Beach
Gardena
Fullerton
Redondo Beach
Lakewood
Torrance
Carson
ANAHEIM
ORANGE COUNTY
Rancho Palos Verdes
LONG BEACH
Seal Beach
Garden Grove
San Pedro
Long Beach Harbor
Huntington Beach

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSC 2018-H3	Torrance Technology Campus

Mortgage Loan No. 9 – Torrance Technology Campus

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$35,000,000			Location:	Torrance, CA 90505
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.4%			Detailed Property Type:	R&D
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Gregory J. Orman; David L. Johnson			Year Built/Renovated:	1966-1998/2017
Mortgage Rate:	4.4200%			Size:	575,976 SF
Note Date:	6/5/2018			Cut-off Date Balance PSF(1):	$163
First Payment Date:	7/6/2018			Maturity Date Balance PSF(1):	$163
Maturity Date:	6/6/2028			Property Manager:	PM Realty Group, L.P.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF/YM1 (90); O (5)			UW NOI:	$9,649,919
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.3%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Balance(1)(3):	$58,750,000			UW NCF DSCR(1):	2.27x
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI(6):	$7,085,487 (3/31/2018 TTM)
				2nd Most Recent NOI(6):	$5,894,646 (12/31/2017)
Reserves(5)				3rd Most Recent NOI(6):	$5,250,156 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.9% (4/30/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.9% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	70.0% (12/31/2016)
Recurring Replacements:	$0	$9,600	$345,586	Appraised Value (as of):	$131,250,000 (4/30/2018)
TI/LC:	$200,000	$47,998	$1,439,940	Cut-off Date LTV Ratio(1):	71.4%
Torrance Medical Rent Abatement:	$274,867	$0	N/A	Maturity Date LTV Ratio(1):	71.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$93,750,000	74.8%	Purchase Price:	$124,000,000	98.9%
Equity:	$31,663,927	25.2%	Closing Costs:	$939,060	0.7%
			Reserves:	$474,867	0.4%
Total Sources:	$125,413,927	100.0%	Total Uses:	$125,413,927	100.0%

(1)	The Torrance Technology Campus Mortgage Loan (as defined below) is part of the Torrance Technology Campus Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate principal balance of $93,750,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Torrance Technology Campus Whole Loan.
(2)	Defeasance of the Torrance Technology Campus Whole Loan is permitted any time after the earlier of (i) June 5, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Torrance Technology Campus Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt.
(4)	See “Mezzanine Loan and Preferred Equity” below.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	See “Cash Flow Analysis” below.

The Mortgage Loan. The ninth largest mortgage loan (the “Torrance Technology Campus Mortgage Loan”) is part of a whole loan (the “Torrance Technology Campus Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $93,750,000, all of which are secured by a first priority fee mortgage encumbering a 575,976 SF office, research & development (“R&D”) facility located in Torrance, California (the “Torrance Technology Campus Property”). The non-controlling promissory Notes A-2 and A-5, in the aggregate original principal amount of $35,000,000, represent the Torrance Technology Campus Mortgage Loan and will be included in the MSC 2018-H3 securitization transaction. The remaining promissory notes, (the “Torrance Technology Campus Non-Serviced Pari Passu Companion Loans”) in the aggregate original principal amount of $58,750,000, are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Torrance Technology Campus Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 securitization transaction See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

MSC 2018-H3	Torrance Technology Campus

Torrance Technology Campus Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	AREF	Yes
A-2	$15,000,000	$15,000,000	MSC 2018-H3	No
A-3	$13,750,000	$13,750,000	AREF	No
A-4	$5,000,000	$5,000,000	AREF	No
A-5	$20,000,000	$20,000,000	MSC 2018-H3	No
A-6	$20,000,000	$20,000,000	AREF	No
Total	$93,750,000	$93,750,000

The proceeds of the Torrance Technology Campus Whole Loan, along with approximately $31.7 million in borrower equity were used to acquire the Torrance Technology Campus Property, fund upfront reserves and pay closing costs.

The Borrowers and the Sponsors. The borrowers, Torrance FRM LLC and Springdale Ridge of California, LLC (collectively, the “Torrance Technology Campus Borrower”), are single-purpose Delaware limited liability companies each with one independent director and structured as tenants in common. The Torrance Technology Campus Borrower is jointly and severably liable under the Torrance Technology Campus Whole Loan documents. The sponsors and non-recourse carveout guarantors are Gregory J. Orman and David L. Johnson who control the borrowers and have ownership interest of 28.7% and 5.9%, respectively.

Gregory J. Orman, the manager of Torrance FRM, founded Environmental Lighting Concepts, Inc., which designed and installed energy-efficient lighting systems for commercial and industrial companies. After selling the business, Mr. Orman became a co-founder of Denali Partners, a private equity firm that works with small to medium sized companies to grow, expand, or buy out existing owners. Gregory J. Orman is currently running for Governor of Kansas. David L. Johnson is the majority shareholder of Maxus Realty Trust Inc., which acquires, invests, and develops multifamily and commercial properties in Missouri, Arkansas, Florida, Kentucky, and other states in the south. Maxus Realty Trust Inc. currently has ownership interests in 34 multifamily properties and 222,000 SF of retail space.

PM Realty Group, L.P., an unaffiliated third party, is currently the property manager for the Torrance Technology Campus Property. PM Realty Group, L.P. leases or manages over 130 million SF of commercial real estate.

The Property. The Torrance Technology Campus Property is an Office/R&D facility with improvements totaling 575,976 SF located on a 26.57-acre site. The Torrance Technology Campus Property has been an aeronautical and space technology R&D facility since it was developed by Hughes Aircraft in stages from 1966 to 1998. Boeing housed its satellite technology division at the Torrance Technology Campus Property until the division was acquired by L-3 Technologies, Inc. (“L-3”), formerly known as L-3 Communications Corporation, in 2005. L-3 currently leases 80.1% of the Torrance Technology Campus Property’s NRA for R&D operations and has over $130 million invested into the Torrance Technology Campus Property in infrastructure and security. Capital improvements invested in the Torrance Technology Campus Property in 2017 totaled $28.5 million, which includes $22.2 million of tenant improvement ($14.1 million of which was funded by L-3), $3.8 million on HVAC, $2.4 million on the central plant, and remaining amounts on other upgrades.

The Torrance Technology Campus Property consists of five buildings ranging from 2,561 SF to 254,640 SF built in stages between 1966 and 1998. Building 230 is a two-story R&D building totaling 228,547 SF built in 1967. Building 231 is a two-story R&D building totaling 82,897 SF built in 1976. Building 232 is a four-story R&D/office building totaling 254,640 SF built in 1983. Building 233 is a one-story industrial building totaling 2,561 SF built in 1996. Building 234 is a one-story industrial building totaling 7,330 SF built in 1998. The current vacant space is located in Buildings 231 and 232. Buildings 230, 233, and 234 are fully occupied. Suite 300 in Building 232, totaling 61,857 SF, is leased by Torrance Memorial Medical Center (a Tier 1 hospital adjacent to the Torrance Technology Campus Property). With onsite and reciprocal rights, parking is provided at a ratio of 2.90 spaces per 1,000 SF. Unreserved parking is leased to neighboring users Joe Giacomin Chevrolet and Arconic Global Fasteners.

Major Tenants.

L-3 (461,431 SF, 80.1% of NRA, 88.6% of underwritten base rent). L-3 (Fitch/Moody’s/S&P: BBB-/Baa3/BBB-) (NASDAQ: LLL) provides intelligence, surveillance, and reconnaissance (“ISR”) systems; secure communications systems; aircraft modernization; training; and government services. The company operates through four segments: Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (“C3ISR”); Government Services; Aircraft Modernization and Maintenance; and Specialized Products. The C3ISR segment provides strategic and tactical signals intelligence systems; secure data links; secure terminal and communication network equipment and encryption management; communication systems; intelligence solutions; technical and management services; and specialized fleet management sustainment and support; maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems. The Government Services segment offers communications systems support; and services, including engineering, information technology, teaching and training, and intelligence support and analysis services, as well as marksmanship training systems and services. The Aircraft Modernization and Maintenance segment provides specialized aircraft modernization and upgrades, and maintenance and logistics support services. The Specialized Products Segment offers a range of products, including components, subsystems, and systems; naval warfare products; naval power distribution, conditioning, switching, and protection equipment; security systems for aviation and port applications; antennas and ground based radomes; and airborne traffic and collision avoidance systems. The company also supports Department of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, certain U.S. Government intelligence agencies, and aerospace contractors. The company was founded in 1997, is headquartered in New York City, and currently has 38,000 employees.

In the first quarter of 2005, L-3 acquired Boeing Corporation’s Electron Dynamics Division (“EDD”) subsidiary location at the Torrance Technology Campus Property. Within L-3, EDD is now known as Electron Technologies, Inc. (“ETI”). ETI has been a supplier to the space and defense industry for over 45 years. ETI has historically been known for traveling wave tubes electronic power conditioners but has broadened its capabilities and now offers space-qualified Xenon Ion Electric Thrusters and power processing units. In total, the EDD and ETI operations at the Torrance Technology Campus Property have invested over $130 million in improvements at this location. More recently, ETI has extended its capabilities into the electric propulsion arena by being the supplier of the Xenon Ion Thrusters and Power Supplies for Boeing 702 spacecraft and inclusion in NASA’s Deep Space programs

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSC 2018-H3	Torrance Technology Campus

including Deep Space One. As of December 31, 2017, L-3 reported total assets of $12.7 billion and total equity of $5.2 billion. As of June 7, 2018, the company had a reported market capitalization of $15.86 billion.

L-3 executed a 15-year renewal and expansion of its lease in October 2016 and currently leases 461,431 SF expiring September 2031, which was increased from 339,987 SF prior to the 2016 expansion/renewal. The expansion helped to consolidate the operations from its San Carlos facility into the Torrance Technology Campus Property. The current average in-place rent for L-3 is $1.36 PSF per month, triple net with 3% annual escalations. The lease also provides for two, five year renewal options. As part of the extension, L-3 received a tenant improvement allowance of $6.2 million (or $1.12 PSF per month). Furthermore, L-3 may elect at any time before October 2019 to request an additional tenant improvement allowance of up to $4.0 million (or $0.72 PSF per month) which amount will be fully amortized over the remainder of the lease term at an annual percentage rate of 10.0%; such amortized amount is required to be added to the rent schedule and paid by L-3 as additional monthly rent. Pursuant to the Torrance Technology Campus Whole Loan documents, there is springing recourse to the sponsors for the $4.0 million additional tenant improvement allowance if the Torrance Technology Campus Borrower fails to fund such allowance and such failure to fund continues for 30 days following notice from L-3. Liability for this springing recourse event will be capped at $4.0 million and such cap will be reduced based on the amount actually funded to L-3. Furthermore, L-3 has a right of first offer (“ROFO”) to purchase the Torrance Technology Campus Property in the event that the Torrance Technology Campus Borrower intends to sell the Torrance Technology Campus Property. The related lease specifically subordinates L-3’s ROFO to the lien of the Torrance Technology Campus Whole Loan and provides that the ROFO is not applicable in the event of foreclosure or deed in lieu.

Torrance Memorial Medical Center (61,857 SF, 10.7% of NRA, 11.4% of underwritten base rent). Torrance Memorial Medical Center (“Torrance Memorial”) (Moody’s: A3) is a locally governed, 401-bed, non-profit medical center that provides a wide range of healthcare services, predominantly to the residents of the South Bay, Peninsula, and Harbor communities. Founded by Jared Sydney Torrance in 1925, the medical center offers general acute care services and serves as one of only three burn centers in Los Angeles County. With approximately 2,700 employees, Torrance Memorial is one of the South Bay’s largest employers. The hospital’s medical staff includes 900 physicians, while the volunteer corps contains more than 600 members. As the South Bay’s first hospital, Torrance Memorial was relocated to its present site in 1971.

Torrance Memorial is utilizing its space for various divisions of the hospital, including the hospital’s hospice group for billing and administration and the hospital’s construction group. The information technology group currently houses its equipment at the Torrance Technology Campus Property and has a server rack with direct fiber connectivity to its adjacent main hospital campus located to the west, as well as medical record storage and storage of other high value items. The hospital recently completed a new seven-story expansion at its main location called the Lundquist Tower at a cost of approximately $500 million. The new tower includes 256 private rooms and increases the effective bed capacity by almost 25%. The 390,000 SF building also houses the hospital’s burn center. Torrance Memorial executed an early 60-month lease renewal in 2016, which term expires in January 2022. The in-place rent is $1.31 PSF per month, triple net with 3.0% annual escalations. As part of the renewal, Torrance Memorial received a tenant improvement allowance of $1,374,336 (or $1.85 PSF per month).

The following table presents a summary regarding major tenants at the Torrance Technology Campus Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF per Month(3)	Lease Expiration
Major Tenants
L-3 Communications Corporation	BBB-/Baa3/BBB-	461,431	80.1%	$7,529,423(4)	88.6%	$1.36(5)	9/30/2031(6)
Torrance Memorial Medical Center	NR/A3/NR	61,857	10.7%	$968,681	11.4%	$1.31	1/31/2022
Subtotal/Wtd. Avg.		523,288	90.9%	$8,498,104	100.0%	$1.35

Vacant Space		52,688	9.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		575,976	100.0%	$8,498,104	100.0%	$1.35

(1)	Information is based on the underwritten rent roll dated April 30, 2018.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Annual UW Rent PSF per month figures exclude vacant space.
(4)	L-3 may elect at any time before October 2019, to request an additional tenant improvement allowance of up to $4.0 million which amount will be fully amortized over the remainder of the lease term at an annual percentage rate of 10%. Such amortized amount is required to be added to the rent schedule and paid by L-3 as additional monthly rent.
(5)	The Annual UW Base Rent for L-3 includes 11,461 SF of space that is utilized as a cafeteria and has an in place rental rate of $0.96 PSF per month.
(6)	L-3 has two, five-year renewal options.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSC 2018-H3	Torrance Technology Campus

The following table presents certain information relating to the lease rollover schedule at Torrance Technology Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF per Month Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	1	61,857	$1.31	10.7%	10.7%	$968,681	11.4%	11.4%
2023	0	0	$0.00	0.0%	10.7%	$0	0.0%	11.4%
2024	0	0	$0.00	0.0%	10.7%	$0	0.0%	11.4%
2025	0.0		$0.00	0.0%	10.7%	$0	0.0%	11.4%
2026	0	0	$0.00	0.0%	10.7%	$0	0.0%	11.4%
2027	0	0	$0.00	0.0%	10.7%	$0	0.0%	11.4%
2028	0	0	$0.00	0.0%	10.7%	$0	0.0%	11.4%
2029 & Beyond	1	461,431	$1.36	80.1%	90.9%	$7,529,423	88.6%	100.0%
Vacant	0	52,688	$0.00	9.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (2)	2	575,976	$1.35	100.0%		$8,498,104	100.0%

(1)	Information is based on the underwritten rent roll dated April 30, 2018.

(2)	Total/Wtd. Avg. UW Base Rent PSF per Month Rolling excludes vacant space.

The Market. The Torrance Technology Campus Property is located at the base of the Palos Verdes Peninsula within the South Bay area of Los Angeles County. The Torrance Technology Campus Property is located approximately 12 miles south of LAX airport and is adjacent to both the Torrance Memorial Medical Center and the Torrance Municipal Airport, with access to Harbor 110 and San Diego 405 Freeways. Historically, the South Bay economy has been dominated by aerospace and defense firms and other high technology industries. Today, the South Bay houses numerous regional, national, and international headquarters, including those of Japanese automobile companies such as Honda and Toyota. Other major employers are Hughes Aircraft, McDonnell Douglas, Northrop Grumman, Garrett, Magnavox, Clear Channel, and Herbalife. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Torrance Technology Campus Property was 18,089, 207,440 and 493,619, respectively. The estimated 2017 average household income within the same radii was $100,022, $112,584 and $116,758, respectively.

According to a third party market research report, the Torrance Technology Campus Property is part of the Torrance submarket, which has an office inventory of 3.7 million SF, with an overall vacancy rate of 10.9% and average asking lease rate of $3.17 PSF as of the first quarter of 2018. The Torrance submarket has historically outperformed the overall South Bay office market in terms of occupancy rate, outperforming the average South Bay office market occupancy each year since 2007. As of the first quarter of 2018, the overall South Bay office market had a vacancy rate of 17.7% and an average asking lease rate of $2.86 PSF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSC 2018-H3	Torrance Technology Campus

The following table presents rental comparables with respect to the Torrance Technology Campus Property as identified in the appraisal:

Comparable Office Leases(1)
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent/SF per Month	Lease Type
Torrance Technology Campus 3100 Lomita Boulevard Torrance, CA	1966	575,976(2)	L-3(2) Torrance Memorial(1)	461,431(2) 61,857(2)	August 2017(2)(3) February 2017(2)(3)	14.1(2)(3) 5.0(2)(3)	$2.25/$1.36(2) $2.19/$1.31(2)	Gross/NNN Gross/NNN
Single-Tenant Office Building 1899 Western Avenue Torrance, CA	2004	75,711	UNIFY	75,711	September 2017	10.0	N/A/$1.50	NNN
Hamilton Avenue 20221 Hamilton Avenue Torrance, CA	1983	66,821	LA County	66,000	January 2017	8.0	$2.35/$1.35	Gross/NNN Equivalent
Pacific Gateway Center 1001 W. Knox Street Torrance, CA	1981	49,112	Teledyne Reynolds, Inc.	49,112	September 2017	10.3	N/A/$1.50	NNN
The Airflyte 2200-2230 East Imperial Highway El Segundo, CA	1976	549,222	Raytheon (NNN) DirecTV	144,709 92,491	January 2019 January 2019	4.0 10.0	$1.45/$1.45 $3.10/$1.60	Gross/NNN Equivalent
Single Tenant Industrial Building 1325 E. El Segundo Boulevard El Segundo, CA	1963	30,000	Beyond Meat	30,000	February 2017	5.0	N/A/$1.25	NNN
Boeing Company 700 N Sepulveda El Segundo, CA	1957	71,000	Boeing	71,000	September 2016	3.5	N/A/$1.52	NNN
Multi-Tenant Office Building 777 Aviation Boulevard El Segundo, CA	1968	318,182	Quest FAA	43,728 155,000	December 2017 July 2016	10.9 15.0	$3.60/$2.10 $3.75/$2.25	Gross/NNN Equivalent

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

(3)	Reflects the most recent expansion lease information for L-3 and the renewal lease information for Torrance Memorial.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Torrance Technology Campus Property:

Cash Flow Analysis

	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent	$7,187,571	$5,458,175	$6,713,672	$7,708,899	$8,498,104(1)	$14.75
Straight-line Rent(1)	$0	$0	$0	$0	$1,324,791	$2.30
Grossed up Vacant Space	$0	$0	$0	$0	$1,438,382	$2.50
Total Recoveries	$5,065,218	$3,771,018	$3,702,353	$4,018,898	$ 5,533,557	$9.61
Other Income(2)	$276,568	$296,639	$349,412	$312,938	$345,585	$0.60
Less Vacancy & Credit Loss(3)	$28,815	$0	$0	$0	($1,438,382)	($2.50)
Effective Gross Income	$12,558,171	$9,525,831	$10,765,437	$12,040,735	$15,702,037	$27.26
Total Operating Expenses	$5,104,772	$4,275,675	$4,870,791	$4,955,248	$6,052,117	$10.51
Net Operating Income(4)(5)	$7,453,399	$5,250,156	$5,894,646	$7,085,487	$9,649,919	$16.75
Capital Expenditures	$0	$0	$0	$0	$115,195	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$7,453,399	$5,250,156	$5,894,646	$7,085,487	$9,534,724	$16.55

Occupancy %	70.0%	70.0%	90.9%	90.9%	90.9%(3)
NOI DSCR(6)	1.77x	1.25x	1.40x	1.69x	2.30x
NCF DSCR(6)	1.77x	1.25x	1.40x	1.69x	2.27x
NOI Debt Yield(6)	8.0%	5.6%	6.3%	7.6%	10.3%
NCF Debt Yield(6)	8.0%	5.6%	6.3%	7.6%	10.2%

(1)	Straight-line Rent consists of average increases in rent over the Torrance Technology Campus loan term for L-3 and over the remaining lease term for Torrance Memorial of $1,274,349 and $50,442, respectively.

(2)	Other Income includes parking income. Unreserved parking is leased to neighboring users such as Joe Glacomin Chevrolet ($17,500 per month, month-to-month) and Arconic Global Fasteners ($4,589.25 per month, exp. 5/31/2022). The remaining parking income is contributed by other month to month users from adjoining properties such as GMC and the Torrance Memorial Medical Center.

(3)	The underwritten economic vacancy is 8.6%. The Torrance Technology Campus Property was 90.9% occupied as of April 30, 2018.

(4)	The decline in Net Operating Income from 2015 to 2016 is the result of Boeing vacating 82,000 SF in October 2015.

(5)	The increase in UW NOI from 3/31/2018 TTM is primarily due to a total of $1,324,791 in straight-line rent for both tenants, who have annual rental increases of 3% until lease maturity as well as increased income from L-3’s expansion in August 2017.

(6)	Debt service coverage ratios and debt yields are based on the Torrance Technology Campus Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

MSC 2018-H3	Torrance Technology Campus

Escrows and Reserves. The Torrance Technology Campus Borrower deposited in escrow at origination (i) $200,000 for outstanding tenant improvements and (ii) $274,867 for rent abatement owed to Torrance Memorial. The Torrance Technology Campus Borrower is required to deposit monthly into escrow $9,600 for capital expenditures (capped at $345,586). In the event of a default, the Torrance Technology Campus Borrower is required to deposit into the appropriate reserves (i) $121,526 for ongoing taxes and (ii) $9,047 for ongoing insurance premiums. On the payment date occurring in July 2023 and on each payment date thereafter, monthly TI/LC collections of $47,998 will be required. The TI/LC reserve will be capped at $1,439,940. On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided no Cash Management Period (as defined below) is then continuing, other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), all excess cash flow is required to be transferred into a subaccount (the “Special Rollover Reserve”) subject to the limitations described below.

Lockbox and Cash Management. The Torrance Technology Campus Whole Loan is structured with a hard lockbox and springing cash management. The Torrance Technology Campus Borrower was required at origination to deliver letters to all tenants at the Torrance Technology Campus Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Torrance Technology Campus Borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Torrance Technology Campus Loan documents. During a Cash Management Period all excess cash flow from such cash management account is required to be deposited (i) if the Cash Management Period is solely due to a Lease Sweep Period, into the Special Rollover Reserve up to an amount equal to 60.0% of the amount of rents remaining in the cash management account controlled by the lender or (ii) if the Cash Management Period is not due to a Lease Sweep Period, into a cash collateral subaccount.  Upon the termination of the Cash Management Period, all excess cash flow remaining in the cash collateral subaccount is required to be disbursed to the borrower.

A “Cash Management Period” commences upon (i) the occurrence of an event of default, (ii) the failure of the Torrance Technology Campus Property to maintain a debt service coverage ratio of at least 1.20x (based on the actual interest only debt service due on the Torrance Technology Campus Whole Loan), (iii) the occurrence and continuance of a Lease Sweep Period, or (iv) the origination of an approved mezzanine loan.

A “Lease Sweep Period” commences (a) upon the date required under a Major Lease (as defined below) by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination or early cancellation of a Major Lease; (c) if a Major Tenant (as defined below) has ceased operating its business (i.e., “goes dark”) at the Torrance Technology Campus Property (or gives notice that it intends to cease operating its business at the Torrance Technology Campus Property) subject to the caps described below; (d) upon material monetary default under a Major Lease by the tenant thereunder beyond any applicable notice and cure period; (e) upon a bankruptcy or insolvency proceeding of a Major Tenant; or (f) with respect to any Major Tenant (i) in the case that more than one major rating agency (Fitch, Moody’s, and Standard & Poor’s) rates such Major Tenant, the credit rating of such Major Tenant being downgraded by two of such rating agencies below “BB+”, (ii) in the case that only two of such major rating agencies are rating such Major Tenant, such credit ratings having greater than a 2 grade-notch difference, and (iii) in the case that only one of such rating agencies is rating such Major Tenant, the credit rating of such Major Tenant being downgraded by such rating agency below “BB+”.

A “Major Lease” means the lease to L-3 and any other lease at the Torrance Technology Campus Property that covers 100,000 SF or more of the Torrance Technology Campus’ NRA.

A “Major Tenant” means any tenant under either a Major Lease or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 100,000 SF or more of NRA.

The Cash Management Period ends, as applicable, upon repayment of the indebtedness in full or: (i) with respect to a Cash Management Period commencing upon an event of default, such event of default is cured and no other default has occurred and is continuing; (ii) with respect to a Cash Management Period commencing due to the Torrance Technology Campus Property’s debt service coverage ratio being less than 1.20x, the Torrance Technology Campus Property has achieved a debt service coverage ratio of 1.25x for at least two consecutive quarters; (iii) with respect to a Cash Management Period commencing upon the start of a Lease Sweep Period, such period has ended; provided, however, that (a) any Cash Management Period continuing solely by reason of a Major Tenant ceasing to operate its business will end when funds have been accumulated in the Special Rollover Reserve subaccount equal to: (x) $20.00 PSF in the case of the Major Tenant ceasing business in more than 33.0% but less than 50.0% of the Torrance Technology Campus Property’s NRA and (y) $50.00 PSF in the case of a Major Tenant ceasing business in more than 50.0% of the Torrance Technology Campus Property’s NRA; and (b) with respect to any Cash Management Period continuing solely by reason of a Lease Sweep Period caused by a Major Tenant receiving a ratings downgrade, such sweep will be capped at $2,500,000 per annum and will be cured if the credit rating of the Major Tenant has been restored to at least “BB+” or equivalent by the related rating agencies.

Additional Secured Indebtedness (not including trade debts). In addition to the Torrance Technology Campus Mortgage Loan, the Torrance Technology Campus Property also secures the Torrance Technology Campus Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $58,750,000. The Torrance Technology Campus Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Torrance Technology Campus Mortgage Loan. The Torrance Technology Campus Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Torrance Technology Campus Non-Serviced Pari Passu Companion Loans. The holders of the Torrance Technology Campus Mortgage Loan and the Torrance Technology Campus Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Torrance Technology Campus Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Torrance Technology Campus Whole Loan documents provide that following a transfer and assumption of the Torrance Technology Campus Property by the Torrance Technology Campus Borrower to a third party approved by the related lender, such third party (i) will assume all of the Torrance Technology Campus Borrower’s obligations under the Torrance Technology Campus Whole Loan documents and (ii) is permitted to obtain a mezzanine loan in accordance with the terms of the Torrance Technology Campus Whole Loan documents and upon satisfaction of certain terms and conditions including, among others, (a) no event of default has occurred or is continuing, (b) the combined loan-to-value ratio of the Torrance Technology Campus Whole Loan and the mezzanine loan does not exceed 65.0%, (c) the combined debt service coverage ratio of the Torrance Technology Campus Whole Loan and the mezzanine loan (calculated as described in the Torrance Technology Campus Whole Loan documents) is not less than 1.25x, (d) the combined debt yield of the Torrance Technology Campus Whole Loan and the mezzanine loan (calculated as described in the Torrance Technology Campus Whole Loan documents) is not less than 8.25%, (e) the related mezzanine lender enters into an intercreditor agreement acceptable to the lender, and (f) the lender has received rating agency confirmation from each applicable rating agency.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

MSC 2018-H3	Torrance Technology Campus

Release of Property. Not permitted.

Terrorism Insurance. The Torrance Technology Campus Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Torrance Technology Campus Property and business interruption insurance of at least 18 months required under the Torrance Technology Campus Mortgage Whole documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

(THIS PAGE INTENTIONALLY LEFT BLANK)

T-105

MSC 2018-H3	Crowne Plaza Dulles Airport

Mortgage Loan No. 10 – Crowne Plaza Dulles Airport

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSC 2018-H3	Crowne Plaza Dulles Airport

Mortgage Loan No. 10 – Crowne Plaza Dulles Airport

Crowne Plaza Dulles Airport
2200 Centreville Road
Herndon, VA 20170
MARYLAND
VIRGINIA
Potomac River
Senoca Creek State Park
Algonkian Regional Park
Northern Virginia Regional Park
Countryside
Sugarland Run
Ashburn
Sterling
LOUDOUN COUNTY
Great Falls
MONTGOMERY COUNTY
Chesapeake & Ohio Canal Natl. Historic Park
Herndon
Reston
Lake Fairfax Park
Washington Dulles International Airport
Dulles Toll Road
Leesburg Pike
McLean
Washington, DC 12 miles
Wolf Trap
Tysons Corner
Franklin Farm
FAIRFAX COUNTY
Vienna
Oakton
Chantilly
Merrifield
Centreville
Fair Oaks
Fairfax
Annandale
Capital Beltway
George Mason University
Columbia
Germantown
Gaithersburg
Rockville
Wheaton
Laurel
Silver Spring
Bethesda
WASHINGTON DC
ARLINGTON
ALEXANDRIA
Springfield
Manassas

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

MSC 2018-H3	Crowne Plaza Dulles Airport

Mortgage Loan No. 10 – Crowne Plaza Dulles Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Herndon, VA 20170
Cut-off Date Balance:	$30,000,000			Property Type:	Hospitality
% of Initial Pool Balance:	2.9%			Property Sub-Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Nicholas P.H. Rocks			Year Built/Renovated:	1987/2006, 2015-2017
Mortgage Rate:	4.9130%			Size:	324 Rooms
Note Date:	5/2/2018			Cut-off Date Balance per Room:	$92,593
First Payment Date:	7/1/2018			Maturity Date Balance per Room:	$85,425
Maturity Date:	6/1/2028			Property Manager:	SharCon Hotel Management & Development Company
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,898,345
Seasoning:	1 month			UW NOI Debt Yield:	13.0%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.29x (IO) 1.79x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,794,139 (3/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,796,943 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	$1,762,122 (12/31/2016)
Reserves(1)				Most Recent Occupancy:	75.7% (3/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.4% (12/31/2017)
RE Tax:	$175,000	$25,000	N/A	3rd Most Recent Occupancy(2):	62.6% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$54,200,000 (3/30/2018)
FF&E:	$0	$40,151	N/A	Cut-off Date LTV Ratio:	55.4%
Franchise Expiration Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio:	51.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff:	$29,248,239	97.5%
			Closing Costs:	$570,860	1.9%
			Reserves:	$175,000	0.6%
			Return of Equity:	$5,900	0.0%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion on reserve requirements.

(2)	The Crowne Plaza Dulles Airport Property (as defined below) underwent a $14.0 million renovation that was completed in April 2017.

The Mortgage Loan. The tenth largest mortgage loan (the “Crowne Plaza Dulles Airport Mortgage Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first priority fee mortgage encumbering a full service hotel located in Herndon, Virginia (the “Crowne Plaza Dulles Airport Property”). The proceeds from the Crowne Plaza Dulles Airport Mortgage Loan were primarily used to refinance the previous loan secured by the Crowne Plaza Dulles Airport Property, pay closing costs and fund upfront reserves. The Crowne Plaza Dulles Airport Property was securitized in the JPMCC 2006-CB16 transaction.

The Borrowers and the Sponsor. The borrowers are Dayrock, L.C., Dulles Hotel Limited, L.C. and Tonsu, L.C. (collectively, the “Crowne Plaza Dulles Airport Borrowers”), each a Virginia limited liability company structured to be bankruptcy-remote with at least one independent director.

Dayrock, L.C. is the fee owner of the Crowne Plaza Dulles Airport Property. Dulles Hotel Limited, L.C. operates the Crowne Plaza Dulles Airport Property pursuant to an operating lease with Dayrock, L.C. at a rental equal to 3% of gross hotel revenues through December 31, 2054. Tonsu, L.C. manages food and beverage operations at the Crowne Plaza Dulles Airport Property pursuant to an operating lease with Dulles Hotel Limited, L.C through June 30, 2033 at a rental equal to 6% of gross sales from the hotel’s restaurant (Houlihan’s Restaurant+Bar), room service and banquet operations. Tonsu, L.C. also maintains rights to the Houlihan’s Restaurant+Bar license.

The sponsor and nonrecourse carve-out guarantor is Nicholas P.H. Rocks. Nicholas P.H. Rocks is the president of Allen & Rocks, Inc. and the vice president of Rocks Engineering Company, and has worked in varying capacities for the two companies (collectively, the “Rocks Companies”) since 1970. Nicholas P.H. Rocks is a licensed attorney and a licensed real estate broker whose primary business focus has been property acquisitions and dispositions, as well as transaction structuring and tax issues. Since the founding of Allen & Rocks, Inc. in 1948 and Rocks Engineering Company in 1958, the Rocks Companies have developed, built, sold and managed single-family homes, garden and high-rise apartments, shopping centers, commercial pad sites, hotels and commercial office buildings throughout the Mid-Atlantic region. The Rocks Companies currently have a portfolio of 21 properties totaling approximately 2,200 residential units, 200,000 SF of commercial space and 375,000 SF of retail space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

MSC 2018-H3	Crowne Plaza Dulles Airport

The Property. The Crowne Plaza Dulles Airport Property is a 7-story, 324-room full service hotel, located along Centerville Road in Herndon, Virginia, approximately 2.0 miles from Washington Dulles International Airport. In 2006, the Crowne Plaza Dulles Airport Property underwent a $5.6 million brand-conversion renovation to a Crowne Plaza, plus a $2.4 million conversion of its on-site restaurant to a Houlihan’s Restaurant+Bar. More recently, the Crowne Plaza Dulles Airport Property underwent a comprehensive $14.0 million ($43,210 per key) renovation in 2015-2016, involving upgrades to all guestrooms, guestroom bathrooms and public areas. Furthermore, in 2017, the indoor pool area was converted into a junior ballroom, while three guest rooms were converted into a fitness center.

The guest room configuration at the Crowne Plaza Dulles Airport Property consists of 200 queen/queen rooms and 124 king rooms. Amenities and services include a 24-hour fitness center, complimentary airport/local shuttle service, laundry/valet service, outdoor patio seating area, two-computer lobby work station, a concierge, 10,934 SF of meeting and banquet space, club lounge, complimentary wifi, 24 hour business center, Starbucks, onsite Enterprise car rental, room service and valet parking or complimentary self-service garage parking. Guestrooms feature pillow-top mattresses, granite counter-top bathrooms, flat screen televisions and refrigerators. According to the appraisal, the 2018 market segmentation for the Crowne Plaza Dulles Airport Property was approximately 50% commercial/government, 25% meeting and group, 15% leisure and 10% contract. The Crowne Plaza Dulles Airport Property is subject to a franchise agreement with InterContinental Hotels Group that expires May 1, 2028 with no renewal options.

The Market. The Crowne Plaza Dulles Airport Property is located along Centerville Road in Herndon, Virginia, less than 25 miles from downtown Washington, D.C. and approximately 2.0 miles from Washington Dulles International Airport. Primary regional access through the area is provided by east/west Interstate 66, which extends east to Washington, D.C. and west to Interstate 81. North/south Interstate 95, which forms part of the Interstate 495 Capital Beltway in the immediate Washington, D.C. area, is also in close proximity to the property and provides access to Baltimore, MD to the north and Richmond, VA to the south. East/west State Route 267, also known as the Dulles Toll Road, connects the Capital Beltway with Washington Dulles International Airport. Transportation is further supported by the Metrorail, which is an at-grade, elevated and underground public rail network spanning the majority of the greater Washington, D.C. area, featuring 91 stations and 117 miles of track. An extension to the Metrorail’s Silver Line is underway, which is projected to connect Herndon to Washington Dulles International Airport and downtown Washington, D.C. by 2020. The planned station is expected to be approximately 2.5 miles east of the Crowne Plaza Dulles Airport Property.

According to estimates prepared by the Crowne Plaza Dulles Airport Borrowers, major accounts (and projected 2018 room nights) at the Crowne Plaza Dulles Airport Property include Amazon (1,700 room nights), BSI (1,400 room nights), Fannie Mae (1,250 room nights) and Harris Corp (900 room nights), at nightly rates ranging from $129 to $159. There can be no assurance any such projection will be realized. As of 2017 year end, there were over 1.4 million employees in the suburban Virginia office market, and that figure is expected to expand 1.5% in 2018. The federal government serves as a catalyst for economic activity in the greater Washington, D.C. area, with major employers including Inova Health Systems, Inc., Booz Allen Hamilton Inc., Fannie Mae and General Dynamics Corporation, all with over 4,000 employees locally.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Crowne Plaza Dulles Airport Property was 33,396, 118,759 and 214,002, respectively and the estimated 2018 average household income within a one-, three- and five-mile radius of the Crowne Plaza Dulles Airport Property was $134,707, $153,062 and $162,957, respectively.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Crowne Plaza Dulles Airport Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Crown Plaza Dulles Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2014	72.8%	$120.95	$88.05	71.4%	$95.44	$68.16	98.1%	78.9%	77.4%
12/31/2015	75.9%	$120.84	$91.71	76.5%	$90.51	$69.23	100.8%	74.9%	75.5%
12/31/2016	76.2%	$105.83	$80.59	69.0%	$94.60	$65.26	90.6%	89.4%	81.0%
12/31/2017	76.6%	$109.18	$83.59	64.6%	$114.26	$73.80	84.4%	104.7%	88.3%
4/30/2018 TTM	77.5%	$112.84	$87.46	75.9%	$118.50	$89.93	97.9%	105.0%	102.8%

Source: Third party hospitality research reports.

(1)	The Competitive Set as of 4/30/2018 TTM, 12/31/2017 and 12/31/2016 included Holiday Inn Washington Dulles Airport, Hilton Washington Dulles Airport, Marriott Washington Dulles Airport, Sheraton Herndon Dulles Airport Hotel, Westin Washington Dulles Airport, and DoubleTree Sterling Dulles Airport. The Competitive Set as of 12/31/2014 and 12/31/2015 included Hilton Washington Dulles Airport, Marriott Washington Dulles Airport, Hyatt Regency Dulles, Marriott Washington Dulles Suites, Embassy Suites Dulles Airport, Sheraton Herndon Dulles Airport Hotel, Westin Washington Dulles Airport and DoubleTree Sterling Dulles Airport.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

MSC 2018-H3	Crowne Plaza Dulles Airport

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Crowne Plaza Dulles Airport Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017	3/31/2018 TTM	UW	UW per Room(2)
Occupancy	72.0%	76.4%	62.6%	75.4%	75.7%	75.6%
ADR	$94.95	$90.47	$109.60	$118.92	$117.97	118.43
RevPAR	$68.36	$69.12	$68.61	$89.67	$89.28	$89.47

Rooms Revenue	$8,113,176	$8,255,137	$8,188,625	$10,663,899	$10,619,015	$10,619,015	$32,774.74
Food & Beverage	$166,570	$301,709	$361,747	$728,096(3)	$835,058	$835,058	$2,577.34
Other Income(4)	$167,447	$283,414	$420,251	$592,105	$594,087	$591,142	$1,824.51
Total Revenue	$8,447,193	$8,840,260	$8,970,623	$11,984,100	$12,048,160	$12,045,215	$37,176.59
Total Expenses	$6,540,074	$6,866,876	$7,208,501	$8,187,157	$8,254,021	$8,146,870	$25,144.66
Net Operating Income	$1,907,119	$1,973,384	$1,762,122	$3,796,943	$3,794,139	$3,898,345	$12,031.93
FF&E	$0	$0	$0	$0	$0	$481,809	$1,487.06
Net Cash Flow	$1,907,119	$1,973,384	$1,762,122	$3,796,943	$3,794,139	$3,416,536	$10,544.86

NOI DSCR (IO)	1.28x	1.32x	1.18x	2.54x	2.54x	2.61x
NOI DSCR (P&I)	1.00x	1.03x	0.92x	1.98x	1.98x	2.04x
NCF DSCR (IO)	1.28x	1.32x	1.18x	2.54x	2.54x	2.29x
NCF DSCR (P&I)	1.00x	1.03x	0.92x	1.98x	1.98x	1.79x
NOI Debt Yield	6.4%	6.6%	5.9%	12.7%	12.6%	13.0%
NCF Debt Yield	6.4%	6.6%	5.9%	12.7%	12.6%	11.4%

(1)	The Crowne Plaza Dulles Airport Property underwent a $14.0 million renovation that was completed in April 2017.

(2)	UW per Room is based on a total of 324 rooms.

(3)	The increase in Food & Beverage revenue is due in large part to a 91.5% increase in banquet revenue.

(4)	Other Income includes attrition fees, cancellation fees, outside agreement commissions and parking revenue. Parking revenue includes revenue from the attached parking deck, as well as ancillary income from the non-collateral Kohl’s parking garage, which is managed by Dulles Hotel Limited, L.C. pursuant to an agreement between Kohl’s and Dulles Hotel Limited, L.C. The Crowne Plaza Dulles Borrowers are entitled to income generated from the offsite garage.

Escrows and Reserves. The Crowne Plaza Dulles Airport Borrowers deposited at origination $175,000 into a tax reserve and are required to deposit monthly 1/12 of the estimated annual property taxes (initially $25,000 per month) and 1/12 of the estimated annual insurance premiums (unless the Crowne Plaza Dulles Airport Property is covered by a blanket policy). The Crowne Plaza Dulles Airport Borrowers are required to deposit into the FF&E reserve account a monthly amount equal to 4% of the total gross revenue for the Crowne Plaza Dulles Property for the calendar month one month prior to the month in which such payment occurs (currently $40,151).

If on or after May 1, 2026 (two years prior to the expiration of the Crowne Plaza Dulles Airport Property franchise agreement) the amount on deposit in the FF&E reserve is less than the Franchise Threshold Amount (as defined below), the Crowne Plaza Dulles Airport Borrowers will be required to deposit monthly, in addition to the monthly FF&E reserve amount described in the preceding paragraph, an amount equal to the product of (x) 1/24 and (y) the difference between the amount on deposit in the FF&E reserve on May 1, 2026 and the Franchise Threshold Amount. “Franchise Threshold Amount” means (A) $3,240,000 on or before the date the Crowne Plaza Dulles Airport Borrowers renew the existing franchise agreement with the existing franchisor or enter into a replacement franchise agreement with a qualified franchisor, and (B) thereafter, the greater of (a) $3,240,000 and (b) 100% of the cost of any property improvement plan required by such renewal or replacement franchise agreement. The Crowne Plaza Dulles Airport Borrowers have the option to post cash or a letter of credit in the amount of such required deposits. No additional reserves will be required if (i) a renewal of the existing franchise agreement is exercised prior to the two year window, (ii) a franchise agreement with a new flag is executed prior to the two year window and, in either case, (iii) the FF&E reserve is equal to or greater than the Franchise Threshold Amount.

Lockbox and Cash Management. The Crowne Plaza Dulles Airport Mortgage Loan is structured with a hard lockbox and springing cash management. Funds in the lockbox account, absent the continuance of a Cash Sweep Period (as defined below), are required to be transferred on each business day to a borrower operating account. Upon the first occurrence of a Cash Sweep Period, the Crowne Plaza Dulles Airport Borrowers are required to establish a cash management account under the sole control of the lender. On each business day during a Cash Sweep Period, all amounts in the lockbox account are required to be automatically transferred to the cash management account for the payment of debt service, monthly escrows, default interest and late payment charges, budgeted operating expenses and extraordinary expenses approved by the lender, with the remainder to be deposited to an excess cash flow reserve to be held as additional security for the Crowne Plaza Dulles Airport Mortgage Loan until the discontinuance of the Cash Sweep Period, at which time the excess cash is required to be swept to a borrower operating account (unless a Cash Sweep Period occurs twice during the term of the Crowne Plaza Dulles Airport Mortgage Loan).

A “Cash Sweep Period” means the period (A) commencing upon the earliest of (i) the occurrence of an event of default under the Crowne Plaza Dulles Airport Mortgage Loan or (ii) the debt service coverage ratio (based on the actual interest only or amortizing debt service payments, as then applicable) being less than 1.30x on a trailing 12 month basis for two consecutive calendar quarters, and (B) ending on the earliest of the cure of such event of default or the last day of the calendar month during which the lender notifies the Crowne Plaza Dulles Airport Borrowers of its determination that the debt service coverage ratio equals or exceeds 1.35x (based on the then applicable debt service payments) on a trailing 12 month basis for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

MSC 2018-H3	Crowne Plaza Dulles Airport

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Crowne Plaza Dulles Airport Borrowers are required to obtain and maintain insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Crowne Plaza Dulles Property and business interruption insurance for 12 months with a 6 month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

MSC 2018-H3	Orlando Airport Marriott Lakeside

Mortgage Loan No. 11 – Orlando Airport Marriott Lakeside

				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Orlando, Florida 32822
Cut-off Date Balance(1):	$29,954,455			General Property Type:	Hospitality
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Columbia Sussex Corporation; Sussex Holdings, LLC; CSC Holdings, LLC			Year Built/Renovated:	1983/2016-2018
				Size:	485 Rooms
Mortgage Rate:	5.2010%			Cut-off Date Balance per Room(1):	$148,228
Note Date:	5/15/2018			Maturity Date Balance per Room(1):	$114,781
First Payment Date:	7/6/2018			Property Manager:	Columbia Sussex Management, LLC (borrower related)
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	312 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$9,899,112
Seasoning:	1 month			UW NOI Debt Yield(1):	13.8%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	17.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.68x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$9,920,898 (3/31/2018 TTM)
Additional Debt Balance(1)(3):	$41,936,237			2nd Most Recent NOI:	$9,537,833 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,859,638 (12/31/2016)
Reserves				Most Recent Occupancy:	73.3% (3/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	73.5% (12/31/2017)
RE Tax:	$537,945	$67,243	N/A	3rd Most Recent Occupancy:	78.9% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$103,100,000 (4/5/2018)
Deferred Maintenance:	$35,075	$0	N/A	Cut-off Date LTV Ratio(1):	69.7%
FF&E Reserve	$0	$114,963	N/A	Maturity Date LTV Ratio(1):	54.0%
PIP reserve:	$217,000	$0	N/A
Seasonality(4):	$300,000	$100,000	$500,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$72,000,000	100.0%	Loan Payoff:	$47,249,560	65.6%
			Return of Equity:	$22,599,357	31.4%
			Reserves:	$1,090,020	1.5%
			Closing Costs:	$1,061,064	1.5%
Total Sources:	$72,000,000	100.0%	Total Uses:	$72,000,000	100.0%

(1)	The Orlando Airport Marriott Lakeside Mortgage Loan (as defined below) is part of the Orlando Airport Marriott Lakeside Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $72,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Orlando Airport Marriott Lakeside Whole Loan.

(2)	Defeasance of the Orlando Airport Marriott Lakeside Whole Loan is permitted any time after the earlier of (i) May 15, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Orlando Airport Marriott Lakeside Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “The Mortgage Loan” for a discussion of additional debt.

(4)	The monthly Seasonality Reserve commences on the February 2019 payment and, on each Payment Date thereafter, a $100,000 monthly escrow payment is required to be made into the Seasonality Reserve.

The Mortgage Loan. The eleventh largest mortgage loan (the “Orlando Airport Marriott Lakeside Mortgage Loan”) is part of a whole loan (the “Orlando Airport Marriott Lakeside Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $72,000,000, all of which are secured by a first priority fee mortgage encumbering a nine-story, 485-room full service hotel located in Orlando, Florida (the “Orlando Airport Marriott Lakeside Property”). Promissory notes A-2, A-3 and A-4, in the aggregate original principal amount of $30,000,000, represent the Orlando Airport Marriott Lakeside Mortgage Loan and will be included in the MSC 2018-H3 securitization transaction. Promissory Notes A-1, A-5 and A-6, in the aggregate original principal amount of $42,000,000, represent the companion loans, are currently held by Argentic Real Estate Finance LLC and are expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The Orlando Airport Marriott Lakeside Whole Loan is expected to be serviced pursuant to the pooling and servicing Agreement for the UBS 2018-C11 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

MSC 2018-H3	Orlando Airport Marriott Lakeside

Orlando Airport Marriott Lakeside Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$20,000,000	$19,969,637	AREF	Yes
Note A-2	$10,000,000	$9,984,818	MSC 2018-H3	No
Note A-3	$10,000,000	$9,984,818	MSC 2018-H3	No
Note A-4	$10,000,000	$9,984,818	MSC 2018-H3	No
Note A-5	$15,000,000	$14,977,228	AREF	No
Note A-6	$7,000,000	$6,989,373	AREF	No
Total	$72,000,000	$71,890,692

The proceeds of the Orlando Airport Marriott Lakeside Whole Loan were used to refinance the Orlando Airport Marriott Lakeside Property, fund upfront reserves, pay closing costs, and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is CP Orlando Lakeside, LLC (the “Orlando Airport Marriott Lakeside Borrower”), a Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Orlando Airport Marriott Lakeside Borrower is wholly owned by Sussex Holdings LLC. Sussex Holdings LLC is collectively held by six grantor retained annuity trusts belonging to Joe Yung, Julie Haught, Jenny Yung, Judy Yung, Michelle Christensen, and Scott Yung (“Children of William J. Yung IV”) (57.99%), Children of William J. Yung IV individually (27.52%), none of which have more than a 10% ownership interest and William J. Yung IV (14.25%). Columbia Sussex Corporation, Sussex Holdings, LLC and CSC Holdings, LLC are the sponsors and non-recourse carve-out guarantors of the Orlando Airport Marriott Lakeside Whole Loan.

Columbia Sussex Corporation (“Columbia Sussex”) was founded in 1972 by William J. Yung III. It is a private hotel company in the United States and a franchisee of Marriott and Hilton branded hotels. Columbia Sussex’s hotel portfolio is made up primarily of upper-upscale, branded, full-service properties under the Marriott and Hilton flags and currently spans 36 hotels.

The Property. The Orlando Airport Marriott Lakeside Property is a nine-story, 485-room full service hotel located in Orlando, Florida. The Orlando Airport Marriott Lakeside Property was built in 1983 and renovated between 2016 and 2018. The 485 guestrooms include 249 queen units, 223 king units, 6 one-bedroom suites, 5 studio suites, and 2 standard suites. Food and beverage facilities at the Orlando Airport Marriott Lakeside Property include two restaurants, a pool bar, and a coffee shop. Other amenities include an indoor/outdoor pool, an indoor whirlpool, an outdoor wading pool, a fitness center, a UPS business center, a gift shop, and a Hertz rental car counter. The Orlando Airport Marriott Lakeside Property is equipped with four guest elevators and two service elevators and offers 539 surface parking spaces (1.11 spaces/room).

The guestrooms at the Orlando Airport Marriott Lakeside Property feature standard and suite-style configurations and are located on floors three through nine of the building. Guestroom amenities include irons and ironing boards, luggage racks, safes, coffeemakers, mini-refrigerators, and hairdryers. Two restaurants, Crimson Tavern and Crimson Café, are located just east of the lobby. The Coffee Bean & Tea Leaf coffee shop is located north of the hotel’s atrium. The Orlando Airport Marriott Lakeside Property features 25,680 square feet of meeting space separated into twelve meeting rooms and two boardrooms, located on the north side of the first floor and throughout the second floor. The hotel’s largest ballroom, the Grand Ballroom, is divisible into eight separate rooms, while the hotel’s second largest ballroom, Vista, is divisible into four separate rooms.

Since 2016, approximately $12.5 million ($25,701 per key) was invested in the Orlando Airport Marriott Lakeside Property to complete a property improvement plan (“PIP”). Approximately $11.35 million went into the renovations of the rooms and $1.0 million into upgrades to the fitness center as well as the lobby, bar, and the concierge lounge (of which $217,000 was outstanding as of the origination date of the Orlando Airport Marriott Lakeside Whole Loan and escrowed upfront with the lender). In conjunction with the renovations completed at the Orlando Airport Marriott Lakeside Property, the sponsor entered into a 20-year franchise agreement with Marriott International, Inc (“Marriott”) that runs through June 8, 2036. The Orlando Airport Marriott Lakeside Property is currently managed by Columbia Sussex Management, LLC, an affiliate of the Orlando Airport Marriott Lakeside Borrower. The hotel was previously managed directly by Marriott prior to its acquisition by the sponsor in 2016.

Information about the Orlando Airport Marriott Lakeside Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Orlando Airport Marriott Lakeside Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.6%	$110.73	$78.22	72.2%	$103.88	$75.05	102.3%	93.8%	95.9%
2013	75.6%	$109.38	$82.70	75.4%	$99.89	$75.29	99.7%	91.3%	91.0%
2014	78.5%	$114.09	$89.51	78.7%	$106.86	$84.09	100.3%	93.7%	93.9%
2015	82.4%	$116.86	$96.34	78.9%	$116.93	$92.21	95.7%	100.1%	95.7%
2016	82.2%	$121.44	$99.88	77.4%	$120.77	$93.48	94.1%	99.4%	93.6%
2017	81.9%	$135.23	$110.78	73.5%	$136.11	$99.98	89.7%	100.7%	90.3%
3/31/2018 TTM	80.9%	$139.92	$113.16	73.3%	$139.40	$102.18	90.6%	99.6%	90.3%

Source: Industry Report

(1)	The competitive set for 2012-2014 includes Renaissance Orlando Airport Hotel, Hyatt Regency Orlando International Airport, The Florida Hotel & Conference Center, DoubleTree Orlando Airport, and Embassy Suites Orlando Airport. The competitive set for 2015-2017 and 3/31/2018 TTM (the “Industry Report Recent Competitive Set”) includes Holiday Inn Orlando International Airport, Hyatt Regency Orlando International Airport, BW Premier Collection The Florida Hotel & Conference Center, DoubleTree Orlando Airport, Sheraton Hotel Suites Orlando Airport, and Embassy Suites Orlando Airport.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences. The appraisal also included a competitive property (Renaissance Orlando Airport Hotel) which was not included in the Industry Report Recent Competitive Set.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

MSC 2018-H3	Orlando Airport Marriott Lakeside

The Market. The Orlando Airport Marriott Lakeside Property is located in the southeast quadrant of Augusta National Drive and T.G. Lee Boulevard in Orlando, Florida, approximately 1.0 mile from the Orlando International Airport. Primary regional access through the area is provided by east/west Interstate 4, which extends to such cities as Tampa to the southwest and Daytona Beach to the northeast. North/south Interstate 95 is another major highway, providing access to such cities as Miami to the south and Jacksonville to the north. Regional access through the area is also provided by Florida’s Turnpike, which extends from southeast Florida, through Orlando, to Interstate 75 to the northwest. The Orlando Airport Marriott Lakeside Property’s market is served by a variety of additional local routes. The neighborhood includes the Orlando International Airport, with restaurants, office buildings, and retail shopping centers along the primary thoroughfares and residential areas located along the secondary roadways.

Orlando includes Walt Disney World Resort and Universal Orlando and is the major center for commerce in the Central Florida region. The Central Florida Research Park, totaling more than 1,000 acres, is ranked as one of the top ten research parks in the nation according to the appraisal and is home to over 125 companies. Moreover, the University of Central Florida is the second-largest university in the nation, with more than 60,000 students. Orlando’s economic climate is characterized by tourism, healthcare services and research, financial services, and educational institutions.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Orlando Airport Marriott Lakeside Property is 14,215, 111,472 and 223,259, respectively. Estimated 2018 average household income within a one-, three- and five-mile radius of the Orlando Airport Marriott Lakeside Property is $48,680, $61,217 and $67,933, respectively.

According to the appraisal, the Orlando Airport Marriott Lakeside Property’s market segmentation is 30.0% commercial, 30.0% meeting and group, 25.0% leisure, and 15.0% contract. Top five accounts as of end of month March 2018 include American Airlines, Jet Blue, Lockheed Martin, General Dynamics, and Flight Safety.

According to the appraisal, the Orlando Airport Marriott Lakeside Property is located in the greater Orlando lodging market. This greater lodging market spans nearly 500 open and operating lodging facilities totaling over 120,000 guestrooms. Within this greater market, the direct submarket that encompasses the Orlando Airport Marriott Lakeside Property is known as the Orlando airport market. According to an industry report as of March 2018, the Orlando Airport Marriott Lakeside Property’s competitive set includes seven hotels. The competitive set in the industry report had a weighted average occupancy, ADR, and RevPAR of 80.9%, $139.92, and $113.16, respectively over the trailing 12-month period. The Orlando Airport Marriott Lakeside Property had an occupancy, ADR and RevPAR of 73.3%, $139.40 and $102.18, respectively over the trailing 12-month period as of March 2018.

According to the appraisal, no new hotels are expected within the Orlando Airport Marriott Lakeside Property’s competitive submarket in the near future.

Primary competitive properties to the Orlando Airport Marriott Lakeside Property are shown in the table below:

Competitive Property Summary

Property Name	No. of Rooms	Year Opened	Competitive Status	2017 Occupancy	2017 ADR	2017 RevPAR
Orlando Airport Marriott Lakeside Property(1)	485	Dec 1983	-	73.5%	$133.70	$98.21
Holiday Inn Orlando International Airport	288	Jan 1984	Secondary	75 - 80%	$105 - $110	$80 - $85
Sheraton by Hilton Hotel Suites Orlando Airport	150	Oct 1988	Primary	90 - 95%	$130 - $140	$120 - $125
DoubleTree Orlando Airport	347	Dec 1989	Primary	80 - 85%	$105 - $110	$90 - $95
Renaissance Orlando Airport Hotel	297	Oct 1990	Secondary	90 - 95%	$120 - $125	$115 -$120
Hyatt Regency Orlando International Airport	445	Aug 1992	Primary	80 - 85%	$190 - $200	$160 - $170
Embassy Suites Orlando Airport	174	Feb 1999	Primary	75 - 80%	$160 - $170	$120 - $125

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

MSC 2018-H3	Orlando Airport Marriott Lakeside

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Orlando Airport Marriott Lakeside Property:

Cash Flow Analysis

	2015	2016	2017	3/31/2018 TTM	UW	UW per Room
Occupancy(1)	78.9%	78.9%	73.5%(4)	73.3%	73.3%
ADR(1)	$116.93	$119.22	$133.70	$137.47	$137.47
RevPAR(1)	$92.21	$94.06	$98.21	$100.77	$100.77

Rooms Revenue	$16,323,954	$16,696,137	$17,385,389	$17,838,941	$17,838,941	$36,781
Food & Beverage	$8,827,521	$8,029,123	$8,274,760	$8,339,882	$8,339,882	$17,196
Other Income(2)	$1,494,987	$1,803,062	$1,454,557	$1,411,967	$1,411,967	$2,911
Total Revenue	$26,646,462	$26,528,322	$ 27,114,706	$27,590,790	$27,590,790	$56,888
Total Expenses(3)	$19,139,089	$18,668,684	$17,576,873	$17,669,892	$17,691,678	$36,478
Net Operating Income	$7,507,373	$7,859,638	$9,537,833	$9,920,898	$9,899,112	$20,411
FF&E	$1,332,323	$1,326,416	$1,355,735	$1,379,540	$1,379,540	$2,844
Net Cash Flow	$6,175,050	$6,533,222	$8,182,098	$8,541,358	$8,519,573	$17,566

NOI DSCR(5)	1.48x	1.55x	1.89x	1.96x	1.96x
NCF DSCR(5)	1.22x	1.29x	1.62x	1.69x	1.68x
NOI Debt Yield(5)	10.4%	10.9%	13.3%	13.8%	13.8%
NCF Debt Yield(5)	8.6%	9.1%	11.4%	11.9%	11.9%

(1)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Orlando Airport Marriott Lakeside Borrower. The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Income includes gift shop revenue, parking revenue, and telephone revenue.

(3)	The decrease in expenses after 2015 was primarily due to implementation of cost cutting measures the sponsors undertook after acquisition of the Orlando Airport Marriott Lakeside Property in 2016, at which point its affiliate became the property manager. The Orlando Airport Marriott Property was previously directly managed by Marriott.

(4)	The Orlando Airport Marriott Lakeside Property underwent a PIP in 2017.

(5)	Debt service coverage ratios and debt yields presented above are based on the aggregate principal balance of the promissory notes comprising the Orlando Airport Marriott Lakeside Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

MSC 2018-H3	Cherry Hill Business Park

Mortgage Loan No. 12 – Cherry Hill Business Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,000,000			Location:	Cherry Hill, NJ 08003
Cut-off Date Balance:	$28,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Flex
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Benjamin I. Cohen			Year Built/Renovated:	1965-1974/2001
Mortgage Rate:	4.6920%			Size:	615,227 SF
Note Date:	5/18/2018			Cut-off Date Balance PSF:	$46
First Payment Date:	7/6/2018			Maturity Date Balance PSF:	$46
Maturity Date:	6/6/2028			Property Manager:	Endurance Real Estate Group, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,102,427
Seasoning:	1 month			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (25); DEF (89); O (6)			UW NOI Debt Yield at Maturity:	11.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.11x
Additional Debt Type:	N/A			Most Recent NOI:	$2,785,891 (2/28/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,991,028 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,090,321 (12/31/2016)
Reserves				Most Recent Occupancy:	87.4% (6/1//2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.6% (12/31/2017)
RE Tax:	$260,935	$86,978	N/A	3rd Most Recent Occupancy:	91.2% (12/31/2016)
Insurance:	$85,381	$8,538	N/A	Appraised Value (as of):	$44,100,000 (4/9/2018)
Recurring Replacements:	$0	$10,254	N/A	Cut-off Date LTV Ratio:	63.5%
TI/LC(1):	$750,000	$15,381	$1,250,000	Maturity Date LTV Ratio:	63.5%
Deferred Maintenance:	$259,418	$0	N/A
Free Rent(2):	$43,835	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	100.0%	Loan Payoff:	$19,119,231	68.3%
			Return of Equity:	$6,807,134	24.3%
			Reserves:	$1,399,569	5.0%
			Closing Costs:	$674,067	2.4%
Total Sources:	$28,000,000	100.0%	Total Uses:	$28,000,000	100.0%

(1)	TI/LC Initial Reserves include $55,381 of outstanding leasing costs owed with respect to the Napa Auto Parts lease.

(2)	The Free Rent Reserve represents the amount of future rent abatements under existing leases associated with Momentum Solar, Green Digital, Inc., and NAPA Auto Parts.

The Mortgage Loan. The twelfth largest mortgage loan (the “Cherry Hill Business Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,000,000 and is secured by a first priority fee mortgage encumbering an industrial/flex portfolio containing 13 buildings located in Cherry Hill, New Jersey (the “Cherry Hill Business Park Property”). The proceeds of the Cherry Hill Business Park Mortgage Loan were primarily used to refinance existing debt on the Cherry Hill Business Park Property, return equity to the sponsor, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Cherry Umbrella, LLC (the “Cherry Hill Business Park Borrower”), a single-purpose, Delaware limited-liability company with two independent directors. The sponsor and non-recourse carve-out guarantor is Benjamin I. Cohen. Benjamin I. Cohen is the co-founder of Endurance Real Estate Group, a regional company that focuses on the creation, development, and management of real estate projects in Mid-Atlantic states. The company has acquired approximately 10 million SF of real estate assets, and has subsequently sold approximately 6.2 million SF. Endurance Real Estate Group currently owns and operates a portfolio totaling approximately 3.2 million SF and 38 buildings, and a 230 acre land parcel totaling 1.5 million SF of bulk industrial space. Existing space includes approximately 2.0 million SF of industrial space and 1.2 million SF of flex/office space.

The Property. The Cherry Hill Business Park Property, located at various non-contiguous addresses in Cherry Hill, New Jersey, consists of 13 industrial/flex buildings totaling 615,227 SF. The Cherry Hill Business Park Property was constructed between 1965 and 1974 and renovated in 2001. The Cherry Hill Business Park Property is home to a diverse tenant base with various uses including warehouse, office/warehouse, recreational, and showroom space. Two of the 13 buildings comprising the Cherry Hill Business Park Property are single tenanted, while the remaining buildings have multi-tenant designs. The Cherry Hill Business Park Property is 87.4% leased as of June 1, 2018. The Cherry Hill Business Park Property had an average occupancy rate of 89.5% over the last four years.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

MSC 2018-H3	Cherry Hill Business Park

The Cherry Hill Business Park Property is subject to two condominium regimes.  The first condominium regime (the “1940 Condominium”) includes one of the 13 properties comprising the Cherry Hill Business Park Property, located at 1940 Olney Avenue, and is a division of such property consisting of two units (Unit A and Unit B) and the common elements.  The 1940 Condominium is 21.2% owned by the Cherry Hill Business Park Borrower through its ownership of Unit B.  The Cherry Hill Business Park Borrower holds 50.0% of the voting interest in the related 1940 Condominium association.  In the event of a deadlock, the Cherry Hill Business Park Borrower may seek resolution under dispute resolution provisions in the related 1940 Condominium documents.  The second condominium regime (the “CHIP Condominium”) consists of 30 properties including all 13 properties comprising the Cherry Hill Business Park Property and governs maintenance of roads and drainage facilities, among other things.  The CHIP Condominium is approximately 41.0% owned by the Cherry Hill Business Park Borrower.  The Cherry Hill Business Park Borrower holds approximately a 41.0% voting interest in the related CHIP Condominium association.  Under the related CHIP Condominium documents, no matter submitted to the related CHIP Condominium association may be approved, and no amendment, modification or termination of the related CHIP Condominium documents may be made, without the affirmative vote of the Cherry Hill Business Park Borrower.

Major Tenants.

Avalon Flooring (Sovereign Distributors Inc.) (59,390 SF, 9.7% of NRA, 14.0% of underwritten base rent). Founded in 1963, Avalon Flooring is a home-design store offering carpets, tiles and area rugs, various stones, bathroom furniture, home floorings and installation service. Avalon Flooring has 14 locations nationwide. Avalon Flooring has been in occupancy since November 2015 and its lease extends until September 30, 2026.

Healthcare Consultants Inc. (28,630 SF, 4.7% of NRA, 6.5% of underwritten base rent). Healthcare Consultants Inc. provides family-centered infusion therapy, respiratory care, enteral therapy, and equipment services for patients. Healthcare Consultants Inc. has been in business for 30 years and focuses on transitioning patients from hospital to home therapy by offering home respiratory services, medical equipment, home nursing care, and mental health services. Healthcare Consultants Inc. has been in occupancy since April 2004 and extended its lease at the end of 2016 through April 2022.

Garden State Discovery Museum (27,381 SF, 4.5% of NRA, 5.0% of underwritten base rent). Founded in 1994, the Garden State Discovery Museum is a children’s museum and hosts over 150,000 visitors annually, providing various activities for children ranging from infant to 10 years old and their adult companions. The museum has various exhibits that include Rock Climbing Wall, Vet & Pet, Down the Shore, Farm Stand, Backstage Theater, Channel 6 Action News Studio, Nature Center and Subaru Science Shop and Service Station. The Garden State Discovery Museum was listed as a top 50 children’s museum in the United States by a parenting magazine. Garden State Discovery Museum has been in tenancy since September 2005 and has expanded its presence by 4,450 SF since taking occupancy. Garden State Discovery Museum’s lease expires February 28, 2031.

Office Supplies, Inc. (26,926 SF, 4.4% of NRA, 3.5% of underwritten base rent). Office Supplies, Inc. sells new office furniture and used or pre-owned office furniture at discounted prices. Office Supplies Inc. has been a tenant at the Cherry Hill Business Park Property since December 2010 and recently renewed its lease in March 2017 to extend through May 2022.

Insign, Inc. (32,580 SF, 5.3% of NRA, 4.7% of underwritten base rent). Insign, Inc. is a graphic design firm specializing in signs and advertising. Insign, Inc. designs marketing materials such as logos, graphics, and fixtures and offers delivery and installation of its products. Insign, Inc., uses the Cherry Hill Business Park Property as its headquarters. Insign, Inc. occupies two spaces at the Cherry Hill Business Park Property and has been a tenant at the Cherry Hill Business Park Property since March 2006. In August 2017, Insign, Inc. extended its lease an additional 17 months through December 2018.

The following table presents a summary regarding major tenants at the Cherry Hill Business Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(2)	% of Total Annual UW Rent	Lease Expiration
Major Tenants
Avalon Flooring (Sovereign Distributors Inc)	NR/NR/NR	59,390	9.7%	$499,173	$8.41	14.0%	9/30/2026
Healthcare Consultants Inc	NR/NR/NR	28,630	4.7%	$230,013	$8.03	6.5%	4/30/2022
Garden State Discovery Museum	NR/NR/NR	27,381	4.5%	$177,274	$6.47	5.0%	2/28/2031
Insign, Inc.	NR/NR/NR	32,580	5.3%	$166,158	$5.10	4.7%	12/31/2018
Office Supplies, Inc.	NR/NR/NR	26,926	4.4%	$124,667	$4.63	3.5%	5/31/2022

Subtotal/Wtd. Avg.		174,907	28.4%	$1,197,286	$6.45	33.6%

Remaining Tenants		362,625	58.9%	$2,363,602	$6.52	66.4%
Vacant Space		77,695	12.6%	$0	$0.00	0.0%
Total/Wtd. Avg.		615,227	100.0%	$3,560,888	$6.62	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2018.

(2)	Annual UW Rent PSF figures includes contractual rent steps through June 2019 totaling $94,159 and excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

MSC 2018-H3	Cherry Hill Business Park

The following table presents certain information relating to the lease rollover schedule at the Cherry Hill Business Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	11,520	1.9%	1.9%	$16,800	$1.46	0.5%	0.5%
2018	5	50,290	8.2%	10.0%	$264,551	$5.26	7.4%	7.9%
2019	8	58,319	9.5%	19.5%	$557,905	$9.57	15.7%	23.6%
2020	4	30,686	5.0%	24.5%	$189,063	$6.16	5.3%	28.9%
2021	10	75,372	12.3%	36.8%	$537,129	$7.13	15.1%	44.0%
2022	6	98,723	16.0%	52.8%	$612,200	$6.20	17.2%	61.2%
2023	6	77,184	12.5%	65.4%	$423,500	$5.49	11.9%	73.0%
2024	1	13,690	2.2%	67.6%	$75,158	$5.49	2.1%	75.2%
2025	1	4,941	0.8%	68.4%	$22,235	$4.50	0.6%	75.8%
2026	1	59,390	9.7%	78.0%	$499,173	$8.41	14.0%	89.8%
2027	2	30,036	4.9%	82.9%	$185,900	$6.19	5.2%	95.0%
2028	0	0	0.0%	82.9%	$0	$0.00	0.0%	95.0%
2029 & Beyond(2)	1	27,381	4.5%	87.4%	$177,274	$6.47	5.0%	100.0%
Vacant	9	77,695	12.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	55	615,227	100.0%		$3,560,888	$6.62	100.0%

(1)	Information is based on the underwritten rent roll dated June 30, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.

(3)	Weighted Average Annual UW Base Rent PSF excludes vacant space.

(4)	Marlton Rec Council Softball is a month-to-month tenant that has been in occupancy at the property since November 2009. Its lease expired in November 2015 and the tenant has been in occupancy on a month-to-month basis since expiration.

The Market. The Cherry Hill Business Park Property is located in Cherry Hill Township, Camden County, New Jersey. The Cherry Hill Business Park Property is located off the intersection of Route 70 and the New Jersey Turnpike (I-95), a 1,915 mile highway that stretches from the border of Canada to Miami, Florida. Located within the Philadelphia-Camden-Wilmington MSA, the largest MSA in Pennsylvania, the Cherry Hill Business Park Property is six miles east of Camden and eight miles southeast of Philadelphia. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Cherry Hill Business Park Property is 4,188, 84,469 and 213,510, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Cherry Hill Business Park Property is $130,717, $114,441 and $124,292, respectively.

The Cherry Hill Business Park Property is located in the Camden County submarket of the Philadelphia industrial market. According to a third party market research report, during the first quarter of 2018, the Philadelphia market had a total flex inventory of 90.9 million SF with 5.6 million SF vacant, indicating a vacancy rate of 6.2%. Asking rent as of the first quarter of 2018 was $9.31 PSF. Additionally, according to a third party market research report, during the first quarter of 2018, the Camden County submarket had a total flex inventory of 5.7 million SF, a vacancy rate of 5.1% and an average asking rent of $7.84 PSF.

The following table presents recent leasing data with respect to comparable office/retail leases with respect to the Cherry Hill Business Park Property as identified in the appraisal:

Comparable Office/Retail Lease Summary
Property Name/Location	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Annual Rent PSF	Expense Basis
580-590 Lancaster Avenue Malvern, Pennsylvania	1986	50,000	Compro Companies	25,000	10.0	$9.00	Triple Net
4650 North Crescent Boulevard Pennsauken, New Jersey	1970	9,600	Integrity Custom	9,600	3.0	$5.59	Triple Net
7150 North Park Drive Pennsauken, New Jersey	1975	26,363	Revolution	1,800	3.0	$10.80	Triple Net
7150 North Park Drive Pennsauken, New Jersey	1975	26,363	South State Inc.	1,332	3.0	$9.19	Triple Net

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Cherry Hill Business Park

The following table presents recent leasing data with respect to comparable industrial/flex rentals with respect to the Cherry Hill Business Park Property as identified in the appraisal:

Comparable industrial/Flex Lease Summary
Property Name/Location	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Annual Rent PSF	Expense Basis
1970 Old Cuthbert Road Cherry Hill, New Jersey	1985	45,000	General Floor	15,000	10.0	$4.25	Triple Net
7300 North Crescent Street Pennsauken, New Jersey	1975	11,100	Censor Tek	5,550	5.0	$4.00	Triple Net
6730 Westfield Avenue Pennsauken, New Jersey	1985	18,400	ArjoHuntleigh, Inc.	12,200	3.0	$4.99	Triple Net
151 Porchtown Road Newfield, New Jersey	1975	12,000	KD Productions	5,600	3.0	$3.75	Triple Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Cherry Hill Business Park Property:

Cash Flow Analysis
	2015	2016	2017	TTM 2/28/2018	UW	UW PSF
Base Rent	$3,230,762	$3,376,931	$3,409,904	$3,253,392	$3,560,888(1)	$5.79
Grossed up Vacant Space	$0	$0	$0	$0	$678,955	$1.10
Total Recoveries	$1,900,321	$2,103,052	$1,929,081	$1,897,791	$1,928,805	$3.14
Other Income(2)	$0	$43,522	$47,321	$43,460	$43,460	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($678,955)(3)	($1.10)
Effective Gross Income	$5,131,083	$5,523,505	$5,386,306	$5,194,643	$5,533,153	$8.99
Total Operating Expenses	$2,215,651	$2,433,184	$2,395,278	$2,408,752	$2,412,727	$3.92
Net Operating Income	$2,915,432	$3,090,321	$2,991,028	$2,785,892	$3,120,427	$5.07
Capital Expenditures	$0	$0	$0	$0	$123,045	$0.20
TI/LC	$0	$0	$0	$0	$184,568	$0.30
Net Cash Flow	$2,915,432	$3,090,321	$2,991,028	$2,785,892	$2,812,813	$4.57

Occupancy %	90.3%	91.2%	86.6%	84.0%	89.1%
NOI DSCR	2.19x	2.32x	2.25x	2.09x	2.34x
NCF DSCR	2.19x	2.32x	2.25x	2.09x	2.11x
NOI Debt Yield	10.4%	11.0%	10.7%	9.9%	11.1%
NCF Debt Yield	10.4%	11.0%	10.7%	9.9%	10.0%

(1)	UW Base Rent includes $94,159 of contractual rent steps through June 30, 2019 and $96,000 of rent for NAPA Auto Parts, which is not currently in occupancy, has free rent until September 2018, and is expected to take occupancy in July 2018, and $91,740 of rent for Momentum Solar, which expanded 12,428 SF and is currently in a rent abatement period until October 2018.

(2)	Other income consists of termination penalties and late fees.

(3)	The underwritten economic vacancy is 10.9%. The Cherry Hill Business Park Property is 87.4% physically occupied as of June 1, 2018.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

MSC 2018-H3	Enos Ranch Retail Center

Mortgage Loan No. 13 – Enos Ranch Retail Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,838,000			Location:	Santa Maria, CA 93454
Cut-off Date Balance:	$26,806,462			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	David H. Paynter			Year Built/Renovated:	2018/N/A
Mortgage Rate:	5.1200%			Size:	119,760
Note Date:	6/1/2018			Cut-off Date Balance PSF:	$224
First Payment Date:	7/1/2018			Maturity Date Balance PSF:	$185
Maturity Date:	6/1/2028			Property Manager:	Paynter Realty & Investments, Inc. (borrower related)
Original Term to Maturity	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,387,439
Seasoning:	1 month			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.27x
Additional Debt Type:	N/A			Most Recent NOI(4):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves				Most Recent Occupancy:	97.3% (3/23/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$61,177	$20,392	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing(1)	N/A	Appraised Value (as of) :	$37,800,000 (3/17/2018)
Recurring Replacements:	$1,996	$1,996	$75,000	Cut-off Date LTV Ratio:	70.9%
TI/LC:	$9,980	$9,980	$500,000(2)	Maturity Date LTV Ratio:	58.7%
Dick’s Reserve	$0	Springing(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,838,000	97.8%	Loan Payoff:	$27,029,145	98.5%
Borrower Equity	$601,048	2.2%	Reserves:	$73,153	0.3%
			Closing Costs:	$336,751	1.2%
Total Sources:	$27,439,048	100.00%	Total Uses:	$27,439,048	100.0%

(1)	Monthly escrows for insurance premiums will spring upon (i) an event of default or (ii) the Enos Ranch Retail Center Property (as defined below) no longer being insured under an acceptable blanket insurance policy.

(2)	The TI/LC Reserve Cap is equal to $500,000 unless (i) either Home Goods or Petco declare bankruptcy, vacate, or otherwise go dark in which case the TI/LC Reserve Cap increases to $600,000 for the remainder of the loan term or (ii) the continuance of a cash sweep event during which the TI/LC Reserve Cap will no longer be in effect.

(3)	All excess cash flow is required to be deposited into the Dick’s Reserve upon Dick’s Sporting Goods, Inc. (i) commencing a bankruptcy action, (ii) vacating its space at the Enos Ranch Retail Center Property, or (iii) ceasing business operations (“going dark”) at the Enos Ranch Retail Center Property.

(4)	There are no historical cash flow or occupancy figures available as the Enos Ranch Retail Center Property was built in 2018.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Enos Ranch Retail Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,838,000 and secured by a first priority fee mortgage encumbering a 119,760 SF anchored retail property in Santa Maria, California (the “Enos Ranch Retail Center Property”). Proceeds of the Enos Ranch Retail Center Mortgage Loan and additional equity were used to refinance the previous KeyBank construction loan secured by the Enos Ranch Retail Center Property, fund upfront reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is Bradley West Partners, L.P. (the “Enos Ranch Retail Center Borrower”), a single-purpose California limited partnership which does not have an independent director. The Enos Ranch Retail Center Borrower is 89.0% owned by David H. Paynter, the sponsor and non-recourse carveout guarantor. Mr. Paynter is the President and Chief Executive Officer of Paynter Realty and Investment, Inc. (“Paynter Realty”), a privately held real estate development and management company founded in 1988. Paynter Realty focuses exclusively on the acquisition, development and management of neighborhood and community shopping centers throughout California. Mr. Paynter owns equity interests in thirteen retail properties totaling over 1.6 million SF with an average occupancy rate of 97.4%.

The Property. The Enos Ranch Retail Center Property is a 119,760 SF newly constructed, retail power center anchored by Dick’s Sporting Goods and located in Santa Maria, Santa Barbara County, California. The Enos Ranch Retail Center Property is situated on the north side of Betteravia Road between the signaled Betteravia Road intersections with South Bradley Road to the east and College Drive to the west. Traffic counts on Betteravia Road at the South Bradley Road intersection are reported at 33,627 as of 2017 (prior to the Enos Ranch Retail Center Property’s development). The Enos Ranch Retail Center Property can be accessed from the intersection of Betteravia Road and California Highway 101 which is 0.6 miles to the east

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-120

MSC 2018-H3	Enos Ranch Retail Center

and from California Highway 135 which is 0.8 miles to the west. California Highway 101 runs through the middle of the Santa Maria Valley and is the main expressway connecting many west coast cities.

The Enos Ranch Retail Center Property consists of 13 acres of land situated within the larger 114-acre Enos Ranch mixed use development (“Enos Ranch Development”) that includes shadow anchors Costco and Lowe’s to the immediate east. The Enos Ranch Retail Center Property has a parking ratio of approximately 4.5 spaces per 1,000 SF. Located on the south side of the center, along East Betteravia Road, are four, non-collateral outparcels occupied by Chick-fil-A, Xfinity/Urbane Café, Jack in the Box, and Buffalo Wild Wings. Construction on the Jack in the Box building is scheduled to begin in spring 2018, with a grand opening in late summer 2018.

The area surrounding the Enos Ranch Retail Center Property includes a mix of commercial and residential developments, along with industrial uses and vacant land parcels to the west and agricultural land to the east of U.S. Highway 101. Across Betteravia Road to the south are automotive dealerships as well as The Crossroads at Santa Maria, a retail center anchored by Walmart, Walmart Neighborhood Market, Home Depot, Best Buy, and TJ Maxx. As part of the Enos Ranch Development, planned additions to the area to the north of the Enos Ranch Retail Center Property are expected to include four automotive dealerships, a 300-unit multifamily complex, an elementary school, and a public park.

As of March 23, 2018, the Enos Ranch Retail Center Property is 97.3% occupied by 10 tenants, of which eight are national retailers. In addition to the anchor tenant Dick’s, major tenants include HomeGoods, Petco, Old Navy and ULTA Beauty. Among the five remaining in-line tenants, none occupy more than 6.3% of the total NRA or represent more than 6.6% of underwritten rent.

Major Tenants.

Dick’s Sporting Goods, Inc. (40,000 SF, 33.4% of NRA, 25.6% of underwritten rent). Founded in 1948 and headquartered in Pittsburgh, PA, Dick’s Sporting Goods (NYSE: DKS) (“Dick’s”) is an omni-channel sporting goods retailer offering an assortment of sports equipment, apparel, footwear and accessories. As of May 5, 2018, the company operates 724 Dick’s locations in 47 states totaling approximately 38.4 million SF and also operates 94 Golf Galaxy store, and 35 Field & Stream stores. Dick’s reported approximately $8.6 billion in annual revenue and approximately $323.4 million in net income for fiscal year 2017. Dick’s occupies 40,000 SF under a lease expiring in February 2028 and currently pays $16.00 PSF in base rent. Dick’s has four, five-year renewal options and no termination options.

HomeGoods (21,000 SF, 17.5% of NRA, 16.1% of underwritten rent). HomeGoods is a retailer of name brand home fashions at prices generally 20% to 60% below department and specialty store prices. HomeGoods is owned and operated by The TJX Companies, Inc. (NYSE: TJX) (Moody’s/S&P: A2/A+) (“TJX”) which operates over 4,000 stores under a number of different names including HomeGoods, T.J. Maxx, Marshalls, Winners, HomeSense, T.K. Maxx and Sierra Trading Post. As of fiscal year-end 2018 TJX operates 677 HomeGoods stores in 47 states and Puerto Rico. As of fiscal year end 2018, TJX’s reported net annual sales were approximately $35.9 billion of which HomeGoods provided approximately $5.1 billion. HomeGoods occupies 21,000 SF under a lease expiring in March 2028 and currently pays $18.75 PSF in base rent. HomeGoods has four, five-year renewal options and no termination options.

Petco (12,500 SF, 10.4% of NRA, 13.0% of underwritten rent). Petco is a privately-held pet specialty retailer that sells a variety of pet products and pet services. Petco offers more than 10,000 different pet-related products for dogs, cats, fish, reptiles, amphibians, birds and small animals, in addition to selling certain types of small animals and providing pet grooming and dog training services. With more than 25,000 employees, Petco operates over 1,500 locations across the United States, Mexico, and Puerto Rico, including 80 smaller format neighborhood shops under the name Unleashed, prescription services and pet supplies through a veterinary-operated supplier, digitally delivered pet health advice through PetCoach, and petco.com. Petco occupies 12,500 SF under a lease expiring in February 2028 and pays $26.00 PSF in base rent. Petco has four, five-year renewal options and no termination options.

Old Navy (11,120 SF, 9.3% of NRA, 10.4% of underwritten rent). Founded in 1994, Old Navy is an American fashion retailer of men’s, women’s and children’s apparel and accessories with over 1,000 stores around the world. Old Navy is a division of Gap, Inc. (NYSE: GPS) (Fitch/Moody’s/S&P: BB+/Baa2/BB+) (“Gap“), which is a worldwide omni-channel apparel retail company that offers products under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. As of fiscal year end 2017, Gap operated 3,165 company-owned stores throughout North America, Asia, and Europe and reported net annual sales of approximately $15.9 billion. Old Navy currently occupies 11,120 SF under a lease expiring in January 2028 and pays $23.50 PSF in base rent. Old Navy has four, five-year renewal options and a termination option if gross sales are less than $4.0 million during the fifth lease year (February 1, 2022 through January 31, 2023). Old Navy must provide the landlord a written termination notice during the three month period following January 31, 2023 with a stated termination effective date no less than one month from the date of notice.

ULTA Beauty (10,000 SF, 8.4% of NRA, 10.8% of underwritten rent). Founded in 1990, ULTA Beauty (NASDAQ: ULTA) (“ULTA”) is the largest beauty retailer in the United States, providing cosmetics, fragrance, skin and hair care products, and salon services. The company offers more than 20,000 products from over 500 beauty brands across all categories and price points, including ULTA’s own private label. Each ULTA store includes a full-service salon featuring hair, skin and brow services. As of May 5, 2018, ULTA operates 1,107 retail stores across 48 states and the District of Columbia. ULTA reported approximately $5.9 billion in net sales and approximately $555.2 million in net income for fiscal year 2018. ULTA occupies 10,000 SF under a lease expiring in February 2028 and pays $27.00 PSF in base rent. ULTA has three, five-year renewal options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

MSC 2018-H3	Enos Ranch Retail Center

The following table presents a summary regarding the major tenants at the Enos Ranch Retail Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Anchor/Major Tenants
Dick’s Sporting Goods	NR/NR/NR	40,000	33.4%	$640,000	$16.00	25.6%	2/20/2028
HomeGoods	NR/A2/A+	21,000	17.5%	$401,625	$19.13	16.1%	3/14/2028
Petco	NR/B3/CCC+	12,500	10.4%	$325,000	$26.00	13.0%	2/29/2028
Old Navy	BB+/Baa2/BB+	11,120	9.3%	$261,320	$23.50	10.4%	1/31/2028(3)
ULTA Beauty	NR/NR/NR	10,000	8.4%	$270,000	$27.00	10.8%	2/14/2028
Subtotal/Wtd. Avg.		94,620	79.0%	$1,897,945	$20.06	75.9%
Other Tenants		21,890	18.3%	$603,040	$27.55	24.1%
Vacant Space		3,250	2.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		119,760	100.0%	$2,500,985	$21.47(4)	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Old Navy has a termination option if gross sales are less than $4.0 million during the fifth lease year (February 1, 2022 through January 31, 2023). Old Navy must provide the landlord a written termination notice during the three month period following January 31, 2023 with a stated termination effective date no less than one month from the date of notice.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Enos Ranch Retail Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028	10	116,510	97.3%	97.3%	$2,500,985	$21.47	100.0%	100.0%
2029 & Beyond	0	0	0.0%	97.3%	$0	$0.00	0.0%	100.0%
Vacant	0	3,250	2.7%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	10	119,760	100.0%		$2,500,985	$21.47(3)	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Enos Ranch Retail Center Property is located in Santa Maria, California in Santa Barbara County and is approximately 60.9 miles northwest from Santa Barbara and approximately 15.3 miles north, northeast of Vandenberg Air Force Base. The city of Santa Maria has the largest population of all cities in Santa Barbara County with a 2017 population estimate of 106,127. The population increased at an average annual rate of 0.88% from 2010 and is projected to grow 0.67% annually from 2017 to 2022. The largest industry in the Santa Maria area is agriculture and the largest employer is the Vandenberg Air Force Base.

The Enos Ranch Retail Center Property is located in the North Santa Barbara County retail submarket of the Santa Barbara retail market. According to a third party market data provider, as of June 2018, the vacancy rate in the Santa Barbara retail market was 3.1% with average asking rents of $25.48 PSF. As of June 2018, the vacancy rate in the North Santa Barbara County retail submarket was approximately 2.8% with average asking rents of $17.81 PSF. The Santa Barbara retail market and the North Santa Barbara County retail submarket have seen steady increases in asking rents PSF since 2013 averaging 1.4% per year for the market and 1.3% per year for the submarket. The North Santa Barbara County retail submarket is made up of 6,453,014 SF. Since 2008, 777,585 SF (12.0%) of retail space has been added to the submarket of which 390,000 SF (50.2%) consists of the Enos Ranch Retail Center Property and its Lowe’s and Costco shadow anchors all of which have been completed in the last 10 months.

According to a third party demographics provider, the 2017 estimated population within a one-, three- and five-mile radius is 13,329, 86,442 and 140,398, respectively. The 2017 estimated median household income within a one-, three- and five-mile radius is $56,261, $52,485 and $55,886, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-122

MSC 2018-H3	Enos Ranch Retail Center

The following table presents recent leasing data at comparable retail properties with respect to the Enos Ranch Retail Center Property:

Comparable Lease Summary
Property Name City. State	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Reimbursements
Big Box Lease Information
Shopping at The Rose Oxnard, CA	Hobby Lobby	40,000	May 2014	$10.50	10.0	NAV
Prefumo Creek Commons San Luis Obispo, CA	Dick’s Sporting Goods	36,000	Apr 2011	$15.50	10.0	NAV
Five Cities Center Arroyo Grande, CA	Petco	10,000	June 2014	$24.00	10.0	NAV
Anaheim Town Square Anaheim, CA	Target Express	40,146	Oct 2017	$11.04	10.0	NAV
Arlington Plaza Riverside, CA	Party City	15,000	Sep 2017	$17.00	10.0	NAV
Small / Mid Box Lease Information
Five Cities Center Arroyo Grande, CA	Pier 1 Imports	9,500	Jan 2014	$24.00	10.0	NAV
Cerritos Best Plaza Cerritos, CA	Lane Bryant	4,920	Dec 2015	$27.00	10.0	NAV
Bristol Warner Village Santa Ana, CA	La Michoacana Premium Ice Cream	3,885	Sep 2015	$19.80	10.0	NAV
Aliso Viejo Town Ctr Aliso Viejo, CA	Five Below	8,887	Apr 2017	$32.50	12.0	NAV
Retail Shop Lease Information
College Square Santa Maria, CA	Anthony’s Jeweler’s	1,320	Feb 2015	$24.00	5.0	NNN
2339 S. Broadway Santa Maria, CA	Dunn Edwards Paint	5,000	Oct 2015	$30.00	7.0	NNN
Santa Maria Plaza Shopping Santa Maria, CA	Optical Concepts	5,600	Feb 2016	$30.00	7.0	NNN
Broadway Pavilion Santa Maria, CA	SESLOC Federal Credit Union	5,600	June 2015	$30.00	10.0	NNN
The Crossroads at Santa Maria Santa Maria, CA	5 Guys Burgers	2,100	March 2017	$48.00	10.0	NNN
University Plaza San Luis Obispo, CA	Blaze Pizza	2,378	Feb 2016	$34.20	10.0	NNN
University Plaza San Luis Obispo, CA	Supercuts	1,208	Oct 2015	$36.00	5.0	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSC 2018-H3	Enos Ranch Retail Center

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Enos Ranch Retail Center Property:

Cash Flow Analysis(1)
	UW	UW per SqFt
Gross Potential Rent(2)	$2,617,985	$21.86
Reimbursements	$619,371	$5.17
Other Income	$0	$0
Less Vacancy	($161,868)	($1.35)
Effective Gross Income	$3,075,489	$25.68
Total Operating Expenses	$688,050	$5.75
Net Operating Income	$2,387,439	$19.94
Capital Expenditures	$161,856	$1.35
Net Cash Flow	$2,225,583	$18.58

Occupancy %(3)	97.3%
NOI DSCR	1.36x
NCF DSCR	1.27x
NOI Debt Yield	8.9%
NCF Debt Yield	8.3%

(1)	There are no historical cash flow figures available for the Enos Ranch Retail Center Property as the property was built in 2018.

(2)	Gross Potential Rent includes a straight-lined rent add-on for Homegoods equal to $7,875 over the in-place rent.

(3)	The Enos Ranch Retail Center Property was underwritten to an occupancy of 95.0%. Occupancy as of March 23, 2018 was 97.3%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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T-125

MSC 2018-H3	55 Miracle Mile

Mortgage Loan No. 14 – 55 Miracle Mile

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Coral Gables, FL 33134
Cut-off Date Balance:	$25,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Raoul A. Thomas			Year Built/Renovated:	2004/N/A
Mortgage Rate:	5.4900%			Size:	65,242 SF
Note Date:	5/30/2018			Cut-off Date Balance PSF:	$383
First Payment Date:	7/6/2018			Maturity Date Balance PSF:	$368
Maturity Date:	6/6/2025			Property Manager:	CGI Asset Management LLC (borrower related)
Original Term to Maturity:	84 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$2,386,832
Seasoning:	1 month			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (25); DEF (53); O (6)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.67x (IO) 1.36x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,688,918 (3/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,579,199 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,655,053 (12/31/2016)
Reserves				Most Recent Occupancy:	96.5% (5/24/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.3% (12/31/2017)
RE Tax:	$249,003	$31,125	N/A	3rd Most Recent Occupancy:	87.2% (12/31/2016)
Insurance:	$1,807	$904	N/A	Appraised Value (as of):	$42,000,000 (5/2/2018)
Recurring Replacements:	$0	$1,033	N/A	Cut-off Date LTV Ratio:	59.5%
TI/LC(1):	$500,000	Springing	$500,000	Maturity Date LTV Ratio:	57.2%
Other(2):	$221,581	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$20,874,238	83.5%
			Reserves:	$972,391	3.9%
			Closing Costs:	$646,425	2.6%
			Return of Equity:	$2,506,947	10.0%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	Provided no event of default then exists, ongoing TI/LC deposits will be suspended for as long as the TI/LC reserve balance is equal to or greater than $500,000. If below the cap, the 55 Miracle Mile Borrower (as defined below) is required to deposit $5,437 monthly.

(2)	Other reserves consist of $127,000 for outstanding tenant improvements related to CGI Merchant, $40,000 for outstanding tenant improvements for La Cuisine, $28,440 for rent concessions related to CGI Merchant and $26,141 for rent concessions related to Nuvia Quintana.

The Mortgage Loan. The fourteenth largest mortgage loan (the “55 Miracle Mile Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and is secured by a first priority fee mortgage encumbering a mixed-use property located in Coral Gables, Florida (the “55 Miracle Mile Property”). The proceeds of the 55 Miracle Mile Mortgage Loan were primarily used to refinance existing debt on the 55 Miracle Mile Property, return equity to the 55 Miracle Mile Borrower, fund reserves and pay closing costs. The 55 Miracle Mile Property previously secured a loan securitized in the WFRBS 2014-C22 transaction.

The Borrowers and the Sponsor. The borrowers are CGI 55MM, LLC and CGI 55MM Parking, LLC (together, the “55 Miracle Mile Borrower”), each a single-purpose Delaware limited liability company with one independent director. The sponsor and non-recourse carve-out guarantor is Raoul A. Thomas. Raoul Thomas is the founder and chief executive officer of CGI Merchant Group (“CGI”). CGI is a Miami-based private real estate investment firm founded in 2006 that invests in commercial real estate properties. CGI currently owns five office and retail properties. Mr. Thomas has more than 20 years of commercial real estate experience. Mr. Thomas owns 100% of CGI Merchant Group LLC, which is the control party and owner of 36% of the equity in the 55 Miracle Mile Borrower. Mr. Thomas owns a total of 72% of the equity in the 55 Miracle Mile Borrower. The sponsor purchased the 55 Miracle Mile Property in 2013 for $26,750,000 and since acquisition, has invested more than $2,250,000 in capital improvements and tenant improvement and leasing commissions expenses. The sponsor has a total cost basis of approximately $29,000,000. In addition to the capital the sponsor has invested since acquisition, several tenants have renewed or expanded and invested their own capital into their spaces totaling in excess of $1,000,000.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-126

MSC 2018-H3	55 Miracle Mile

The Property. The 55 Miracle Mile Property, located at 55 Miracle Mile in Coral Gables, Florida, is a four-story, 65,242 SF Class A retail/office property. The 55 Miracle Mile Property is currently 96.5% leased to 20 tenants and is comprised of (i) 14 retail spaces, (ii) seven office suites and (iii) a 615-space parking garage with 402 of those spaces designated as limited common elements appurtenant to the 55 Miracle Mile Borrower’s condominium units for office, retail and transient use with the remaining 213 assigned to owners of the residential condominium units (described below), which are not part of the collateral.

The improvements of which the 55 Miracle Mile Property is a part are subject to a condominium regime. The 55 Miracle Mile Borrower owns the 65 commercial condominium units consisting of the retail and office space located on the first three floors in a building that also includes 184 residential units located on floors six through 15 (which are not owned by the 55 Miracle Mile Borrower), as well as the exclusive right to the use of 402 parking spaces within the 615-space parking structure. The 55 Miracle Mile Borrower has a 23.5582% interest in the common elements and 26.1% of the voting rights in the condominium. Although the 55 Miracle Mile Borrower does not control the condominium association board, the 55 Miracle Mile Borrower’s 26.1% voting rights in the condominium give the 55 Miracle Mile Borrower the ability to block any amendments to the condominium documents and the termination of the condominium.

The 55 Miracle Mile Property, along with the non-collateral 184 residential condominium units, was built in 2004. Thirteen tenants totaling 37,864 SF (56.6% of underwritten base rent) are ground-floor retail tenants and seven tenants totaling 25,124 SF (43.4% of underwritten base rent) are office tenants. The City of Coral Gables recently completed a $24 million streetscape renovation along Miracle Mile and Giralda Avenue. The Miracle Mile streetscape project beautified and expanded the size of sidewalks on Miracle Mile, which benefits the downtown area with a more pedestrian friendly environment. Angled street parking was replaced with parallel parking spaces which reduced the overall number of street parking spaces which is expected to allow the 55 Miracle Mile’s 615-space parking garage to capture more transient visitors. Other parts of the project included centralized valet services where visitors can drop their vehicle at one valet stand and pick it up at another, enhanced lighting, additional seating and free Wi-Fi. The project began in 2016 and was completed in April 2018.

Major Tenants.

All-Inclusive (8,085 SF, 12.4% of NRA, 15.9% of underwritten base rent). All-Inclusive provides sales and marketing efforts for premier luxury resort properties throughout Mexico and the Caribbean, including Hard Rock Hotel & Casino Punta Cana in the Dominican Republic (the world’s first all-inclusive Hard Rock Hotel), Hard Rock Hotel Vallarta, Hard Rock Hotel Cancun and Hard Rock Hotel Riviera Maya. These four properties are owned and operated by RCD Resorts under licensing agreements from Hard Rock International. RCD Resorts exclusively contracts the All-Inclusive for sales and marketing of its all-inclusive Hard Rock Hotels. All-Inclusive has been in occupancy since 2012, expanded by 1,428 SF in 2016 and has a current lease expiration date in June 2022.

CIBO Wine Bar (7,076 SF, 10.8% of NRA, 9.7% of underwritten base rent). CIBO Wine Bar is an Italian restaurant and wine bar created by Liberty Entertainment Group. CIBO Wine Bar has locations in Coral Gables, South Beach and Toronto. CIBO Wine Bar has been in occupancy since 2011, extended its lease by two years in April 2017 and has a current lease expiration date in March 2023. CIBO Wine Bar has two five-year renewal options remaining.

Tarpon Bend (6,500 SF, 10.0% of NRA, 10.8% of underwritten base rent). Tarpon Bend is a restaurant and bar that offers a casual upscale dining experience with a focus on seafood and seasonal raw bar items. Tarpon Bend opened its second location at the 55 Miracle Mile Property in 2015 with the original location having been in Fort Lauderdale since 1999. Tarpon Bend was created by The Restaurant People, a restaurant group that has developed, managed and operated more than 70 restaurants since its inception in 1997. Tarpon Bend is an original tenant at the 55 Miracle Mile Property, extended its lease by two years in April 2017 and has a current lease expiration date in October 2026. Tarpon Bend has two five-year renewal options remaining.

The following table presents a summary regarding major tenants at the 55 Miracle Mile Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(2)	% of Total Annual UW Rent	2017 Sales PSF	2017 Occ. Cost %(3)	Lease Expiration
Major Tenants
All-Inclusive	Office	8,085	12.4%	$399,107	$49.36	15.9%	N/A	N/A	6/30/2022
CIBO Wine Bar	Retail	7,076	10.8%	$243,672	$34.44	9.7%	$452	11.8%	3/31/2023
Tarpon Bend	Retail	6,500	10.0%	$269,817	$41.51	10.8%	$477	13.0%	10/31/2026
Boca House	Retail	6,270	9.6%	$211,613	$33.75	8.4%	N/A	N/A	8/31/2022
Roar Media	Office	5,250	8.0%	$213,596	$40.68	8.5%	N/A	N/A	8/31/2024
Subtotal/Wtd. Avg.		33,181	50.9%	$1,337,805	$40.32	53.3%

Other Tenants		29,807	45.7%	$1,171,340	$39.30	46.7%
Vacant Space		2,254	3.5%	$0	$0.00	0.0%
Total/Wtd. Avg.		65,242	100.0%	$2,509,145	$39.84	100.0%

(1)	Information is based on the underwritten rent roll dated May 24, 2018.

(2)	Total/Wtd. Avg. Annual UW Rent PSF figures exclude vacant space.

(3)	Occ. Cost % is based on the underwritten base rent and reimbursements divided by 2017 sales.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-127

MSC 2018-H3	55 Miracle Mile

The following table presents certain information relating to the lease rollover schedule at the 55 Miracle Mile Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	4	9,454	14.5%	14.5%	$330,784	$34.99	13.2%	13.2%
2020	3	6,939	10.6%	25.1%	$250,934	$36.16	10.0%	23.2%
2021	4	7,645	11.7%	36.8%	$328,579	$42.98	13.1%	36.3%
2022	3	14,355	22.0%	58.8%	$610,720	$42.54	24.3%	60.6%
2023	1	7,076	10.8%	69.7%	$243,672	$34.44	9.7%	70.3%
2024	2	6,155	9.4%	79.1%	$252,769	$41.07	10.1%	80.4%
2025	0	0	0.0%	79.1%	$0	$0.00	0.0%	80.4%
2026	2	9,231	14.1%	93.3%	$406,367	$44.02	16.2%	96.6%
2027	1	2,133	3.3%	96.5%	$85,320	$40.00	3.4%	100.0%
Vacant	0	2,254	3.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	20	65,242	100.0%		$2,509,145	$39.84	100.0%

(1)	Information is based on the underwritten rent roll dated May 24, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling figures exclude vacant space.

The Market. The 55 Miracle Mile Property is located in Coral Gables, Miami-Dade County, Florida. The 55 Miracle Mile Property is situated in the Coral Gables office and retail submarkets. The Coral Gables retail submarket contains approximately 4.5 million SF with a first quarter 2018 vacancy rate of 2.7% and asking rent of $42.73 PSF. The Coral Gables office submarket contains approximately 7.3 million SF with a first quarter 2018 vacancy rate of 7.1% and asking rent of $39.08 PSF. The appraisal determined market rent of $38.00 PSF for office space, $53.00 for retail and restaurant space facing Miracle Mile, $38.00 PSF for retail space facing Aragon Avenue and $35.00 for restaurant space facing Aragon Avenue. The estimated 2017 population within a one-, three- and five-mile radius of the 55 Miracle Mile Property was 38,434, 253,756 and 520,171 people, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the 55 Miracle Mile Property was $72,071, $70,595 and $70,920, respectively.

The following table presents recent leasing data with respect to comparable retail properties with respect to the 55 Miracle Mile Property as identified in the appraisal:

Comparable Retail Rentals Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
257-263 Miracle Mile 257-263 Miracle Mile Coral Gables, FL	1952	30.0%	8,768	Quoted Quoted	3,310 1,624-1,780	- -	- -	$60.00 $65.00
279 Miracle Mile Boutique 277-279 Miracle Mile Coral Gables, FL	1946	100.0%	1,810	PPole Pizza Quoted	1,810 -	Mar-17 -	5.0 -	$48.50 $48.50
275 Miracle Mile Boutique 275 Miracle Mile Coral Gables, FL	1950	100.0%	4,770	Azai Boutique Quoted	1,550 -	May-17 Aug-18	1.0 4.0	$42.00 $62.40
360 Miracle Mile 360 Miracle Mile Coral Gables, FL	1954	0.0%	2,758	Quoted	-	-	-	$55.00
Giralda Place Ground Floor Retail 2222 Ponce De Leon Boulevard Coral Gables, FL	2018	0.0%	13,395	Quoted	-	-	-	$39.00-$50.00
Keystone Shoppes 190 NW 42nd Avenue Miami, FL	2017	100.0%	9,564	AT&T Subway Chipotle Starbucks Quoted	900 1,106 2,400 2,118 -	Apr-18 Apr-18 Apr-18 Feb-18 -	10.0 10.0 15.0 10.0 -	$54.00 $53.25 $62.00 $61.38 $49.50

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-128

MSC 2018-H3	55 Miracle Mile

The following table presents recent leasing data with respect to comparable office properties with respect to the 55 Miracle Mile Property as identified in the appraisal:

Comparable Office Rentals Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
Alhambra Plaza 2 Alhambra Plaza Coral Gables, FL	1987	89.0%	232,241	Seipp, Flick & Hosley Crystal Lagoons UTF Corp. Quoted	10,395 5,898 3,588 -	May-16 Oct-15 Sep-15 -	8.0 7.3 3.1 -	$38.50 $41.00 $38.50 $44.50
255 Alhambra 255 Alhambra Circle Coral Gables, FL	1974	95.0%	225,000	Murray, Marin & Herman Perez-Abreu Effisoft Hemispheric Reinsurance Quoted	8,745 8,209 1,272 2,226 -	Jun-18 May-18 Jun-17 Dec-16 -	7.6 8.5 3.1 5.3 -	$37.00 $38.50 $38.00 $37.50 $38.00
2121 Ponce De Leon Building 2121 Ponce De Leon Boulevard Coral Gables, FL	1971	94.0%	240,709	Quoted	-	-	-	$39.00
SunTrust Plaza 201 Alhambra Circle Coral Gables, FL	1974	92.0%	460,902	Quoted	-	-	-	$36.00
Commerce Bank Center 220 Alhambra Circle Coral Gables, FL	1997	100.0%	310,000	Quoted	-	-	-	$40.00
355 Alhambra Plaza 355 Alhambra Plaza Coral Gables, FL	2001	85.0%	498,747	Catalyst Pharma. Quoted	5,247 -	Feb-15 -	5.4 -	$37.00 $43.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 55 Miracle Mile Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent	$1,760,946	$1,806,405	$1,805,750	$1,850,641	$2,599,305	$39.84
Total Recoveries	$700,244	$712,196	$699,245	$786,351	$804,305	$12.33
Parking Income	$353,039	$361,867	$366,856	$368,183	$384,090	$5.89
Other Income(1)	$1,950	$1,908	$3,198	$7,851	$55,851	$0.86
Less Vacancy & Credit Loss	$0	$0	$0	$0	($129,965)	($1.99)
Effective Gross Income	$2,816,179	$2,882,376	$2,875,049	$3,013,026	$3,713,586	$56.92
Total Operating Expenses	$1,224,270	$1,227,323	$1,295,850	$1,324,108	$1,326,754	$20.34
Net Operating Income(2)	$1,591,909	$1,655,053	$1,579,199	$1,688,918	$2,386,832	$36.58
Capital Expenditures	$0	$0	$0	$0	$12,396	$0.19
TI/LC	$0	$0	$0	$0	$52,194	$0.80
Net Cash Flow	$1,591,909	$1,655,053	$1,579,199	$1,688,918	$2,322,243	$35.59

Occupancy %(3)	95.6%	87.2%	93.3%	96.5%	96.2%
NOI DSCR (IO)	1.14x	1.19x	1.13x	1.21x	1.72x
NOI DSCR (P&I)	0.94x	0.97x	0.93x	0.99x	1.40x
NCF DSCR (IO)	1.14x	1.19x	1.13x	1.21x	1.67x
NCF DSCR (P&I)	0.94x	0.97x	0.93x	0.99x	1.36x
NOI Debt Yield	6.4%	6.6%	6.3%	6.8%	9.5%
NCF Debt Yield	6.4%	6.6%	6.3%	6.8%	9.3%

(1)	Other Income underwritten to trailing-12 month ATM and miscellaneous income along with signage income of approximately $48,000 in connection with a new lease.

(2)	UW Net Operating Income is higher than the 3/31/2018 TTM Net Operating Income due in part to (i) CIBO Wine Bar and Tarpon Bend receiving discounted rent in the past totaling approximately $144,000 due to a $20 million streetscape renovation along Miracle Mile and Giralda Avenue that disrupted traffic between 2016 and April 2018, (ii) five tenants renewing their leases or expanding their space in the past three years and (iii) approximately $85,700 of underwritten rent steps through January 2019.

(3)	Occupancy % for 2015, 2016 and 2017 represents physical occupancy as of December 31 for each respective year. TTM Occupancy % equates to physical occupancy as of May 24, 2018. UW Occupancy % is based on underwritten economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-129

MSC 2018-H3	New York Film Academy

Mortgage Loan No. 15 – New York Film Academy

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,600,000			Location:	Burbank, CA 91505
Cut-off Date Balance:	$21,600,000			General Property Type:	Office
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Daneshgar			Year Built/Renovated:	1984/2013
Mortgage Rate:	5.0900%			Size:	55,550 SF
Note Date:	5/31/2018			Cut-off Date Balance PSF:	$389
First Payment Date:	7/6/2018			Maturity Date Balance PSF:	$389
Maturity Date:	6/6/2028			Property Manager:	3D Investments III, L.P. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,919,894
Seasoning:	1 month			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	LO (25); D (90); O (5)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.66x
Additional Debt Type:	N/A			Most Recent NOI:	$1,896,878 (3/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,696,620 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,542,836 (12/31/2016)
Reserves				Most Recent Occupancy:	100.0% (7/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$118,457	$29,614	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$8,748	$1,458	N/A	Appraised Value (as of)(1):	$34,500,000 (4/18/2018)
Recurring Replacements:	$0	$1,018	$36,663	Cut-off Date LTV Ratio:	62.6%
TI/LC:	$0	$4,629	N/A	Maturity Date LTV Ratio:	62.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,600,000	100.0%	Loan Payoff:	$15,847,801	73.4%
			Return of Equity:	$5,324,016	24.6%
			Closing Costs:	$300,979	1.4%
			Reserves:	$127,205	0.6%
Total Sources:	$21,600,000	100.0%	Total Uses:	$21,600,000	100.0%

(1)	The appraiser concluded a “Hypothetical – Go Dark” value of $28,920,000 as of April 18, 2018 which equates to a 74.7% loan-to-dark-value.

The Mortgage Loan. The fifteenth largest mortgage loan (the “New York Film Academy Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,600,000 and is secured by a first priority fee mortgage encumbering a single-tenant, suburban office building located in Burbank, California (the “New York Film Academy Property”). The proceeds of the New York Film Academy Mortgage Loan were primarily used to refinance existing debt on the New York Film Academy Property, return equity to the sponsors, fund reserves and pay closing costs.

The Borrowers and the Sponsor. The borrowers are 3D Capital (Two), LLC and Park Equity (Two), LLC, each a single-purpose Delaware limited liability company with one independent director. The sponsor and non-recourse carve-out guarantor is Joseph Daneshgar. The borrowers are structured as tenants-in-common and both are liable for the New York Film Academy Mortgage Loan on a joint and several basis. Joseph Daneshgar has 16.3% of ownership interest in Park Equity (Two), LLC and 9.4% ownership interest in 3D Capital (Two), LLC through his family trusts.

Joseph Daneshgar established 3D Investments (“3D”), a closely-held, private real estate firm based in Southern California. 3D invests primarily in the western United States, with an emphasis on California and Hawaii. The principals of 3D have acquired and managed a variety of real estate assets since 1976 and have together run 3D since 1986.

The Property. The New York Film Academy Property is a four-story, single-tenant office building located in Burbank, California. The New York Film Academy Property consists of 55,550 SF and was built in 1984 and renovated in 2013. The New York Film Academy Property is located within the Burbank Media District, which has a significant concentration of entertainment/media companies that are headquartered in or have major operations in Burbank. The Burbank Media District is home to numerous entertainment firms including: Walt Disney, NBC/Universal, Nickelodeon, and Warner Bros. The New York Film Academy Property is 100% leased to the New York Film Academy, one of the leaders in accredited training and education for the entertainment and media industries. The New York Film Academy Property has approximately 147 parking spaces (which equates to 2.65 parking spaces per 1,000 SF of net rentable area (“NRA”).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-130

MSC 2018-H3	New York Film Academy

Major Tenant.

New York Film Academy. (55,550 SF, 100.0% of NRA, 100.0% of underwritten base rent). New York Film Academy was founded in 1992, by veteran producer, Jerry Sherlock, and is now one of the leaders in accredited training and education for the entertainment and media industries. New York Film Academy offers a wide range of degree and certificate programs. Fields of study at the New York Film Academy include filmmaking, acting for film, producing, screenwriting, broadcast journalism, and 3D animation. In addition to the Burbank campus, New York Film Academy has campuses in New York City and Florida and works with students in its programs located in over 18 international locations. New York Film Academy’s lease commenced in August 2013 and has an expiration date of August 2028 with two, five-year renewal options.

The following table presents a summary regarding major tenants at the New York Film Academy Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
New York Film Academy	NR/NR/NR	55,550	100.0%	$2,382,714	100.0%	$42.89	8/19/2028(2)
Subtotal/Wtd. Avg.		55,550	100.0%	$2,382,714	100.0%	$42.89

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		55,550	100.0%	$2,382,714	100.0%	$42.89

(1)	Information is based on the underwritten rent roll dated July 1, 2018.

(2)	New York Film Academy has two, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at the New York Film Academy Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	UW Rent PSF Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2028	1	55,550	100.0%	100.0%	$2,382,714	$42.89	100.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	55,550	100.0%		$2,382,714	$42.89	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2018.

The Market. The New York Film Academy Property is located in Burbank, California in Los Angeles County. Burbank County is approximately 12 miles northwest of downtown Los Angeles and is located in the eastern portion of the San Fernando Valley. There are over 700 media related businesses operating in the city of Burbank, including television networks, broadcasting companies and music labels. The New York Film Academy Property is located immediately adjacent to Warner Bros. Studio, the largest employer in the local economy, consisting of approximately 5,000 employees.

According to the appraisal, the New York Film Academy Property is located in the Burbank office submarket. As of the fourth quarter of 2017, the Burbank office submarket had a total office inventory of approximately 6.9 million SF with a vacancy rate of 11.5% and market asking rent of $42.48 per SF. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the New York Film Academy Property was 15,310, 181,508 and 660,398, respectively. The estimated 2017 average household income within the same radii was $105,417, $97,631 and $90,099, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents recent leasing data at comparable office buildings with respect to the New York Film Academy Property:

Comparable Lease Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Monthly Rent/SF	Lease Type
New York Film Academy 3300 W Riverside Drive, Burbank, CA	1984	B	55,550	New York Film Academy	55,550	Aug 2013	15.0	$3.57	MG
2600 Olive 2600 W. Oliver Avenue, Burbank, CA	1986	N/A	151,463	ODM USA Wink Productions Fast Switch Quoted	9,519 7,300 1,804 -	Jul 2018 Jan 2017 May 2016 -	3.0 3.0 3.3 -	$3.55 $3.30 $3.25 $3.50	FSG
The Pointe 2900 West Alameda Avenue, Burbank, CA	2009	A	479,084	CBS Interactive Quoted	11,984 -	Jul 2017 -	5.5 -	$3.88 $3.75	FSG
Pinnacle I 3400 W. Olive Avenue, Burbank, CA	2002	A	393,776	Reel Media Canon USA Inc. Quoted	3,413 12,803 -	Jan 2018 Nov 2016 -	5.4 7.6 -	$3.70 $3.50 $3.75	FSG
Central Park at Toluca Lake 3500 West Olive Avenue, Burbank, CA	1985	A	249,000	Capgemini Turner Broadcasting Altria Distribution Group Spectrasonics Quoted	5,678 6,619 3,286 7,666 -	Mar 2017 Mar 2017 Feb 2017 Feb 2017 -	3.0 7.0 5.0 5.0 -	$3.55 $3.50 $3.60 $3.65 $3.50	FSG
Business Arts Plaza 3601 W. Olive Avenue, Burbank, CA	1986	N/A	152,469	BTI Studios PES Payroll Motion Pictures TV Fund Quoted	12,320 14,423 3,826 -	Oct 2017 Jan 2017 May 2016 -	5.4 7.6 10.0 -	$3.50 $3.25 $3.35 $3.25	FSG
Tower at Burbank 3900 West Alameda Avenue, Burbank, CA	1989/2014	A	488,966	Bellum Entertainment WeWork Quoted	10,819 74,742 -	Jun 2017 May 2017 -	3.7 15.0 -	$3.35 $3.55 $3.35	FSG
Burbank Empire Center 2300 West Empire Avenue, Burbank, CA	2009	A	351,300	Deluxe Entertainment Sorrenson Communications Allianz Quoted	33,075 7,000 33,545 -	April 2017 April 2017 Dec 2016 -	3.3 5.4 5.4 -	$3.25 $3.20 $3.20 $3.50	FSG

Source: Appraisal and underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New York Film Academy Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1) (2)	$2,035,672	$1,996,752	$2,270,569	$2,287,414	$2,382,714	$42.89
Total Recoveries	$145,910	$138,804	$81,939	$92,364	$234,380	$4.22
Total Other Income(3)	$111,974	$138,100	$142,243	$143,298	$149,268	$2.69
Less Vacancy & Credit Loss(4)	$0	$0	$0	$0	($130,855)	($2.36)
Effective Gross Income	$2,293,555	$2,273,656	$2,494,751	$2,523,076	$2,635,508	$47.44
Total Operating Expenses	$365,838	$730,820	$798,131	$626,198	$715,614	$12.88
Net Operating Income	$1,927,717	$1,542,836	$1,696,620	$1,896,878	$1,919,894	$34.56
Capital Expenditures	$0	$0	$0	$0	$12,221	$0.22
TI/LC	$0	$0	$0	$0	$55,550	$1.00
Non-Recurring Items(5)	$0	$143,797	$10,920	$38,461	$0	$0.00
Net Cash Flow	$1,927,717	$1,399,039	$1,685,700	$1,858,417	$1,852,123	$33.34

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.73x	1.38x	1.52x	1.70x	1.72x
NCF DSCR	1.73x	1.26x	1.51x	1.67x	1.66x
NOI Debt Yield	8.9%	7.1%	7.9%	8.8%	8.9%
NCF Debt Yield	8.9%	6.5%	7.8%	8.6%	8.6%

(1)	Gross Potential Rent in 2015 includes $207,685 of prepaid income.

(2)	UW Gross Potential Rent includes rent steps through August 2018, totaling $69,399.

(3)	Total Other Income consists of parking income.

(4)	The underwritten economic vacancy is 5.0%. The New York Film Academy Property is expected to be 100.0% physically occupied on July 1, 2018.

(5)	Non-Recurring Items include one-time expenses such as HVAC in 2016, cleaning supplies in 2017, and elevator repair items in 2017 and the 3/31/2018 TTM.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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